Exhibit 4.1

EXECUTION VERSION

CEQUEL COMMUNICATIONS HOLDINGS I, LLC

CEQUEL CAPITAL CORPORATION

as Issuers

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee, Paying Agent, Transfer Agent, and Registrar

INDENTURE

Dated as of April 5, 2018

7½% Senior Notes due 2028

i

Exhibit B	Form of Certificate of Transfer

Exhibit C	Form of Certificate of Exchange

Exhibit D	Form of Supplemental Indenture

INDENTURE dated as of April 5, 2018, among Cequel Communications Holdings I, LLC, a limited liability company incorporated under the laws of Delaware (the “Company”) and Cequel Capital Corporation, a corporation incorporated under the laws of Delaware (the “Co-Issuer” and, together with the Company, the “Issuers”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) and paying agent, transfer agent and registrar.

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) $1,050 million aggregate principal amount of the Issuers’ 7½% Senior Notes due 2028 (the “Original Notes”) and (b) an unlimited principal amount of additional securities having identical terms and conditions as the Original Notes except as otherwise set forth herein (the “Additional Notes”) that may be issued on any later issue date subject to the conditions and in compliance with the covenants set forth herein.  Unless the context otherwise requires, in this Indenture references to the “Notes” include the Original Notes and the Additional Notes that are actually issued.

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01                             Definitions.

“Acquired Indebtedness” means Indebtedness (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, (2) assumed in connection with the acquisition of assets from such Person, in each case whether or not Incurred by such Person in connection with such Person becoming a Restricted Subsidiary or such acquisition or (3) of a Person at the time such Person merges with or into or consolidates or otherwise combines with the Company or any Restricted Subsidiary.  Subject to Section 4.21, Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets and, with respect to clause (3) of the preceding sentence, on the date of the relevant merger, consolidation or other combination.

“Acquisition” refers to the acquisition, on December 21, 2015, by Altice and (or on behalf of) certain Subsidiaries of Altice of 70% of the outstanding equity interests in Cequel Corporation pursuant to the Acquisition Agreement, and the financing transactions in relation thereto.

“Acquisition Agreement” refers to the agreement, dated May 19, 2015, between Altice and (or on behalf of) certain Subsidiaries of Altice, IW4MK Carry Partnership LP, certain affiliates of CPPIBSuddenlink LP and certain affiliates of BC Partners, Ltd. relating to the purchase of 70% of the outstanding equity interests in Cequel Corporation.

“Additional Assets” means:

(1)                                 any property or assets (other than Indebtedness and Capital Stock) not classified as current assets under GAAP used or to be used by the Company or a Restricted Subsidiary or otherwise useful in a Similar Business (it being understood that capital expenditures on property or assets already used in a Similar Business or to replace any property or assets that are the subject of an Asset Disposition shall be deemed an investment in Additional Assets);

(2)                                 the Capital Stock of a Person that is engaged in a Similar Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

(3)                                 Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“AHYDO Catch Up Payment” means any payment on any Indebtedness that would be necessary to avoid such Indebtedness being characterized as an “applicable high yield discount obligation” under Section 163(i) of the Code.

“Altice” refers to Altice N.V., a public limited liability company incorporated under the laws of the Netherlands, and its successors.

“Altice USA” refers to Altice USA, Inc., a Delaware corporation listed on the New York Stock Exchange under the symbol “ATUS”.

“Altice USA Distribution” means the planned separation of Altice USA from Altice that was announced by Altice on January 8, 2018.

“Agents” means the Paying Agents, Transfer Agents, Registrars and Authenticating Agent.

“Applicable Premium” means, with respect to any Note, the greater of:

(i)                                     1% of the principal amount of such Note; and

(ii)                                  the excess (to the extent positive) of:

(1)                                 the present value at such redemption date of (i) the redemption price of such Note at April 1, 2023 (such redemption price (expressed in percentage of principal amount) being set forth in the table under Section 3.07(a) hereof (excluding accrued and unpaid interest)), plus (ii) all required interest payments due on such Note to and including April 1, 2023 (excluding accrued but unpaid interest), computed upon the redemption date using a discount rate equal to the Treasury Rate at such redemption date (or, if greater than such Treasury Rate, zero) plus 50 basis points; over

(2)                                 the outstanding principal amount of such Note,

in each case, as calculated by the Issuers or on behalf of the Issuers by such Person as the Issuers shall designate.  For the avoidance of doubt, calculation of the Applicable Premium shall not be an obligation or duty of the Trustee or Paying Agents.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of DTC that apply to such transfer or exchange.

“Asset Disposition” means, with respect to the Company and the Restricted Subsidiaries, any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases (other than operating leases entered into in the ordinary course of business), transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of the Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction; provided that the sale, lease, transfer, issuance or other disposition of all or substantially all of the assets of the Company (or any successor company) and its Restricted Subsidiaries taken as a whole will be governed by Section 4.03 and/or Article 5 and not by the provisions described under Section 4.08 hereof.  Notwithstanding the preceding provisions of this definition, the following items shall not be deemed to be Asset Dispositions:

(1)                                 a sale, lease, transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(2)                                 a sale, lease, transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of cash, Cash Equivalents, Temporary Cash Investments or Investment Grade Securities;

(3)                                 a sale, lease, transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of inventory, consumer equipment, trading stock, communications capacity or other assets in the ordinary course of business;

(4)                                 a sale, lease, transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of obsolete, surplus or worn out equipment or other assets or equipment or other similar assets that are no longer useful in the conduct of the business (as determined in good faith by the Company) of the Company and its Restricted Subsidiaries;

(5)                                 transactions permitted under Article 5 hereof or a transaction that constitutes a Change of Control;

(6)                                 an issuance of Capital Stock by a Restricted Subsidiary to the Company or to another Restricted Subsidiary or as part of or pursuant to an equity incentive or compensation plan approved by the Board of Directors of the Company;

(7)                                 any sale, lease, transfer, issuance or other disposition, or any series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of Capital Stock, properties or assets in a single transaction or series of related transactions with a fair market value (as determined in good faith by the Company) not to exceed the greater of (i) $150 million and (ii) 10% of L2QA Pro Forma EBITDA;

(8)                                 (i) any Restricted Payment that is permitted to be made under Section 4.05 hereof, any transaction specifically excluded from the definition of Restricted Payment and the making of any Permitted Payment and Permitted Investment and (ii) solely for the purposes under Section 4.08(c) hereof, a disposition, the proceeds of which are used to make Restricted Payments permitted to be made under Section 4.05 hereof, Permitted Payments or Permitted Investments;

(9)                                 the granting of Liens not prohibited by Section 4.06 hereof;

(10)                          a sale, lease, transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of receivables or related assets in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(11)                          the licensing or sublicensing of intellectual property or other general intangibles and licenses, sublicenses, leases, subleases of other property, in each case, in the ordinary course of business;

(12)                          foreclosure, condemnation, eminent domain or any similar action with respect to any property or other assets;

(13)                          the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of tax receivables and factoring, accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable;

(14)                          sales, transfers or dispositions of receivables and related assets in connection with any Qualified Receivables Financing or any factoring transaction or in the ordinary course of business, and Investments in Receivables Subsidiaries consisting of cash or Securitization Assets;

(15)                          any sale, lease, transfer, issuance or other disposition, or any series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary;

(16)                          any sale, lease, transfer, issuance or other disposition, or any series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(17)                          any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(18)                          any sale, lease, transfer, issuance or other disposition, or any series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of assets to a Person who is providing services related to such assets, the provision of which have been or are to be outsourced by the Company or any Restricted Subsidiary to such Person; provided, however, that the Board of Directors of the Company shall certify that in the opinion of the Board of Directors, the outsourcing transaction will be economically beneficial to the Company and the Restricted Subsidiaries (considered as a whole);

(19)                          any sale, lease, transfer, issuance or other disposition, or any series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, with respect to property built, owned or otherwise acquired by the Company or any Restricted Subsidiary pursuant to customary sale and lease-back transactions, asset securitizations and other similar financings permitted by this Indenture; provided that network assets of the Company or any Restricted Subsidiary shall be excluded from this clause (19) unless the Net Cash Proceeds of such sale and leaseback transaction are applied in accordance with Section 4.08(c) hereof; and

(20)                          any sale, lease, transfer, conveyance or other disposition in one or a series of related transactions of any assets (including Capital Stock) of the Company and its Subsidiaries or of any Person that becomes a Restricted Subsidiary (i) acquired in a transaction permitted under this Indenture, which assets are not used or useful in the core or principal business of the Company and its Restricted Subsidiaries, or (ii) made in connection with the approval of any applicable antitrust authority or pursuant to Competition Laws or otherwise necessary or advisable in the good faith determination of the Company to consummate any acquisition permitted under the Indenture;

(21)                          dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is purchased within 270 days thereof or (ii) an amount equal to the Net Available Cash of such disposition are promptly applied to the purchase price of such replacement property (which replacement property is purchased within 270 days thereof).

(22)                          the lapse, abandonment or other disposition of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Company are no longer commercially reasonable to maintain or are not material to the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole;

(23)                          to the extent allowable under Section 1031 of the U.S. Internal Revenue Code of 1986, as amended, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(24)                          sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(25)                          contractual arrangements under long-term contracts with customers entered into by the Company or a Restricted Subsidiary in the ordinary course of business which are treated as sales for accounting purposes; provided that there is no transfer of title in connection with such contractual arrangement; and

(26)                          a sale, lease, transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions in connection with the Existing Transactions or any Permitted Reorganization.

“Associate” means (i) any Person engaged in a Similar Business of which the Company or a Restricted Subsidiary are the legal and beneficial owners of between 20% and 50% of all outstanding Voting Stock and (ii) any joint venture engaged in a Similar Business entered into by the Company or any Restricted Subsidiary.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the U.S. Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means (1) with respect to any corporation, the board of directors or managers, as applicable, of the corporation, or any duly authorized committee thereof; (2) with respect to any partnership, the board of directors or other governing body of the general partner of the partnership or any duly authorized committee thereof; and (3) with respect to any other Person, the board or any duly authorized committee of such Person serving a similar function.  Whenever any provision of this Indenture requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval); provided that any action required to be taken under the Indenture by the Board of Directors of the Company can, in the alternative, at the option of the Company, be taken (x) prior to the completion of the Altice USA Distribution, by the Board of Directors of Altice or any Subsidiary thereof that is a Parent of the Company, and (y) on or following the completion of the Altice USA Distribution, Altice USA and its successors or any Subsidiary thereof that is a Parent of the Company

“Book-Entry Interest” means a beneficial interest in a Global Note held by or through a Participant.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in London, United Kingdom, Amsterdam, the Netherlands or New York, New York, United States are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares of, interests, rights to purchase, warrants or options for, participation or other equivalents of, or partnership or other interests in (however designated), equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes on the basis of GAAP.  For the avoidance of doubt, operating leases will not be deemed Capitalized Lease Obligations.

“Cash Equivalents” means:

(1)                                 securities issued or directly and fully Guaranteed or insured by the United States Government, Canada, the United Kingdom, Switzerland or any member state of the European Union, in each case, any agency or instrumentality of thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;

(2)                                 certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by a bank or trust company (a) whose commercial paper is rated at least “A-1” or the equivalent thereof by S&P or at least “P-1” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (b) (in the event that such bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $500 million;

(3)                                 repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (1) and (2) entered into with any bank meeting the qualifications specified in clause (2) above;

(4)                                 commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s or carrying an equivalent rating by a Nationally Recognized Statistical Rating Organization, if both of the two named rating agencies cease publishing ratings of investments or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt, and in any case maturing within one year after the date of acquisition thereof;

(5)                                 readily marketable direct obligations issued by any state of the United States of America, the United Kingdom, Switzerland, Canada, any member of the European Union or any political subdivision thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than two years from the date of acquisition;

(6)                                 Indebtedness or Preferred Stock issued by Persons with a rating of “BBB-” or higher from S&P or “Baa3” or higher from Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of 12 months or less from the date of acquisition;

(7)                                 bills of exchange issued in the United States, Canada, a member state of the European Union, Switzerland or the United Kingdom, eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent); and

(8)                                 interests in any investment company, money market or enhanced high yield fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (7) above.

“Change of Control” means the occurrence of any of the following:

(1)                                 the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)) other than one or more Permitted Holders (or a group controlled by one or more Permitted Holders) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the issued and outstanding Voting Stock of the Company (or any successor company), measured by voting power rather than number of shares;

(2)                                 during any period of two consecutive years, individuals who at the beginning of such period constituted the majority of the directors on the Board of Directors of the Listed Entity (together with any new directors whose election by the majority of such directors on such Board of Directors of the Listed Entity or whose nomination for election by shareholders of the Listed Entity, as applicable, was approved by a vote of the majority of such directors on the Board of Directors of the Listed Entity then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) ceased for any reason to constitute the majority of the directors on the Board of Directors of the Listed Entity, then in office; or

(3)                                 the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the assets of the Company (or any Successor Company) and its Restricted Subsidiaries, taken as a whole, to a Person (including any “person” as defined above), other than a Permitted Holder (or a group controlled by one or more Permitted Holders).

“Clearstream” means Clearstream Banking, société anonyme or any successor securities clearing agency.

“Co-Issuer” means Cequel Capital Corporation.

“Commodity Hedging Agreements” means, in respect of a Person, any commodity purchase contract, commodity futures or forward contract, commodities option contract or other similar contract (including commodities derivative agreements or arrangements), to which such Person is a party or a beneficiary.

“Company” means Cequel Communications Holdings I, LLC.

“Competition Laws” means any federal, state, foreign, multinational or supranational antitrust, competition or trade regulation statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition or effectuating foreign investment.

“Completion Date” means December 21, 2015, the date on which the Acquisition was consummated.

“Consolidated EBITDA” for any period means, without duplication, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

(1)                                 Consolidated Interest Expense and Receivables Fees;

(2)                                 Consolidated Income Taxes;

(3)                                 consolidated depreciation expense;

(4)                                 consolidated amortization and impairment expense;

(5)                                 Parent Expenses of a CVC Parent;

(6)                                 any expenses, charges or other costs related to any Equity Offering (including of a CVC Parent), Investment, acquisition (including amounts paid in connection with the acquisition or retention of one or more individuals comprising part of a management team retained to manage the acquired business; provided that such payments are made in connection with such acquisition and are consistent with the customary practice in the industry at the time of such acquisition), disposition, recapitalization or the Incurrence of any Indebtedness permitted by this Indenture (whether or not successful) (including any such fees, expenses or charges related to the Existing Transactions, the Transactions and the Altice USA Distribution (including a CVC Parent)), in each case, as determined in good faith by the Company;

(7)                                 any minority interest expense (whether paid or not) consisting of income attributable to minority equity interests of third parties in such period or any prior period or any net earnings, income or share of profit of any Associates, associated company or undertaking;

(8)                                 the amount of management, monitoring, consultancy and advisory fees and related expenses or any payments for financial advisory, financing, underwriting or placement services or any payments pursuant to franchising agreements, business service related agreements or other similar arrangements paid in such period (or accruals relating to such fees and related expenses) to any Permitted Holder (whether directly or indirectly, through any Parent) to the extent permitted by Section 4.09 hereof; provided that any payments for such fees and related expense shall not be included in Consolidated EBITDA for any period to the extent they were accrued for in such period or any prior period and added back to Consolidated EBITDA in such period or any such prior period;

(9)                                 other non-cash charges, write-downs or items reducing Consolidated Net Income (excluding any such non-cash charge, write-down or item to the extent it represents an accrual of or reserve for cash charges in any future period) or other non-cash items classified by the Company as special items less other non-cash items of income increasing Consolidated Net Income (other than any non-cash items increasing such Consolidated Net Income pursuant to clauses (1) through (13) of the definition of Consolidated Net Income and excluding any such non-cash item of income to the extent it represents a receipt of cash in any future period); and

(10)                          (x) any loss from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of), reduced by (y) any income from discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of).

“Consolidated Income Taxes” means taxes or other payments, including deferred Taxes, based on income, profits or capital of the Company and the Restricted Subsidiaries whether or not paid, estimated, accrued or required to be remitted to any governmental authority.

“Consolidated Interest Expense” means, for any period (in each case, determined on the basis of GAAP), the consolidated net interest income/expense of the Company and the Restricted Subsidiaries, whether paid or accrued, plus or including (without duplication) any interest, costs and charges consisting of:

(1)                                 interest expense attributable to Capitalized Lease Obligations;

(2)                                 amortization of debt discount, but excluding amortization of debt issuance costs, fees and expenses and the expensing of any bridge or other financing fees;

(3)                                 non-cash interest expense;

(4)                                 dividends or other distributions in respect of all Disqualified Stock of the Company and all Preferred Stock of any Restricted Subsidiary, to the extent held by Persons other than the Company or a Subsidiary of the Company;

(5)                                 the consolidated interest expense that was capitalized during such period (without duplication);

(6)                                 net payments and receipts (if any) pursuant to Hedging Obligations (other than Currency Agreements) (excluding unrealized mark-to-market gains and losses attributable to Hedging Obligations (other than Currency Agreements));

(7)                                 any interest actually paid by the Company or any Restricted Subsidiary on Indebtedness of another Person that is guaranteed by the Company or any Restricted Subsidiary or secured by a Lien on assets of the Company or any Restricted Subsidiary; and

(8)                                 premiums, penalties, annual agency fees, penalties for failure to comply with registration obligations (if applicable) and any amendment fees, in each case, related to any Indebtedness of the Company or any Restricted Subsidiaries.

Notwithstanding any of the foregoing, Consolidated Interest Expense shall not include (i) any interest accrued, capitalized or paid in respect of Subordinated Shareholder Funding, (ii) any commissions, discounts, yield and other fees and charges related to a Qualified Receivables Financing, (iii) any payments on any operating leases, including without limitation any payments on any lease, concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP, (iv) net payments and receipts (if any) pursuant to Currency Agreements (including unrealized mark to market gains and losses attributable to Hedging Obligations) and (v) any pension liability interest costs.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and the Restricted Subsidiaries determined on a consolidated basis on the basis of GAAP; provided, however, that there will not be included in such Consolidated Net Income:

(1)                                 any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution or return on investment (subject, in the case of a dividend or other distribution or return on investment to a Restricted Subsidiary, to the limitations contained in clause (2) below);

(2)                                 solely for the purpose of determining the amount available for Restricted Payments under Section 4.05(a)(C)(i), any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company by operation of the terms of such Restricted Subsidiary’s charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than (a) restrictions that have been waived or otherwise released, (b) restrictions pursuant to the Notes, the Indenture, the Existing Credit Facility, the Existing Senior Notes, the Existing Senior Notes Indentures, the Existing Senior Secured Notes, the Existing Senior Secured Notes Indentures, the Intercreditor Agreement and any additional intercreditor agreement, (c) contractual or legal restrictions in effect on the Issue Date with respect to a Restricted Subsidiary (including pursuant to the agreements specified in Section 4.07(b)(3)) hereof, and other restrictions with respect to such Restricted Subsidiary that, taken as a whole, are not materially less favorable to the Holders than such restrictions in effect on the Issue Date, and (d) restrictions as in effect on the Issue Date specified in Section 4.07(b)(12) hereof, except that the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents or non-cash distributions to the extent converted into cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause);

(3)                                 any net gain (or loss) realized upon the sale, abandonment or other disposition of any asset or disposed operations of the Company or any Restricted Subsidiary (including pursuant to any sale/ leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by an Officer of the Company) or returned surplus assets of any Pension Plan;

(4)                                 any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense or any charges, expenses or reserves in respect of any restructuring, redundancy or severance or any expenses, charges, reserves, gains or other costs related to the

Existing Transactions, the Transactions and the Altice USA Distribution, and, to the extent not otherwise included in this clause (4):  recruiting, retention and relocation costs; signing bonuses and related expenses and one time compensation charges; curtailments or modifications to pension and post-retirement employee benefit plans; transaction and refinancing bonuses and special bonuses paid in connection with dividends and distributions to equity holders; start up, transition, strategic initiative (including any multi-year strategic initiative) and integration costs, charges or expenses; costs, charges and expenses related to the start-up, pre-opening, opening, closure, and/or consolidation of operations, offices and facilities; business optimization costs, charges or expenses; costs, charges and expenses incurred in connection with new product design, development and introductions; costs and expenses incurred in connection with intellectual property development and new systems design; costs and expenses incurred in connection with implementation, replacement, development or upgrade of operational, reporting and information technology systems and technology initiatives; any costs, expenses or charges relating to any governmental investigation or any litigation or other dispute (including with any customer); costs and expenses in respect of warranty payments and liabilities related to product recalls or field service campaigns; or any fees, charges, losses, costs and expenses incurred during such period, or any amortization thereof for such period, in connection with or related to any acquisition, Restricted Payment, Investment, recapitalization, asset sale, issuance, incurrence, registration or repayment or modification of Indebtedness, issuance or offering of Capital Stock, refinancing transaction or amendment, modification or waiver in respect of the documentation relating to any such transaction and any charges or non-recurring merger costs incurred during such period as a result of any such transaction;

(5)                                 the cumulative effect of a change in accounting principles;

(6)                                 any non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions;

(7)                                 all deferred financing costs written off and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;

(8)                                 any unrealized gains or losses in respect of Hedging Obligations or other derivative instruments or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value or changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Hedging Obligations or other derivative instruments;

(9)                                 any unrealized foreign currency translation gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;

(10)                          any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Company or any Restricted Subsidiary owing to the Company or any Restricted Subsidiary;

(11)                          any one-time non-cash charges or any increases in amortization or depreciation resulting from purchase accounting, in each case, in relation to any acquisition of another Person or business or resulting from any reorganization or restructuring involving the Company or its Subsidiaries;

(12)                          any goodwill or other intangible asset impairment charge or write-off; and

(13)                          the impact of capitalized, accrued or accreting or pay-in-kind interest or principal on Subordinated Shareholder Funding.

“Consolidated Net Leverage” means (A) the sum, without duplication, of the aggregate outstanding Senior Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis (excluding (i) Hedging Obligations and (ii) any revolving Indebtedness Incurred pursuant to Section 4.04(b)(1) hereof), less (B) the aggregate amount of cash and Cash Equivalents of the Company and the Restricted Subsidiaries on a consolidated basis.

“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (x) Consolidated Net Leverage at such date to (y) L2QA Pro Forma EBITDA; provided, however, that the pro forma calculation of the Consolidated Net Leverage Ratio shall not give effect to (i) any Indebtedness incurred on the date of determination pursuant to the provisions described in Section 4.04(b) hereof or (ii) the discharge on the date of determination of any Indebtedness to the extent that such discharge results from the proceeds incurred pursuant to the provisions described Section 4.04(b) hereof.

For the avoidance of doubt, in determining Consolidated Net Leverage Ratio, no cash or Cash Equivalents shall be included that are the proceeds of Indebtedness in respect of which the calculation of the Consolidated Net Leverage Ratio is to be made.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend or other obligation that does not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent:

(1)                                 to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2)                                 to advance or supply funds:

(a)                                 for the purchase or payment of any such primary obligation; or

(b)                                 to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)                                 to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Facility” means, with respect to the Company or any of its Subsidiaries, one or more debt facilities, arrangements, instruments, trust deeds, note purchase agreements or indentures or commercial paper facilities and overdraft facilities (including the Existing Credit Facility) with banks, institutions, funds or investors providing for revolving credit loans, term loans, receivables financing

(including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), notes, bonds, debentures letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or trustees or other banks, institutions or investors and whether provided under one or more credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any Guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other Guarantees, pledges, agreements, security agreements and collateral documents).  Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (1) changing the maturity of any Indebtedness Incurred thereunder or contemplated thereby, (2) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (3) increasing the amount of Indebtedness Incurred thereunder or available to be borrowed thereunder or (4) otherwise altering the terms and conditions thereof.

“Credit Facility Subsidiary” means each of the Senior Secured Notes Issuer, Cequel Communications, LLC, and any Person that, from time to time, provides a guarantee under the Existing Credit Facility.

“Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency futures contract, currency option contract, cap, floor, ceiling, collar, currency derivative or other similar agreement to which such Person is a party or beneficiary.

“CVC Parent” means (x) prior to the completion of the Altice USA Distribution, CVC 1 B.V. and its successors, and any Subsidiary thereof from time to time which is a Parent of the Company and (y) on or following the completion of the Altice USA Distribution, any Parent of the Company, but in no event any Parent of the Listed Entity.

“Custodian” means any receiver, trustee, examiner, assignee, liquidator, administrator, administrative receiver, custodian or similar official under the Bankruptcy Law.

“Default” means any event which is, or after giving notice or with the passage of time or both would be, an Event of Default.

“Definitive Registered Note” means a certificated Note registered in the name of the Holder thereof that does not include the Global Notes Legend.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Company) of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of cash, Cash Equivalents or Temporary Cash Investments received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration.  A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 4.08 hereof.

“Designated Preference Shares” means, with respect to the Company, Preferred Stock (other than Disqualified Stock) (a) that is issued for cash (other than to the Company or a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any such Subsidiary for the benefit of their employees to the extent funded by the Company or such Subsidiary) and (b) that is designated as “Designated Preference Shares” pursuant to an Officer’s Certificate of the Company at or prior to the issuance thereof, the Net Cash Proceeds of which are excluded from the calculation set forth in Section 4.05(a)(C)(ii) hereof.

“Disinterested Director” means, with respect to any Affiliate Transaction, a member of the Board of Directors of the Company having no material direct or indirect financial interest in or with respect to such Affiliate Transaction.  A member of the Board of Directors of the Company shall be deemed not to have such a financial interest by reason of such member’s holding Capital Stock of the Company or any Parent or any options, warrants or other rights in respect of such Capital Stock.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)                                 matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise;

(2)                                 is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary); or

(3)                                 is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of the Capital Stock in whole or in part, in each case, on or prior to the earlier of (a) the Stated Maturity of the Notes or (b) the date on which there are no Notes outstanding; provided, however, that (i) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock and (ii) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Stock if any such redemption or repurchase obligation is subject to compliance by the relevant Person with Section 4.05 hereof.

“dollar” or “$” means the lawful currency of the United States of America.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than dollars (“Other Currency”), at any time of determination thereof by the Company, the amount of dollars obtained by converting such Other Currency involved in such computation into dollars at the spot rate for the purchase of dollars with the Other Currency as published in The Financial Times in the “Currency Rates” section (or, if The Financial Times is no longer published, or if such information is no longer available in The Financial Times, such source as may be selected in good faith by the Company) on the date of such determination.

“DTC” means The Depository Trust Company.

“Equity Offering” means a public or private sale of (x) Capital Stock of the Company or (y) Capital Stock or other securities of a Parent or an Affiliate, the proceeds of which are contributed as Subordinated Shareholder Funding or to the equity of the Company or any of its Restricted Subsidiaries, in each case other than:

(1)                                 Disqualified Stock;

(2)                                 Designated Preference Shares;

(3)                                 offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions;

(4)                                 any such sale to the Company or a Restricted Subsidiary; and

(5)                                 any such sale that constitutes an Excluded Contribution.

“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness paid into an escrow account with an independent escrow agent on the date of the applicable offering or Incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon satisfaction of certain conditions or the occurrence of certain events.  The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.

“Euroclear” means Euroclear Bank SA/NV or any successor securities clearing agency.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Excluded Contribution” means Net Cash Proceeds and the fair market value (determined by the Company at the time of such contribution, and not adjusted for any subsequent changes in fair market value) of marketable securities or property or assets or Capital Stock of any Person, in each case, received by the Company as capital contributions to the equity (other than through the issuance of Disqualified Stock or Designated Preference Shares of the Company) after the Original Notes Issue Date or from the issuance or sale (other than to the Company, a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of its employees to the extent funded by the Company or any Restricted Subsidiary) of Capital Stock (other than Disqualified Stock or Designated Preference Shares) or Subordinated Shareholder Funding of the Company, in each case, to the extent designated as an Excluded Contribution pursuant to an Officer’s Certificate of the Company.

“Existing 2020 Senior Notes” means the $1.5 billion aggregate principal amount of the Issuers’ 6.375% Senior Notes due 2020 issued on October 25, 2012 (of which $1,050 million aggregate principal amount is outstanding).

“Existing 2021 Senior Notes” means (i) the $750 million aggregate principal amount of the Issuers’ 5.125% Senior Notes due 2021 issued on May 16, 2013 and (ii) the $500 million aggregate principal amount of the Issuers’ 5.125% Senior Notes due 2021 issued on September 9, 2014.

“Existing 2023 Senior Secured Notes” means the $1,100 million aggregate principal amount of the Senior Secured Notes Issuer’s 5.375% Senior Secured Notes due 2023.

“Existing 2025 Senior Notes” means, collectively, (i) the $300 million aggregate principal amount of the Issuers’ 7.750% Senior Notes due 2025 originally issued on June 12, 2015 by Altice US Finance II Corporation (predecessor by merger to the Company), and (ii) the $320 million aggregate principal amount of the Issuers’ 7.750% Senior Notes due 2025, originally issued on June 12, 2015 as 7.750% Holdco Notes due 2025 by Altice US Finance S.A. and subsequently exchanged in full for an equal aggregate principal amount of additional 7.750% Senior Notes due 2025 issued by the Issuers pursuant to the terms of the indenture governing the Existing 2025 Senior Notes.

“Existing 2026 Senior Secured Notes” means the $1,500 million aggregate principal amount of the Senior Secured Notes Issuer’s 5.500% Senior Secured Notes due 2026.

“Existing Credit Facility” means the credit agreement entered into on or around the Original Notes Issue Date providing for US dollar-denominated term loans and revolving credit loans, between, amongst others, the Senior Secured Notes Issuer as borrower, Cequel Communications, LLC, Cequel Communications Holdings II, LLC and certain subsidiaries of Cequel Communications, LLC, as guarantors, the lenders named therein, and JPMorgan Chase Bank, N.A., as administrative agent and security agent, as amended, restated, amended and restated, extended, supplemented or otherwise modified on October 25, 2016, December 9, 2016 and March 15, 2017, and as further amended, restated, supplemented or otherwise modified from time to time.

“Existing Senior Notes” means the Existing 2020 Senior Notes, the Existing 2021 Senior Notes, and the Existing 2025 Senior Notes, collectively.

“Existing Senior Notes Indentures” means, collectively, (i) the indenture dated as of October 25, 2012 governing the Existing 2020 Senior Notes, (ii) the indentures dated as of May 16, 2013 and September 9, 2014, respectively, governing the applicable Existing 2021 Senior Notes, and (iii) the indenture dated as of June 12, 2015 governing the Existing 2025 Senior Notes, each as may be amended or supplemented from time to time.

“Existing Senior Secured Notes” means the Existing 2023 Senior Secured Notes and the Existing 2026 Senior Secured Notes, collectively.

“Existing Senior Secured Notes Indentures” means, collectively, (i) the indenture dated as of June 12, 2015 governing the Existing 2023 Senior Secured Notes, and (ii) the indenture dated as of April 26, 2016, governing the Existing 2026 Senior Secured Notes, each as may be amended or supplemented from time to time.

“Existing Transactions” refers to (i) the Acquisition and the financing thereof; and (ii) the transactions in connection with the Existing Credit Facility (and any amendments thereof) and the issuances of the Existing Senior Secured Notes and the Existing Senior Notes.

“fair market value” wherever such term is used in this Indenture (except as otherwise expressly provided in this Indenture), may be conclusively established by means of an Officer’s Certificate or a resolution of the Board of Directors of the Company setting out such fair market value as determined by such Officer or such Board of Directors in good faith.

“Global Notes” means, individually and collectively, each of the 144A Global Notes and the Regulation S Global Notes, deposited with the Notes Custodian and registered in the name of Cede & Co., as nominee of DTC.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standard Boards or in such other statement by such other entity as have been approved by a significant segment of the accounting profession, and in effect on September 30, 2017, or, with respect to the covenant described under the caption “Reports” as in effect from time to time; provided that at any date after the Issue Date, the Company may make an irrevocable election to establish that “GAAP” shall mean GAAP as in effect on a date that is on or prior to the date of such election; and provided further that, at any time after the Issue Date, the Company may elect to apply IFRS in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS as in effect (except as otherwise provided for in this Indenture) on the date of such election or a date that is prior to the date of such election or, with respect to the covenant described under the caption “Reports,” as in effect from time to time; provided further that any such election, once made, shall be irrevocable and that upon first reporting its fiscal year results under IFRS, it shall restate the financial statements required to be delivered under the covenant described under the caption “Reports” above, on the basis of IFRS for the fiscal year ending immediately prior to the first fiscal year for which financial statements have been prepared on the basis of IFRS.  The Company shall give notice of any such election to the Trustee and the holders of the Notes.

“Group” means the Company and its Restricted Subsidiaries.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

(1)                                 to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)                                 entered into primarily for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business or any guarantee of performance.  The term “Guarantee” used as a verb has a corresponding meaning.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Hedging Agreement.

“Holder” means each Person in whose name the Notes are registered.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board or any successor board or agency as endorsed by the European Union.

“Incur” means issue, create, assume, enter into any Guarantee of, incur, extend or otherwise become liable for; provided, however, that other than in the case of any action being taken in connection with a Limited Condition Transaction, which shall be governed by the provisions of Section 4.21, (1) any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by the Company or such Restricted Subsidiary at the time it becomes a Restricted Subsidiary and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing and (2) any Indebtedness pursuant to any Credit Facility, bridge facility, revolving credit or similar facility shall only be “Incurred” at the time any funds are borrowed thereunder; provided further that any of the Issuers, in their sole discretion, may elect that (x) any Indebtedness or portion thereof pursuant to any Credit Facility, bridge facility, revolving credit or similar facility shall be deemed to be “Incurred” at the time of entry into the definitive agreements or commitments in relation to any such facility and/or (y) any Indebtedness the proceeds of which are cash-collateralized shall be deemed to be “Incurred” at the time such proceeds are no longer cash-collateralized.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)                                 the principal of indebtedness of such Person for borrowed money;

(2)                                 the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)                                 all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not been reimbursed) (except to the extent such reimbursement obligations relate to trade payables), in each case only to the extent that the underlying obligation in respect of which the instrument was issued would be treated as Indebtedness;

(4)                                 the principal component of all obligations, or liquidation preference, of such Person with respect to any Disqualified Stock or, with respect to any Restricted Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(5)                                 the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the fair market value of such asset at such date of determination (as determined in good faith by the Company) and (b) the amount of such Indebtedness of such other Persons;

(6)                                 Guarantees by such Person of the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person; and

(7)                                 to the extent not otherwise included in this definition, net obligations of such Person under Currency Agreements, Commodity Hedging Agreements and Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time).

The term “Indebtedness” shall not include (i) Subordinated Shareholder Funding, (ii) any lease (including for avoidance of doubt, any network lease or any Operating IRU), concession or license of property (or Guarantee thereof) which would be considered an operating lease under GAAP, (iii) prepayments of deposits received from clients or customers in the ordinary course of business, (iv) any pension obligations, (v) Contingent Obligations, (vi) receivables sold or discounted, whether recourse or non-recourse, including, for the avoidance of doubt, any obligations under or in respect of Qualified Receivables Financing (including, without limitation, guarantees by a Receivables Subsidiary of the obligations of another Receivables Subsidiary and any indebtedness in respect of Limited Recourse), (vii) obligations under any license, permit or other approval (or Guarantees given in respect of such obligations) Incurred prior to the Issue Date or in the ordinary course of business, (viii) non interest bearing installment obligations and accrued liabilities Incurred in the ordinary course of business that are not more than 120 days past due, (ix) Indebtedness in respect of the Incurrence by the Company or any Restricted Subsidiary of Indebtedness in respect of standby letters of credit, performance bonds or surety bonds provided by the Company or any Restricted Subsidiary in the ordinary course of business to the extent such letters of credit or bonds are not drawn upon or, if and to the extent drawn upon are honored in accordance with their terms and if, to be reimbursed, are reimbursed no later than the fifth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit or bond, (x) any obligations to pay the deferred and unpaid purchase price for assets acquired or services supplied or otherwise owed to the Person (or any assignee thereof) from whom such assets are acquired or who supplies such services in accordance with the terms pursuant to which the relevant assets were or are to be acquired or services were or are to be supplied, and (xi) any payroll accruals, (xii) Indebtedness Incurred by the Company or a Restricted Subsidiary in connection with a transaction where (A) such Indebtedness is borrowed from a bank or trust company, having a combined capital and surplus and undivided profits of not less than $250 million, whose debt has a rating immediately prior to the time such transaction is entered into, of at least A or the equivalent thereof by S&P and A2 or the equivalent thereof by Moody’s and (B) a substantially concurrent Investment is made by the Company or a Restricted Subsidiary in the form of cash deposited with the lender of such Indebtedness, or a Subsidiary or Affiliate thereof, in amount equal to such Indebtedness.  For the avoidance of doubt and notwithstanding the above, the term “Indebtedness” excludes any accrued expenses and trade payables and any obligations under guarantees issued in connection with various operating and telecommunications licenses.

Subject to Section 4.21, the amount of Indebtedness of any Person at any time in the case of a revolving credit or similar facility shall be the total amounts of funds borrowed and then outstanding.  The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Indenture, and (other than with respect to letters of credit or Guarantees or Indebtedness specified in clause (5), (6) or (7) above) shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared on the basis of GAAP.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(a)                                 in connection with the purchase by the Company or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing;

(b)                                 for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage Taxes;

(c)                                  parallel debt obligations, to the extent such obligations mirror other Indebtedness;

(d)                                 Capitalized Lease Obligations; or

(e)                                  franchise and performance surety bonds or guarantees.

“Independent Financial Advisor” means an investment banking or accounting firm of international standing or any third party appraiser of international standing; provided, however, that such firm or appraiser is not an Affiliate of the Company.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Public Offering” means the initial public offering of 63,943,029 shares of Class A common stock of Altice USA on the New York Stock Exchange at an initial public offering price of $30.00 per share completed in June 2017.

“Intercreditor Agreement” means the intercreditor agreement dated December 21, 2015 between, amongst others, the Representative for the Existing Credit Facility and the Representatives for the Existing Senior Secured Notes, as amended from time to time.

“Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (other than advances or extensions of credit to customers, suppliers, directors, officers or employees of any Person in the ordinary course of business, and excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or the Incurrence of a Guarantee of any obligation of, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such other Persons and all other items that are or would be classified as investments on a balance sheet (excluding any notes thereto) prepared on the basis of GAAP; provided, however, that endorsements of negotiable instruments and documents in the ordinary course of business will not be deemed to be an Investment.  If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment equal to the fair market value of the Capital Stock of such Subsidiary not sold or disposed of in an amount determined as provided in Section 4.05(c) hereof.

For purposes of Section 4.05 hereof:

(1)                                 “Investment” will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by an Officer or the Board of Directors of the Company in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

(2)                                 any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer (or if earlier at the time of entering into an agreement to sell such property), in each case as determined in good faith by an Officer or the Board of Directors of the Company.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at the Company’s option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment.

“Investment Grade Securities” means:

(1)                                 securities issued or directly and fully Guaranteed or insured by the United States or Canadian government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)                                 securities issued or directly and fully guaranteed or insured by the United Kingdom, a member state of the European Union, Switzerland, or any agency or instrumentality thereof (other than Cash Equivalents);

(3)                                 debt securities or debt instruments with a rating of “BBB” or higher from S&P or “Baa3” or higher by Moody’s or the equivalent of such rating by such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries; and

(4)                                 investments in any fund that invests exclusively in investments of the type described in clauses (1), (2) and (3) above which fund may also hold cash and Cash Equivalents pending investment or distribution.

“Investment Grade Status” shall occur when the Notes receive both of the following:

(1)                                 a rating of “BBB-” or higher from S&P; and

(2)                                 a rating of “Baa3” or higher from Moody’s,

or the equivalent of such rating by either such rating organization or, if no rating of Moody’s or S&P then exists, the equivalent of such rating by any other Nationally Recognized Statistical Ratings Organization.

“Investor” means the ultimate controlling shareholder of Altice USA on the Issue Date.

“Investor Affiliate” means (i) the Investor or any of his immediate family members, and any such persons’ respective Affiliates and direct and indirect Subsidiaries, (ii) any sponsor, limited partnerships or entities managed or controlled by the Investor or any of his immediate family, or any of such persons’ respective Affiliates and direct or indirect Subsidiaries, (iii) any trust of the Investor or any of his immediate family, or any of such persons’ respective Affiliates and direct or indirect Subsidiaries or any trust in respect of which any such persons is a trustee, (iv) any partnership of which the Investor or any of his immediate family, or any of such persons’ respective Affiliates or direct or indirect Subsidiaries is a partner that is managed or controlled by the Investor, any of his immediate family or any of such persons’ respective Affiliates or direct or indirect Subsidiaries, and (v) any trust, fund or other entity which is managed by, or is under the control of, the Investor or any of his immediate family, or any of such persons’ respective Affiliates or direct or indirect Subsidiaries, but excluding the Company or any of its Subsidiaries.

“Issue Date” means April 5, 2018.

“Issuers” means the Company and the Co-Issuer, collectively.

“L2QA Pro Forma EBITDA” means as of any date of determination, Pro Forma EBITDA for the period of the most recent two consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Company are available multiplied by 2.0.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Limited Condition Transaction” means (i) any acquisition of any assets, business or Person or other Investment permitted hereunder by one or more of the Company and its Restricted Subsidiaries whose consummation is not conditioned on the availability of, or on obtaining, third party financing and (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Limited Recourse” means a letter of credit, revolving loan commitment, cash collateral account, guarantee or other credit enhancement issued by the Company or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) in connection with the incurrence of Indebtedness by a Receivables Subsidiary under a Qualified Receivables Financing; provided that, the aggregate amount of such letter of credit reimbursement obligations and the aggregate available amount of such revolving loan commitments, cash collateral accounts, guarantees or other such credit enhancements of the Company and its Restricted Subsidiaries (other than a Receivables Subsidiary) shall not exceed 25% of the principal amount of such Indebtedness at any time.

“Listed Entity” refers to (x) prior to the completion of the Altice USA Distribution, Altice, or to the extent designated as the Listed Entity pursuant to an Officer’s Certificate of the Company, Altice USA and (y) on or following the completion of the Altice USA Distribution, Altice USA or its successors.

“Management Advances” means loans or advances made to, or Guarantees with respect to loans or advances made to, directors, officers, employees or consultants of any Parent, the Company or any Restricted Subsidiary:

(1)                                 (a) in respect of travel, entertainment or moving related expenses Incurred in the ordinary course of business or (b) for purposes of funding any such Person’s purchase of Capital Stock or Subordinated Shareholder Funding (or similar obligations) of the Company, its Restricted Subsidiaries or any CVC Parent (i) not to exceed an amount (net of repayments of any such loans or advances) equal to $10 million in any calendar year (with unused amounts in any calendar year being carried over to the succeeding calendar years; provided that the aggregate Management Advances made under this sub-clause (b)(i) do not exceed $20 million in any fiscal year) or (ii) with the approval of the Board of Directors of the Company;

(2)                                 in respect of moving related expenses Incurred in connection with any closing or consolidation of any facility or office; or

(3)                                 (in the case of this clause (3)) not exceeding $7.5 million in the aggregate outstanding at any time.

“Management Investors” means the current or former officers, directors, employees and other members of the management of or consultants to any Parent, the Company or any of their respective Subsidiaries, or spouses, family members or relatives thereof, or any trust, partnership or other entity for the benefit of or the beneficial owner of which (directly or indirectly) is any of the foregoing, or any of their heirs, executors, successors and legal representatives, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company, any Restricted Subsidiary or any Parent.

“Market Capitalization Attributable to Cequel” means (x) the fraction of the Market Capitalization that is attributable to the business, operations and assets of the Company and its Subsidiaries, taken as a whole, as determined in good faith by an Officer or the Board of Directors of the Company or any Parent, multiplied by (y) the Market Capitalization.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of Capital Stock of the Listed Entity on the date of the declaration of the relevant dividend multiplied by (ii) the arithmetic mean of the closing prices per share of such Capital Stock for the 30 consecutive trading days immediately preceding the date of declaration of such dividends.

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” shall have the same meaning as used in Section 3(a)(62) of the Exchange Act.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and net proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)                                 all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses Incurred, and all Taxes paid or required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any Tax Sharing Agreements), as a consequence of such Asset Disposition;

(2)                                 all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3)                                 all distributions and other payments required to be made to minority interest holders (other than any Parent, the Company or any of their respective Subsidiaries) in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4)                                 the deduction of appropriate amounts required to be provided by the seller as a reserve, on the basis of GAAP, against (a) any liabilities associated with the assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; or (b) any purchase price adjustment or earn-out in connection with such Asset Disposition.

“Net Cash Proceeds” means, with respect to any issuance or sale of Capital Stock or Subordinated Shareholder Funding, any Incurrence of any Indebtedness or any sale of any asset, the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Notes Custodian” means the custodian with respect to a Global Note, as appointed by DTC, or any successor person thereto.

“Notes Documents” means the Notes (including Additional Notes) and the Indenture.

“Offering Memorandum” means the offering memorandum dated March 22, 2018 in relation to the Notes to be issued on the Issue Date.

“Officer” means, with respect to any Person, (1) any member of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity, or (2) any other individual designated as an “Officer” for the purposes of this Indenture by the Board of Directors of such Person.

“Officer’s Certificate” means, with respect to any Person, a certificate signed by one Officer of such Person.

“Operating IRU” means an indefeasible right of use of, or operating lease or payable for, lit or unlit fiber optic cable or telecommunications conduit or the use of either.

“Opinion of Counsel” means a written opinion from legal counsel reasonably satisfactory to the Trustee, which opinion may contain customary assumptions and qualifications.  The counsel may be an employee of or counsel to any Parent, the Company or any of their Subsidiaries.

“Original Notes Issue Date” means June 12, 2015.

“Parent” means any Person of which the Company at any time is or becomes a Subsidiary and any holding companies established by any Permitted Holder for purposes of holding its investment in any Parent.

“Parent Expenses” means:

(1)                                 costs (including all professional fees and expenses) Incurred by any Parent in connection with reporting obligations under or otherwise Incurred in connection with compliance with applicable laws, rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, this Indenture or any other agreement or instrument relating to Indebtedness of a Parent, the Company or any Restricted Subsidiary, including in respect of any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder;

(2)                                 customary indemnification obligations of any Parent owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person to the extent relating to a Parent, the Company or their respective Subsidiaries;

(3)                                 obligations of any Parent in respect of director and officer insurance (including premiums therefor) to the extent relating to a Parent, the Company or their respective Subsidiaries and reasonable fees and reimbursement of expenses to, and customary indemnities and employee benefit and pension expenses provided on behalf of, directors, officers, consultants or employees of the Company, any Restricted Subsidiary or any Parent (whether directly or indirectly and including through any Person owned or controlled by any of such directors, officers or employees);

(4)                                 fees and expenses payable by any Parent in connection with the Altice USA Distribution, the Transactions and the Existing Transactions;

(5)                                 general corporate overhead expenses, including (a) professional fees and expenses and other operational expenses of any Parent related to the ownership or operation of the business of the Company or any of the Restricted Subsidiaries including acquisitions or dispositions by the Company or a Subsidiary permitted hereunder (whether or not successful), in each case, to the extent such costs, obligations and/or expenses are not paid by another Subsidiary of such or (b) costs and expenses with respect to any litigation or other dispute relating to the Existing Transactions, the Transactions and the Altice USA Distribution, or the ownership, directly or indirectly, by any Parent of Capital Stock or Subordinated Shareholder Funding of the Company;

(6)                                 any fees and expenses required to maintain any Parent’s corporate existence and to provide for other ordinary course operating costs, including customary salary, bonus and other benefits payable to officers and employees of such Parent;

(7)                                 to reimburse out-of-pocket expenses of the Board of Directors of any Parent and payment of all reasonable out-of-pocket expenses Incurred by any Permitted Holder in connection with its direct or indirect investment in the Company and its Subsidiaries;

(8)                                 other fees, expenses and costs relating directly or indirectly to activities of the Company and its Subsidiaries or any Parent or any other Person established for purposes of or in connection with the Existing Transactions or the Altice USA Distribution or which holds directly or indirectly any Capital Stock or Subordinated Shareholder Funding of the Company, in an amount not to exceed $5 million in any fiscal year;

(9)                                 any Public Offering Expenses;

(10)                          payments pursuant to any Tax Sharing Agreement in the ordinary course of business or as a result of the formation and maintenance of any consolidated group for tax or accounting purposes in the ordinary course of business; and

(11)                          franchise, excise and similar taxes and other fees, taxes and expenses, in each case, required for the Issuers to maintain their operations and paid by the Parent.

“Pari Passu Indebtedness” means with respect to the Company, any Indebtedness that ranks pari passu in right of payment to the Notes.

“Participant” means a Person who has an account with DTC.

“Payment Block Event” means:  (1) any Event of Default described in Section 6.01(a)(1) or Section 6.01(a)(2) hereof has occurred and is continuing; (2) any Event of Default described in Section 6.01(a)(6) hereof has occurred and is continuing; and (3) any other Event of Default has occurred and is continuing and the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes have declared all the Notes to be due and payable immediately (and such acceleration has not been rescinded).  No Payment Block Event shall be deemed to have occurred unless the Trustee has delivered notice of the occurrence of such Payment Block Event to the Company.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of assets used or useful in a Similar Business or a combination of such assets and cash, Cash Equivalents or Temporary Cash Investments between the Company or any of the Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received in excess of the value of any cash or Cash Equivalents sold or exchanged must be applied in accordance with Section 4.08 hereof.

“Permitted Holders” means, collectively, (1) the Investor, (2) Investor Affiliates and (3) any Person who is acting as an underwriter in connection with a public or private offering of Capital Stock of any Parent or the Company, acting in such capacity.  Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investment” means, in each case, by the Company or any of the Restricted Subsidiaries:

(1)                                 Investments in (a) a Restricted Subsidiary (including the Capital Stock of a Restricted Subsidiary) or the Company or (b) any Person (including the Capital Stock of any such Person) that is engaged in any Similar Business and such Person will, upon the making of such Investment, become a Restricted Subsidiary;

(2)                                 Investments in another Person if such Person is engaged in any Similar Business and as a result of such Investment such other Person is merged, consolidated or otherwise combined with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

(3)                                 Investments in cash, Cash Equivalents, Temporary Cash Investments or Investment Grade Securities;

(4)                                 Investments in receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)                                 Investments in payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)                                 Management Advances;

(7)                                 Investments in Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary (including obligations of trade creditors and customers), or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement including upon the bankruptcy or insolvency of a debtor or in compromise or resolution of any litigation, arbitration or other dispute;

(8)                                 Investments made as a result of the receipt of non-cash consideration from a sale or other disposition of property or assets, including an Asset Disposition, in each case, that was made in compliance with Section 4.08 hereof and other Investments resulting from the disposition of assets in transactions excluded from the definition of “Asset Disposition” pursuant to the exclusions from such definition;

(9)                                 Investments in existence on, or made pursuant to legally binding commitments in existence on, the Issue Date and any modification, replacement, renewal or extension thereof; provided that the amount of any such Investment may not be increased except (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted by this Indenture;

(10)                          Currency Agreements, Interest Rate Agreements, Commodity Hedging Agreements and related Hedging Obligations, which transactions or obligations are Incurred pursuant to Section 4.04(b)(7) hereof;

(11)                          pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or Liens otherwise described in the definition of

“Permitted Liens” or made in connection with Liens permitted under Section 4.06 hereof;

(12)                          any Investment to the extent made using Capital Stock of the Company (other than Disqualified Stock or Designated Preference Shares), Subordinated Shareholder Funding or Capital Stock of any Parent as consideration;

(13)                          any transaction to the extent constituting an Investment that is permitted and made in accordance with the provisions of Section 4.09(b) (except those described under Section 4.09(b)(1), Section 4.09(b)(3), Section 4.09(b)(6), Section 4.09(b)(8), Section 4.09(b)(9) and Section 4.09(b)(12)) hereof;

(14)                          Guarantees not prohibited by Section 4.04 hereof and (other than with respect to Indebtedness) guarantees, keepwells and similar arrangements in the ordinary course of business;

(15)                          Investments in the Notes, any Additional Notes, the Existing Senior Secured Notes, the Term Loans or any Pari Passu Indebtedness of the Issuers;

(16)                          (a) Investments acquired after the Issue Date as a result of the acquisition by the Company or any Restricted Subsidiary of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by Article 5 hereof to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and (b) Investments of a Restricted Subsidiary existing on the date such Person becomes a Restricted Subsidiary to the extent that such Investments were not made in contemplation of such Person becoming a Restricted Subsidiary;

(17)                          Investments, taken together with all other Investments made pursuant to this clause (17) and at any time outstanding, in an aggregate amount at the time of such Investment not to exceed the greater of $400 million and 30% of L2QA Pro Forma EBITDA plus the amount of any distributions, dividends, payments or other returns in respect of such Investments (without duplication for purposes of Section 4.05 hereof); provided, that, if an Investment is made pursuant to this clause in a Person that is not a Restricted Subsidiary and such Person subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed to have been made pursuant to clause (1) or (2) of the definition of “Permitted Investments” and not this clause;

(18)                          Investments in joint ventures and similar entities and Unrestricted Subsidiaries having an aggregate fair market value, when taken together with all other Investments made pursuant to this clause that are at the time outstanding, not to exceed the greater of $400 million and 30% of L2QA Pro Forma EBITDA at the time of such Investment plus the amount of any distributions, dividends, payments or others returns in respect of such Investments (without duplication for purposes of the covenant described in the Section 4.05 hereof) (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(19)                          Investments by the Company or a Restricted Subsidiary in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case, in connection with a Qualified Receivables Financing, provided, however, that any

Investment in any such Person is in the form of a Purchase Money Note, or any equity interest or interests in Receivables and related assets generated by the Company or a Restricted Subsidiary and transferred to any Person in connection with a Qualified Receivables Financing or any such Person owning such Receivables; or

(20)                          Investments made to effect, or otherwise made in connection with, the Existing Transactions or any non-cash Investments made in connection with Permitted Reorganizations.

“Permitted Liens” means, with respect to any Person:

(1)                                 Liens on assets or property of a Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary or another Restricted Subsidiary;

(2)                                 pledges, deposits or Liens under workmen’s compensation laws, unemployment insurance laws, social security laws or similar legislation, or insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements and including Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings), or in connection with bids, tenders, completion guarantees, contracts (other than for borrowed money) or leases, or to secure utilities, licenses, public or statutory obligations, or to secure surety, indemnity, judgment, appeal or performance bonds, guarantees of government contracts (or other similar bonds, instruments or obligations), or as security for contested taxes or import or customs duties or for the payment of rent, or other obligations of like nature, in each case Incurred in the ordinary course of business;

(3)                                 Liens imposed by law, including carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s and repairmen’s or other like Liens, in each case for sums not yet overdue for a period of more than 60 days or that are bonded or being contested in good faith by appropriate proceedings;

(4)                                 Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; provided that appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5)                                 (a) Liens in favor of issuers of surety, performance or other bonds, guarantees or letters of credit or bankers’ acceptances (not issued to support Indebtedness for borrowed money) issued pursuant to the request of and for the account of the Company or any Restricted Subsidiary in the ordinary course of its business and (b) Liens in connection with cash management programs established in the ordinary course of business;

(6)                                 encumbrances, ground leases, easements (including reciprocal easement agreements), survey exceptions, or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of the Company and the Restricted Subsidiaries or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company and the Restricted Subsidiaries;

(7)                                 Liens on assets or property of the Company or any Restricted Subsidiary securing Hedging Obligations permitted under this Indenture;

(8)                                 leases, licenses, subleases and sublicenses of assets (including real property and intellectual property rights), in each case entered into in the ordinary course of business;

(9)                                 Liens arising out of judgments, decrees, orders or awards not giving rise to an Event of Default and notices of lis pendens and associated rights so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree, order, award or notice have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(10)                          Liens on assets or property of the Company or any Restricted Subsidiary (including Capital Stock) for the purpose of securing Capitalized Lease Obligations or Purchase Money Obligations, or securing the payment of all or a part of the purchase price of, or securing other Indebtedness Incurred to finance or refinance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business; provided that (a) the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture (excluding Indebtedness Incurred pursuant to Section 4.04(a) hereof) and (b) any such Lien may not extend to any assets or property of the Company or any Restricted Subsidiary other than assets or property acquired, improved, constructed or leased with the proceeds of such Indebtedness and any improvements or accessions to such assets and property;

(11)                          Liens arising by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary or financial institution (including, without limitation, Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code);

(12)                          Liens arising from Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases entered into by the Company and the Restricted Subsidiaries in the ordinary course of business;

(13)                          with respect to the Company and its Restricted Subsidiaries, Liens existing on or provided for or required to be granted under written agreements existing on the Issue Date after giving effect to the Transactions and the issuance of the Notes and the application of the proceeds thereof;

(14)                          Liens on property, other assets or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary (or at the time the Company or a Restricted Subsidiary acquires such property, other assets or shares of stock, including any acquisition by means of a merger, consolidation or other business combination transaction with or into the Company or any Restricted Subsidiary); provided, however, that such Liens are not created, Incurred or assumed in anticipation of or in connection with such other Person becoming a Restricted Subsidiary (or such acquisition of such property, other assets or stock); provided, further, that such Liens are limited to all or part of the same property, other assets or stock (plus improvements, accession, proceeds or dividends or distributions in connection with the original property, other assets or stock) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

(15)                          Liens on assets or property of the Company or any Restricted Subsidiary securing Indebtedness or other obligations of the Company or such Restricted Subsidiary owing to the Company or another Restricted Subsidiary, or Liens in favor of the Company or any Restricted Subsidiary;

(16)                          Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness that was previously so secured, and permitted to be secured under this Indenture; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is or could be the security for or subject to a Permitted Lien hereunder;

(17)                          any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

(18)                          (a) mortgages, liens, security interest, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third party on property over which the Company or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar arrangements relating thereto and (b) any condemnation or eminent domain proceedings affecting any real property;

(19)                          any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of, or assets owned by, any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(20)                          Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(21)                          Liens on Receivables Assets Incurred in connection with a Qualified Receivables Financing;

(22)                          Liens on Escrowed Proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers thereof) or on cash set aside at the time of the Incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose;

(23)                          bankers’ Liens, Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business of such Person to facilitate the purchase, shipment or storage of such inventory or other goods and Liens securing or arising by reason of any netting or set-off arrangement entered into in the ordinary course of banking or other trading activities;

(24)                          Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business, and pledges of goods, the related documents of title and/or other related documents arising or created in the ordinary course of business or operations as Liens only for Indebtedness to a bank or financial institution directly relating to the goods or documents on or over which the pledge exists;

(25)                          [Reserved];

(26)                          Liens on Capital Stock or other securities or assets of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;

(27)                          any security granted over Cash Equivalents in connection with the disposal thereof to a third party and Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(28)                          (a) Liens created for the benefit of or to secure, directly or indirectly, the Existing Credit Facility and the Existing Senior Secured Notes and, in each case, the guarantees thereof, and (b) Liens pursuant to the Intercreditor Agreement (or any additional intercreditor agreement);

(29)                          Liens created on any asset of the Company or a Restricted Subsidiary established to hold assets of any stock option plan or any other management or employee benefit or incentive plan or unit trust of the Company or a Restricted Subsidiary securing any loan to finance the acquisition of such assets;

(30)                          Liens; provided that the maximum amount of Indebtedness secured in the aggregate at any one time pursuant to this clause (30) does not exceed the greater of $250 million and 20% of L2QA Pro Forma EBITDA;

(31)                          Liens consisting of any right of set-off granted to any financial institution acting as a lockbox bank in connection with a Qualified Receivables Financing;

(32)                          Liens for the purpose of perfecting the ownership interests of a purchaser of Receivables and related assets pursuant to any Qualified Receivables Financing;

(33)                          Cash deposits or other Liens for the purpose of securing Limited Recourse;

(34)                          Liens arising in connection with other sales of Receivables permitted hereunder without recourse to the Company or any of its Restricted Subsidiaries;

(35)                          Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(36)                          Liens (a) on any cash earnest money deposits or cash advances made by the Company or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture, or (b) on other cash advances in favour of the seller of any property to be acquired in an Investment or other acquisition permitted hereunder to be applied against the purchase price for such Investment or other acquisition;

(37)                          Liens or rights of set off against credit balances of the Company or any of the Restricted Subsidiaries with credit card issuers or credit card processors or amounts owing by such credit card issuers or credit card processors to the Company or any Restricted Subsidiaries in the ordinary course of business to secure the obligations of the Company or any Restricted Subsidiary to the credit card issuers or credit card processors as a result of fees and charges;

(38)                          customary Liens of an indenture trustee on money or property held or collected by it to secure fees, expenses and indemnities owing to it by any obligor under an indenture; and

(39)                          Liens arising in connection with any Permitted Reorganization.

“Permitted Reorganisation” means any reorganizations and other activities related to tax planning and tax reorganization.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Priority Indebtedness” means (A) the sum, without duplication, of the aggregate outstanding Indebtedness Incurred by the Company or any Restricted Subsidiary on a consolidated basis under Section 4.04(a) or Section 4.04(b)(1) hereof (excluding any revolving Indebtedness Incurred pursuant to Section 4.04(b)(1) hereof) in each case that is either (i) secured by means of any Lien (to the extent the assets that secure such Indebtedness do not also secure the Notes on a pari passu or senior basis), (ii) Incurred by a Restricted Subsidiary of the Company that does not Guarantee the Notes or (iii) unsecured Indebtedness of a Restricted Subsidiary that Guarantees the Notes that is senior in right of payment to such Guarantee less (B) the aggregate amount of cash and Cash Equivalents of the Company and the Restricted Subsidiaries on a consolidated basis.

“Priority Indebtedness Ratio” means, as of any date of determination, the ratio of (x) Priority Indebtedness at such date to (y) L2QA Pro Forma EBITDA.

For the avoidance of doubt, in determining the Priority Indebtedness Ratio, no cash or Cash Equivalents shall be included that are the proceeds of Indebtedness in respect of which the calculation of the Priority Indebtedness Ratio is to be made.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on each Note certificate evidencing the Global Notes and the Definitive Registered Notes (and all Notes issued in exchange therefor or in substitution thereof) except where otherwise permitted by the provisions of this Indenture.

“Pro Forma EBITDA” means, for any period, the Consolidated EBITDA of the Company and the Restricted Subsidiaries, provided that for the purposes of calculating Pro Forma EBITDA for such period, if, as of such date of determination:

(1)                                 since the beginning of such period the Company or any Restricted Subsidiary has disposed of any company, any business, or any group of assets constituting an operating unit of a business or otherwise ceases to be a Restricted Subsidiary (and is not a Restricted Subsidiary at the end of such period) (any such disposition, a “Sale”) or if the transaction giving rise to the need to calculate Pro Forma EBITDA is such a Sale, Pro Forma EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets which are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period; provided that if any such sale constitutes “discontinued operations” in accordance with GAAP, Consolidated Net Income shall be reduced by an amount equal to the Consolidated Net Income (if positive) attributable to such operations for such period or increased by an amount equal to the Consolidated Net Income (if negative) attributable thereto for such period;

(2)                                 since the beginning of such period, a Parent, the Company or any Restricted Subsidiary (by merger or otherwise) has made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise has acquired any company, any business, or any group of assets constituting an operating unit of a business or a Person otherwise becomes a Restricted Subsidiary (and remains a Restricted Subsidiary at the end of such period) (any such Investment, acquisition or designation, a “Purchase”), including any such Purchase occurring in connection with a transaction causing a calculation to be made hereunder, Pro Forma EBITDA for such period will be calculated after giving pro forma effect thereto as if such Purchase occurred on the first day of such period; and

(3)                                 since the beginning of such period, any Person (that became a Restricted Subsidiary or was merged or otherwise combined with or into the Company or any Restricted Subsidiary since the beginning of such period) will have made any Sale or any Purchase that would have required an adjustment pursuant to clause (1) or (2) above if made by the Company or a Restricted Subsidiary since the beginning of such period, Pro Forma EBITDA for such period will be calculated after giving pro forma effect thereto as if such Sale or Purchase occurred on the first day of such period.

For the purposes of this definition and the definitions of Consolidated EBITDA, Consolidated Income Taxes, Consolidated Interest Expense, Consolidated Net Income, Consolidated Net Leverage Ratio and Priority Indebtedness Ratio (a) whenever pro forma effect is to be given to any transaction (including, without limitation, transactions listed in clauses (1) through (3) of this definition) or calculation hereunder or such other definitions, the pro forma calculations will be as determined in good faith by a responsible financial or accounting officer of the Company or an Officer of the Company (including in respect of anticipated expense and cost reductions and synergies (other than revenue synergies)) (calculated on a pro forma basis as though such expense and cost reductions and synergies had been realized on the first day of the period for which Pro Forma EBITDA is being determined and as though such cost savings, operating expense reductions and synergies were realized during the entirety of such period), (b) in determining the amount of Indebtedness outstanding on any date of determination, pro forma effect shall be given to any Incurrence, repayment, repurchase, defeasance or other acquisition, retirement or discharge of Indebtedness as if such transaction had occurred on the first day of the relevant period and (c) if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months).

“Public Debt” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (1) a public offering registered under the Securities Act or (2) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC for public resale.

“Public Offering” means any offering, including the Initial Public Offering, of shares of common stock or other common equity interests that are listed on an exchange or publicly offered (which shall include an offering pursuant to Rule 144A and/or Regulation S under the Securities Act to professional market investors or similar persons).

“Public Offering Expenses” means expenses Incurred by any Parent in connection with any Public Offering or any offering of Public Debt (whether or not successful):

(1)                                 where the net proceeds of such offering are intended to be received by or contributed or loaned to the Company or a Restricted Subsidiary;

(2)                                 in a pro-rated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned; or

(3)                                 otherwise on an interim basis prior to completion of such offering so long as any Parent shall cause the amount of such expenses to be repaid to the Company or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed, in each case, to the extent such expenses are not paid by another Subsidiary of such Parent.

“Purchase” has the meaning ascribed to it in the definition of “Pro Forma EBITDA”.

“Purchase Money Note” means a promissory note of a Receivables Subsidiary evidencing the deferred purchase price of Receivables (and related assets) and/or a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary in connection with a Qualified Receivables Financing with a Receivables Subsidiary, which deferred purchase price or line is repayable from cash available to the Receivables Subsidiary, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts owing to such investors and amounts paid in connection with the purchase of newly generated Receivables.

“Purchase Money Obligations” means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (including Capital Stock), and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:  (1) an Officer or the Board of Directors of the Company shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Receivables Subsidiary, (2) all sales of accounts receivable and related assets to the Receivables Subsidiary are made at fair market value (as determined in good faith by the Company), and (3) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Company or any Restricted Subsidiary (other than a Receivables Subsidiary) to secure Indebtedness under a Credit Facility or Indebtedness in respect of the Notes shall not be deemed a Qualified Receivables Financing.

“Receivable” means a right to receive payment arising from a sale or lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, as determined on the basis of GAAP, and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the Uniform Commercial Code as in effect in the State of New York and any “supporting obligations” as so defined.

“Receivables Assets” means any assets that are or will be the subject of a Qualified Receivables Financing.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries), or (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interest are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Company or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Company in which the Company or any Subsidiary of the Company make an Investment and to which the

Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary and:

(1)                                 no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Restricted Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings); (ii) is recourse to or obligates the Company or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or (iii) subjects any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings except, in each case, Limited Recourse and Permitted Liens as defined in clauses (31) through (34) of the definition thereof;

(2)                                 with which neither the Company nor any other Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Financing) other than on terms which the Company reasonably believes to be no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing Receivables; and

(3)                                 to which neither the Company nor any other Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results (other than those related to or incidental to the relevant Qualified Receivables Financing), except for Limited Recourse.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Refinance” means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell, extend or increase (including pursuant to any defeasance or discharge mechanism) and the terms “refinances”, “refinanced” and “refinancing” as used for any purpose in this Indenture shall have a correlative meaning.

“Refinancing Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary to refund, refinance, replace, exchange, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness existing on the date of this Indenture or Incurred in compliance with this Indenture including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(1)                                 if the Indebtedness being refinanced constitutes Subordinated Indebtedness, the Refinancing Indebtedness has a final stated maturity at the time such Refinancing Indebtedness is Incurred that is the same as or later than the final stated maturity of the Indebtedness being refinanced or, if shorter, the Notes;

(2)                                 such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay interest or premiums required by the instruments governing such existing Indebtedness and tender premiums, costs, expenses and fees Incurred in connection therewith);

(3)                                 if the Indebtedness being refinanced is expressly subordinated to the Notes, such Refinancing Indebtedness is subordinated to the Notes, on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced; and

(4)                                 if the Company or a Credit Facility Subsidiary was the obligor on the Indebtedness being refinanced, such Indebtedness is incurred either by the Company or by a Credit Facility Subsidiary, provided, however, that Refinancing Indebtedness shall not include (i) Indebtedness of the Company that refinances Indebtedness of an Unrestricted Subsidiary, or (ii) Indebtedness of the Company owing to and held by the Company or any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary.

Refinancing Indebtedness in respect of any Credit Facility or any other Indebtedness may be Incurred from time to time after the termination, discharge, or repayment of any such Credit Facility or other Indebtedness.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Notes” means all Notes offered and sold outside the United States in reliance on Regulation S.

“Related Taxes” means, without duplication (including, for the avoidance of doubt, without duplication of any amounts paid pursuant to any Tax Sharing Agreement):

(1)                                 any Taxes, including sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, registration, business, customs, net worth, gross receipts, excise, occupancy, intangibles or similar Taxes (other than (x) Taxes measured by income and (y) withholding taxes), required to be paid (provided such Taxes are in fact paid) by any Parent by virtue of its:

(a)                                 being incorporated or otherwise being established or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than, directly or indirectly, the Company or any Subsidiary of the Company);

(b)                                 issuing or holding Subordinated Shareholder Funding;

(c)                                  being a holding company parent, directly or indirectly, of the Company or any Subsidiary of the Company;

(d)                                 receiving dividends from or other distributions in respect of the Capital Stock of, directly or indirectly, the Company or any Subsidiary of the Company; or

(e)                                  having made any payment in respect to any of the items for which the Company is permitted to make payments to any Parent pursuant to Section 4.05 hereof; or

(2)                                 if and for so long as the Company is a member of a group filing a consolidated or combined tax return with any Parent or, for so long as the Issuer is an entity disregarded as separate from its Parent for U.S. federal income tax purposes, any Taxes measured by income for which such Parent is liable up to an amount not to exceed with respect to such Taxes the amount of any such Taxes that the Company and Subsidiaries of the Company would have been required to pay on a separate company basis or on a consolidated basis if the Company and the Subsidiaries of the Company had paid tax on a consolidated, combined, group, affiliated or unitary basis on behalf of an affiliated group consisting only of the Company and the Subsidiaries of the Company.

“Representative” means any trustee, agent or representative (if any) for an issue of Indebtedness or the provider of Indebtedness (if provided on a bilateral basis), as the case may be.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of the Indenture and any other officers of the Trustee to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Period”, with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, written notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date with respect to such Notes.

“Restricted Subsidiary” means a Subsidiary of the Company (including, for the avoidance of doubt, the Co-Issuer), other than an Unrestricted Subsidiary.

“Sale” has the meaning ascribed to it in the definition of “Pro Forma EBITDA”.

“Rule 144A” means Rule 144A under the Securities Act.

“S&P” means Standard & Poor’s Investors Ratings Services or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Securitization Assets” means (a) the account receivable, royalty or other revenue streams and other rights to payment and other assets related thereto subject to a Qualified Receivables Financing and the proceeds thereof and (b) contract rights, lockbox accounts and records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in a securitization financing.

“Senior Indebtedness” means with respect to any Person as of any date of determination, any Indebtedness for borrowed money that is Incurred under Section 4.04(a) or clauses (1), (4)(a), (4)(b) and (4)(c), (5), (7), (14) or (16) of Section 4.04(b) and any Refinancing Indebtedness in respect of the foregoing.

“Senior Secured Notes Issuer” means Altice US Finance I Corporation, a Delaware corporation.

“Senior Secured Notes Security Documents” means the security agreements, pledge agreements, collateral assignments, and any other instrument and document executed and delivered pursuant to the Existing Senior Secured Notes Indentures or otherwise or any of the foregoing, as the same may be amended, supplemented or otherwise modified from time to time, creating the security interests in the collateral securing the Existing Senior Secured Notes as contemplated by the Existing Senior Secured Notes Indentures.

“Significant Subsidiary” means any Restricted Subsidiary that meets any of the following conditions:

(1)                                 the Company’s and the Restricted Subsidiaries’ investments in and advances to the Restricted Subsidiary exceed 10% of total assets of the Company and the Restricted Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year;

(2)                                 the Company’s and the Restricted Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the Restricted Subsidiary exceeds 10% of total assets of the Company and the Restricted Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year; or

(3)                                 if positive, the Company’s and the Restricted Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Restricted Subsidiary exceeds 10% of such income of the Company and the Restricted Subsidiaries on a consolidated basis for the most recently completed fiscal year.

“Similar Business” means (a) any businesses, services or activities (including marketing) engaged in by the Company, Altice or any of their Subsidiaries on the Issue Date, (b) telecommunications, broadcast television, broadband and fixed and mobile telephony businesses, including the distribution, sale and for provision of mobile voice and data, fixed-line voice and internet services, transit voice traffic services and advertising and other services and equipment in relation thereto, and producing and selling any print, audio, video or other content and (c) any businesses, services and activities (including marketing) engaged in by the Company, Altice or any of their Subsidiaries that are (i) related, complementary, incidental, ancillary or similar to any of the foregoing or (ii) are reasonable extensions or developments of any thereof.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Receivables

Financing, including, without limitation, Limited Recourse and those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means, in the case of the Issuers, any Indebtedness (whether outstanding on the Issue Date or thereafter Incurred) which is expressly subordinated or junior in right of payment to the Notes pursuant to a written agreement.

“Subordinated Shareholder Funding” means, collectively, any funds provided to the Company by any Parent, any Affiliate of any Parent or any Permitted Holder or any Affiliate thereof, in exchange for or pursuant to any security, instrument or agreement other than Capital Stock, in each case issued to and held by any of the foregoing Persons, together with any such security, instrument or agreement and any other security or instrument other than Capital Stock issued in payment of any obligation under any Subordinated Shareholder Funding; provided, however, that such Subordinated Shareholder Funding:

(1)                                 does not mature or require any amortization, redemption or other repayment of principal or any sinking fund payment prior to the first anniversary of the Stated Maturity of the Notes (other than through conversion or exchange of such funding into Capital Stock (other than Disqualified Stock) of the Company or any funding meeting the requirements of this definition) or the making of any such payment prior to the first anniversary of the Stated Maturity of the Notes is restricted by an intercreditor agreement;

(2)                                 does not require, prior to the first anniversary of the Stated Maturity of the Notes, payment of cash interest, cash withholding amounts or other cash gross-ups, or any similar cash amounts or the making of any such payment prior to the first anniversary of the Stated Maturity of the Notes is restricted by an intercreditor agreement;

(3)                                 contains no change of control or similar provisions and does not accelerate and has no right to declare a default or event of default or take any enforcement action or otherwise require any cash payment, in each case, prior to the date that is six months following the Stated Maturity of the Notes or the payment of any amount as a result of any such action or provision or the exercise of any rights or enforcement action, in each case, prior to the date that is six months following the Stated Maturity of the Notes, is restricted by an intercreditor agreement;

(4)                                 does not provide for or require any security interest or encumbrance over any asset of the Company or any of the Restricted Subsidiaries; and

(5)                                 pursuant to its terms or to an intercreditor agreement, is fully subordinated and junior in right of payment to the Notes pursuant to subordination, payment blockage and enforcement limitation terms which are customary in all material respects for similar funding.

“Subsidiary” means, with respect to any Person:

(1)                                 any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; or

(2)                                 any partnership, joint venture, limited liability company or similar entity of which:

(a)                                 more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership interests or otherwise; and

(b)                                 such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Taxes” means any present or future tax, duty, levy, assessment or other governmental charge, including any related interest, penalties or additions to tax.

“Tax Sharing Agreement” means any tax sharing or profit and loss pooling or similar agreement with customary or arm’s-length terms entered into with any Parent or Unrestricted Subsidiary, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of this Indenture.

“Temporary Cash Investments” means any of the following:

(1)                                 any investment in

(a)                                 direct obligations of, or obligations Guaranteed by, (i) the United States of America, (ii) Canada, (iii) the United Kingdom, (iv) any European Union member state, (v) Switzerland, (vi) any country in whose currency funds are being held specifically pending application in the making of an investment or capital expenditure by the Company or a Restricted Subsidiary in that country with such funds or (vii) any agency or instrumentality of any such country or member state, or

(b)                                 direct obligations of any country recognized by the United States of America rated at least “A” by S&P or “A-1” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any Nationally Recognized Statistical Rating Organization);

(2)                                 overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers’ acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by:

(a)                                 any institution authorized to operate as a bank in any of the countries or member states referred to in subclause (1)(a) above, or

(b)                                 any bank or trust company organized under the laws of any such country or member state or any political subdivision thereof,

in each case, having capital and surplus aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long-term debt is rated at least “A” by S&P or “A-2” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any Nationally Recognized Statistical Rating Organization) at the time such Investment is made;

(3)                                 repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) or (2) above entered into with a Person meeting the qualifications described in clause (2) above;

(4)                                 Investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a Person (other than the Company or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any Nationally Recognized Statistical Rating Organization);

(5)                                 Investments in securities maturing not more than one year after the date of acquisition issued or fully Guaranteed by any state, commonwealth or territory of the United States of America, Canada, the United Kingdom, Switzerland, any European Union member state or by any political subdivision or taxing authority of any such state, commonwealth, territory, country or member state, and rated at least “BBB-” by S&P or “Baa3” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any Nationally Recognized Statistical Rating Organization);

(6)                                 bills of exchange issued in the United States of America, Canada, Switzerland, the United Kingdom or a member state of the European Union eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);

(7)                                 any money market deposit accounts issued or offered by a commercial bank organized under the laws of a country that is a member of the Organization for Economic Co-operation and Development, in each case, having capital and surplus in excess of $250 million (or the foreign currency equivalent thereof) or whose long term debt is rated at least “A” by S&P or “A-2” by Moody’s (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any Nationally Recognized Statistical Rating Organization) at the time such Investment is made;

(8)                                 investment funds investing 95% of their assets in securities of the type described in clauses (1) through (7) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution); and

(9)                                 investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the U.S. Investment Company Act of 1940, as amended.

“Term Loans” means the term loans extended pursuant to the Existing Credit Facility or pursuant to any Credit Facility under which Cequel Communications, LLC, the Senior Secured Notes Issuer or other Credit Facility Subsidiaries, as the case may be, are permitted to Incur Indebtedness under this Indenture.

“Total Assets” means the consolidated total assets of the Company and Restricted Subsidiaries as shown on the most recent consolidated balance sheet of the Company prepared on the basis of GAAP prior to the relevant date of determination calculated to give pro forma effect to any Purchases and Sales that have occurred subsequent to such period, including any such Purchase to be made with the proceeds of such Indebtedness giving rise to the need to calculate Total Assets.

“Transactions” means the refinancing transactions described under the section of the Offering Memorandum entitled “Summary—Refinancing”, including the issuance of the Notes (and the application of proceeds thereof).

“Treasury Rate” means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two Business Days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to April 1, 2023; provided that if the period from such redemption date to April 1, 2023 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Transfer Restricted Notes” means Definitive Registered Notes and any other Notes that bear or are required to bear the Private Placement Legend.

“U.S. Government Obligations” means securities that are (a) direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America, for the timely payment of which its full faith and credit is pledged or (b) obligations (or certificates representing an ownership interest in such obligations) of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, rated at least “A-1” by S&P or “P-1” by Moody’s, and which are not callable or redeemable at the option of the issuer thereof.

“Uniform Commercial Code” means the New York Uniform Commercial Code.

“Unrestricted Subsidiary” means:

(1)                                 any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Company in the manner provided below);

(2)                                 any Subsidiary of an Unrestricted Subsidiary; and

(3)                                 SL3TV, LLC.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, consolidation or other business combination transaction, or Investment therein) to be an Unrestricted Subsidiary only if:

(1)                                 such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Company, or any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; and

(2)                                 such designation and the Investment of the Company and the Restricted Subsidiaries in such Subsidiary complies with Section 4.05 hereof.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complies with the foregoing conditions.

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation (1) no Default or Event of Default would result therefrom and (2)(x) the Company could Incur at least $1.00 of additional Indebtedness under Section 4.04(a) or (y) the Consolidated Net Leverage Ratio would be no higher than it was immediately prior to giving effect to such designation, in each case, on a pro forma basis taking into account such designation.  Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation or an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors.

“Wholly Owned Subsidiary” means (1) in respect of any Person, a Person, all of the Capital Stock of which (other than (a) directors’ qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law, regulation or to ensure limited liability and (b) in the case of a Receivables Subsidiary, shares held by a Person that is not an Affiliate of the Company solely for the purpose of permitting such Person (or such Person’s designee) to vote with respect to customary major events with respect to such Receivables Subsidiary, including without limitation the institution of bankruptcy, insolvency or other similar proceedings, any merger or dissolution, and any change in charter documents or other customary events) is owned by that Person directly or (2) indirectly by a Person that satisfies the requirements of clause (1).

Section 1.02                             Other Definitions.

Term	Defined in Section
“Additional Notes”	Preamble
“Affiliate Transactions”	4.09(a)
“Asset Disposition Offer”	4.08(d)

“Asset Disposition Offer Amount”	4.08(g)
“Asset Disposition Offer Period”	4.08(g)
“Asset Disposition Purchase Date”	4.08(g)
“Authenticating Agent”	2.02
“Authentication Order”	2.02
“Change of Control Offer”	4.03(b)
“Change of Control Payment”	4.03(b)(1)
“Change of Control Payment Date”	4.03(b)(2)
“Code”	2.06(f)(1)
“covenant defeasance option”	8.01(b)
“defeasance trust”	8.02(a)
“Event of Default”	6.01(a)
“Excess Proceeds”	4.08(d)
“Foreign Currency”	4.04(j)
“Initial Agreement”	4.07(b)(5)
“Initial Default”	6.01(b)
“Initial Lien”	4.06(a)
“LCT Election”	4.21
“LCT Test Date”	4.21
“legal defeasance option”	8.01(b)
“Notes”	Preamble
“Original Notes”	Preamble
“Paying Agent”	2.03(a)
“payment default”	6.01(a)(5)(A)
“Permitted Payments”	4.05(b)
“protected purchaser”	2.07
“Redemption Amount”	3.07(b)
“Registrar”	2.03(a)
“Regulation S Global Notes”	2.01(b)
“Regulation S Temporary Global Notes”	2.06(i)(1)
“Restricted Payment”	4.05(a)
“Reversion Date”	4.11
“Rule 144A Global Notes”	2.01(b)
“Successor Company”	5.03(a)(1)
“Suspension Event”	4.11
“Transfer Agent”	2.03(a)
“Trustee”	Preamble

Section 1.03                             Rules of Construction.  Unless the context otherwise requires

(a)                                 a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)                                  “or” is not exclusive;

(d)                                 “will” shall be interpreted to express a command;

(e)                                  “including” means including without limitation;

(f)                                   words in the singular include the plural and words in the plural include the singular;

(g)                                  provisions apply to successive events and transactions; and

(h)                                 references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES

Section 2.01                             Form and Dating.

The Notes and the Trustee’s certificate of authentication with respect thereto will be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage and as provided herein.  The Issuers shall approve the form of the Notes and any notation, legend or endorsement thereon.  Each Note will be dated the date of its authentication.  The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(a)                                 Global Notes.

Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and purchases and cancellations.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Registrar, the Notes Custodian or DTC, at the direction of the Registrar, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(b)                                 Rule 144A Global Notes and Regulation S Global Notes.

Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Definitive Registered Notes or one or more Global Notes, each substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A hereto, except as otherwise permitted herein.  Such Notes in the form of Global Notes (the “Regulation S Global Notes”) shall be deposited on behalf of the purchasers of the Notes represented thereby with the Registrar (or Notes Custodian) as custodian for DTC, and registered in the name of Cede & Co., as nominee of DTC, for the accounts of DTC, duly executed by the Issuers and authenticated by the Trustee or the Authenticating Agent as hereinafter provided; provided that, during the Restricted Period, the Regulation S Global Notes will initially be credited within DTC for the accounts of Clearstream or Euroclear.  After the Restricted Period ends, investors may also hold their interests in the permanent Regulation S Global Note through organizations other than Clearstream or Euroclear that are DTC participants.  The aggregate principal amount of the Regulation S Global Notes may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the Regulation S Global Notes and recorded in the register maintained by the Registrar, as hereinafter provided. This Section 2.01(b) shall be subject to the provisions described in Section 2.06(i).

Notes offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more Definitive Registered Notes or one or more Global Notes, each substantially in the form of Exhibit A hereto, with such applicable legends as are provided in Exhibit A, except as otherwise permitted herein.  Such Notes in the form of Global Notes (the “Rule 144A Global Notes”) shall be deposited on behalf of the purchasers of the Notes represented thereby with the Registrar (or Notes Custodian) as custodian for DTC, and registered in the name of Cede & Co., as nominee of DTC, for the accounts of DTC, duly executed by the Issuers and authenticated by the Trustee or the Authenticating Agent as hereinafter provided.  The aggregate principal amount of the Rule 144A Global Notes may from time to time be increased or decreased by adjustments made by the Registrar on Schedule A to the Rule 144A Global Notes and recorded in the register maintained by the Registrar, as hereinafter provided.

(c)                                  Definitive Registered Notes.

Definitive Registered Notes shall be issued in accordance with this Indenture.  Notes issued in definitive registered form will be substantially in the forms of Exhibit A hereto (excluding the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” in the form of Schedule A attached thereto).

(d)                                 Book-Entry Provisions.

The Applicable Procedures shall be applicable to Book-Entry Interests in the Global Notes that are held by Participants through DTC.

(e)                                  Denomination.

The Notes shall be in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

Section 2.02                             Execution and Authentication.

At least one Officer must execute the Notes on behalf of the Issuers by manual, facsimile, or electronic (in “.pdf” format) signature.  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the authorized signatory of the Trustee or its Authenticating Agent.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.  Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuers, the Issuers shall deliver such Note to the Trustee for cancellation pursuant to Section 2.11 hereof.

The Trustee or the Authenticating Agent will, upon receipt of a written order of the Issuers, signed by an authorized representative (an “Authentication Order”), authenticate the Notes for original issue that may be validly issued under this Indenture, including any Additional Notes.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuers, pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint one or more authentication agents (each, an “Authenticating Agent”) to authenticate Notes.  Such an agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An Authenticating Agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.  The Trustee hereby appoints Deutsche Bank Trust Company Americas as its Authenticating Agent in respect of the Notes.  Deutsche Bank Trust Company Americas accepts such appointment, and the Issuer hereby confirms these appointments.

Section 2.03                             Transfer Agent, Registrar and Paying Agent.

(a)                                 The Issuers shall maintain an office or agency where Notes may be presented for registration (the “Registrar”) in New York, New York and where Notes may be presented for payment (the “Paying Agent”).  The Registrar shall keep a register reflecting ownership of the Notes outstanding from time to time and of their transfer and exchange.  In addition, the Issuers shall maintain an office or agency in New York, New York where Notes may be presented for transfer or exchange (the “Transfer Agent”).  The Issuers may have one or more co-registrars and one or more additional transfer and paying agents.  The terms “Paying Agent” and “Transfer Agent” include the Paying Agent, the Transfer Agent and any additional paying agent or transfer agent, as applicable, and the term “Registrar” includes any co-registrars.  The Issuers initially appoints Deutsche Bank Trust Company Americas, in New York, who accepts such appointment, as Paying Agent.  The Issuers initially appoints Deutsche Bank Trust Company Americas, in respect of the Notes, who accepts such appointment, as a Transfer Agent.  The Issuers initially appoints Deutsche Bank Trust Company Americas, in respect of the Notes, who accepts such appointment, as Registrar.  The Registrar shall provide a copy of the register and any update thereof to the Issuers upon request.

(b)                                 The Issuers shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture.  Such agreement shall implement the provisions of this Indenture that relate to such agent.  The Issuers shall notify the Trustee of the name and address of any such agent.  If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee may act, or may arrange for appropriate parties to act, as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07.  The Issuers or any Restricted Subsidiary may act as Paying Agent or Registrar in respect of the Notes.

(c)                                  The Issuers may change any Registrar, Paying Agent or Transfer Agent upon written notice to such Registrar, Paying Agent or Transfer Agent and to the Trustee, without prior notice to the Holders; provided, however, that no such removal shall become effective until (i) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuers and such successor Registrar, Paying Agent, or Transfer Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall, to the extent that it determines that it is able, serve as Registrar or Paying Agent or Transfer Agent until the appointment of a successor in accordance with clause (i) above.  The Registrar, Paying Agent or the Transfer Agent may resign by providing 30 days’ written notice to the Issuer and the Trustee.

If any Notes are listed on an exchange and the rules of such exchange so require, the Issuer will satisfy any requirement of such exchange as to Paying Agents, Registrars and Transfer Agents and will comply with any notice requirements required under such exchange in connection with any change of Paying Agent, Registrar or Transfer Agent.

Section 2.04                             Paying Agent not a party to this Indenture to Hold Money.

No later than 10:00 a.m. New York time on the Business Day that is the due date of the principal of, interest and premium (if any) on any Note, the Issuers shall deposit with the Paying Agent (or if the Issuers or a Restricted Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of, or to the extent the concept of trust is not recognized in the relevant jurisdiction, hold on behalf of and for the benefit of, the Persons entitled thereto) a sum sufficient to pay such principal, interest and premium (if any) when so becoming due and, subject to receipt of such monies, the Paying Agent shall make payment on the Notes in accordance with this Indenture.  The Issuer shall require each Paying Agent that is not a party to this Indenture to agree in writing (and any Paying Agent party to this Indenture agrees) that such Paying Agent shall hold for the benefit of the Trustee all money held by the Paying Agent for the payment of principal of, interest and premium (if any) on the Notes and shall notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making such payment.  The Issuers shall, no later than 10:00 a.m. New York time the Business Day prior to the date on which such payment is due, send to the Paying Agent an irrevocable payment instruction.  If the Issuers or a Restricted Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent.  Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.  For the avoidance of doubt, the Paying Agent and the Trustee shall be held harmless and have no liability or obligation with respect to payments or disbursements to be made by the Paying Agent and Trustee (i) for which payment instructions are not made or that are not otherwise deposited by the respective times set forth in this Section 2.04, and (ii) until they have confirmed receipt of funds sufficient to make the relevant payment.

Section 2.05                             Holder Lists.

The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  Following the exchange of beneficial interests in Global Notes for Definitive Registered Notes, the Issuers shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date, and at such other times as the Trustee may reasonably require, the names and addresses of Holders of such Definitive Registered Notes.

Section 2.06                             Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Notes.

A Regulation S Global Note or Rule 144A Global Note may not be transferred except as a whole by DTC to a Notes Custodian or a nominee of such Notes Custodian, by a Notes Custodian or a nominee of such Notes Custodian to DTC or to another nominee or Notes Custodian of DTC, or by such Notes Custodian or DTC or any such nominee to a successor of DTC or a Notes Custodian or a nominee thereof.

All Global Notes will be exchanged by the Issuers for Definitive Registered Notes:

(1)                                 if DTC notifies the Issuers that it is unwilling or unable to continue to act as depositary and a successor depositary is not appointed by the Issuer within 120 days;

(2)                                 if DTC so requests following an Event of Default under this Indenture; or

(3)                                 if the owner of a Book-Entry Interest requests such exchange in writing delivered through DTC, following an Event of Default under this Indenture.

Upon the occurrence of any of the preceding events in clauses (1) through (3) above, the Issuers shall issue Definitive Registered Notes registered in the name or names and issued in any approved denominations, as requested by or on behalf of DTC, or the Issuers, as applicable (in accordance with their respective customary procedures and based upon directions received from participants reflecting the beneficial ownership of Book-Entry Interests), to the Trustee and the Registrar, and such transfer or exchange shall be recorded in the Register.

Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a).  Book-Entry Interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b)                                 General Provisions Applicable to Transfer and Exchange of Book-Entry Interests in the Global Notes.

The transfer and exchange of Book-Entry Interests shall be effected through DTC in accordance with the provisions of this Indenture and the Applicable Procedures.  In connection with all transfers and exchanges of Book-Entry Interests (other than transfers of Book-Entry Interests in connection with which the transferee takes delivery thereof in the form of a Book-Entry Interest in the same Global Note), the Transfer Agent (copied to the Trustee) must receive:  (i) a written order from a Participant or an Indirect Participant given to DTC in accordance with the Applicable Procedures directing DTC to debit from the transferor a Book-Entry Interest in an amount equal to the Book-Entry Interest to be transferred or exchanged; (ii) a written order from a Participant or an Indirect Participant given to DTC in accordance with the Applicable Procedures directing DTC to credit or cause to be credited a Book-Entry Interest in another Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and (iii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited or debited with such increase or decrease, if applicable.

In connection with a transfer or exchange of a Book-Entry Interest for a Definitive Registered Note, the Transfer Agent (copied to the Trustee and the Registrar) must receive:  (i) a written order from a Participant or an Indirect Participant given to DTC in accordance with the Applicable Procedures directing DTC to debit from the transferor a Book-Entry Interest in an amount equal to the Book-Entry Interest to be transferred or exchanged; (ii) a written order from a Participant directing the Registrar to cause to be issued a Definitive Registered Note in an amount equal to the Book Entry Interest to be transferred or exchanged; and (iii) instructions containing information regarding the Person in whose name such Definitive Registered Note shall be registered to effect the transfer or exchange referred to above.

In connection with any transfer or exchange of Definitive Registered Notes, the Holder of such Notes shall present or surrender to the Registrar the Definitive Registered Notes duly endorsed or accompanied by a written instruction of transfer in a form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, in connection with a transfer or exchange of a Definitive Registered Note for a Book-Entry Interest, the Transfer Agent (copied to the Trustee) must receive a written order directing DTC to credit the account of the transferee in an amount equal to the Book-Entry Interest to be transferred or exchanged.

Upon satisfaction of all of the requirements for transfer or exchange of Book-Entry Interests in Global Notes (other than transfers of Book-Entry Interests in connection with which the transferee takes delivery thereof in the form of a Book-Entry Interest in the same Global Note) contained in this Indenture, the Transfer Agent (copied to the Trustee or the Registrar), as specified in this Section 2.06, shall endorse the Global Note(s) with any increase or decrease and instruct DTC to reflect such increase or decrease in its systems.

Transfers of Book-Entry Interests shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers and exchanges of Book-Entry Interests for Book-Entry Interests also shall require compliance with either subparagraph (b)(1) or (b)(2) below, as applicable, as well as subparagraph (b)(3) below, if applicable:

(1)                                 Transfer of Book-Entry Interests in the Same Global Note.  Book-Entry Interests in a Global Note may be transferred to Persons who take delivery thereof in the form of a Book-Entry Interest in a Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, Book-Entry Interests in the Regulation S Global Notes will be limited to persons that have accounts with DTC or persons who hold interests through DTC, and any sale or transfer of such interest to U.S. persons shall not be permitted during the Restricted Period unless such resale or transfer is made pursuant to Rule 144A.  No written orders or instructions shall be required to be delivered to the Trustee to effect the transfers described in this Section 2.06(b)(1).

(2)                                 All Other Transfers and Exchanges of Book-Entry Interests in Global Notes.  A Holder may transfer or exchange a Book-Entry Interest in Global Notes in a transaction not subject to Section 2.06(b)(1) above only if the Trustee and the Registrar or the Transfer Agent (copied to the Trustee) receives either:

(A)                               both:

(i)                                     a written order from a Participant or an Indirect Participant given to DTC in accordance with the Applicable Procedures directing DTC to credit or cause to be credited a Book-Entry Interest in another Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and

(ii)                                  instructions given by DTC in accordance with the Applicable Procedures containing information regarding the Participant’s account to be credited with such increase; or

(B)                               both:

(i)                                     a written order from a Participant or an Indirect Participant given to DTC in accordance with the Applicable Procedures directing DTC to cause to be issued a Definitive Registered Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and

(ii)                                  instructions given by DTC to the Registrar containing information specifying the identity of the Person in whose name such Definitive Registered Note shall be registered to effect the transfer or exchange referred to in (1) above, the principal amount of such securities and the ISIN, Common Code, CUSIP or other similar number identifying the Notes,

provided that any such transfer or exchange is made in accordance with the transfer restrictions set forth in the Private Placement Legend.

(3)                                 Transfer of Book-Entry Interests to Another Global Note.  A Book-Entry Interest in any Global Note may be transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in another Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)                               if the transferee will take delivery in the form of a Book-Entry Interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)                               if the transferee will take delivery in the form of a Book-Entry Interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(c)                                  Transfer or Exchange of Book-Entry Interests in Global Notes for Definitive Registered Notes.

If any holder of a Book-Entry Interest in a Global Note proposes to exchange such Book-Entry Interest for a Definitive Registered Note or to transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of a Definitive Registered Note, then, upon receipt by the Trustee and the Registrar of the following documentation:

(1)                                 in the case of a transfer on or before the expiration of the Restricted Period by a holder of a Book-Entry Interest in a Regulation S Global Note, the Trustee shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(2)                                 in the case of an exchange by a holder of a Book-Entry Interest in a Global Note of such Book-Entry Interest for a Definitive Registered Note, the Trustee shall have received a certificate from such holder in the form of Exhibit C hereto, including the certifications in items (1) thereof;

(3)                                 in the case of a transfer after the expiration of the Restricted Period by a holder of a Book-Entry Interest in a Regulation S Global Note, the transfer complies with Section 2.06(b);

(4)                                 in the case of a transfer by a holder of a Book-Entry Interest in a Rule 144A Global Note to a QIB in reliance on Rule 144A, the Trustee shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(5)                                 in the case of a transfer by a holder of a Book-Entry Interest in a Rule 144A Global Note in reliance on Regulation S, the Trustee shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; or

(6)                                 in the case of a transfer by a holder of a Book-Entry Interest in a Rule 144A Global Note in reliance on Rule 144, the Trustee shall have received a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3) thereof, the Paying Agent or Registrar shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuers shall execute and the Trustee or its Authenticating Agent shall authenticate and deliver to the Person designated in the instructions a Definitive Registered Note in the appropriate principal amount.  Any Definitive Registered Note issued in exchange for, or upon transfer of, a Book-Entry Interest in a Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such Book-Entry Interest shall instruct the Registrar through instructions from DTC and the Participant or Indirect Participant.  The Registrar shall deliver (or cause to be delivered) such Definitive Registered Notes to the Persons in whose names such Notes are so registered.  Any Definitive Registered Note issued in exchange for a Book-Entry Interest in a Global Note pursuant to this Section 2.06(c) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(d)                                 Transfer and Exchange of Definitive Registered Notes for Book-Entry Interests in the Global Notes.  If any Holder of a Definitive Registered Note proposes to exchange such Note for a Book-Entry Interest in a Global Note or to transfer such Definitive Registered Notes to a Person who takes delivery thereof in the form of a Book-Entry Interest in a Global Note, then, upon receipt by the Trustee, the Transfer Agent and the Registrar of the following documentation:

(1)                                 if the Holder of such Definitive Registered Note proposes to exchange such Note for a Book-Entry Interest in a Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2) thereof;

(2)                                 if such Definitive Registered Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(3)                                 if such Definitive Registered Note is being transferred in reliance on Regulation S or Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) or (3) thereof, as applicable;

(4)                                 if such Definitive Registered Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3) thereof; and

the Registrar will cancel the Definitive Registered Note and record such exchange or transfer in the Register, and the Registrar will increase or cause to be increased the aggregate principal amount of, in the case of clause (1) above, the appropriate Global Note, in the case of clause (2) above, the appropriate Rule 144A Global Note, in the case of clause (3) above, the appropriate Global Note, and in the case of clause (4) above, the appropriate Global Note.

(e)                                  Transfer and Exchange of Definitive Registered Notes for Definitive Registered Notes.

Definitive Registered Notes may be transferred or exchanged in whole or in part, in minimum denominations of $200,000 in principal amount and integral multiples of $1,000 in excess thereof to persons who take delivery thereof in the form of Definitive Registered Notes in accordance with this

Section 2.06(e).  Upon request by a Holder of Definitive Registered Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Transfer Agent or the Registrar will register the transfer or exchange of Definitive Registered Notes of which registration the Issuer will be informed of by the Transfer Agent or the Registrar (as the case may be) upon request.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Transfer Agent or the Registrar the Definitive Registered Notes duly endorsed and accompanied by a written instruction of transfer in a form satisfactory to the Transfer Agent or the Registrar duly executed by such Holder or its attorney, duly authorized to execute the same in writing.  In the event that the Holder of such Definitive Registered Notes does not transfer the entire principal amount of Notes represented by any such Definitive Registered Note, the Transfer Agent or the Registrar will cancel or cause to be cancelled such Definitive Registered Note and the Issuers (who have been informed of such cancellation) shall execute and the Trustee or the Authenticating Agent, upon receipt of an Authentication Order, shall authenticate and deliver to the requesting Holder and any transferee Definitive Registered Notes in the appropriate principal amounts.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

Any Definitive Registered Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Definitive Registered Note if the Registrar receives the following:

(1)                                 if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(2)                                 if the transfer will be made in reliance on Regulation S, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(f)                                   Legend.

(1)                                 Except as permitted by the following paragraph (2), (3) or (4), each Note certificate evidencing the Global Notes and the Definitive Registered Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUERS OR

ANY AFFILIATE OF THE ISSUERS WERE THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE ISSUERS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR OF A PLAN SUBJECT TO PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2)(A) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT

CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS; AND (B) IF THE HOLDER IS A PLAN WHICH IS SUBJECT TO ERISA OR SECTION 4975 OF THE CODE, THE DECISION TO PURCHASE THE NOTES HAS BEEN MADE BY A DULY AUTHORIZED FIDUCIARY (EACH A “PLAN FIDUCIARY”) WHO IS INDEPENDENT OF THE ISSUERS AND THEIR AFFILIATES, WHICH PLAN FIDUCIARY (1) IS A FIDUCIARY UNDER ERISA OR THE CODE, OR BOTH, WITH RESPECT TO THE DECISION TO PURCHASE THE NOTES, (2) IS NOT THE INDIVIDUAL RETIREMENT ACCOUNT (“IRA”) OWNER (IN THE CASE OF A HOLDER WHICH IS AN IRA), (3) IS CAPABLE OF EVALUATING INVESTMENT RISKS INDEPENDENTLY, BOTH IN GENERAL AND WITH REGARD TO THE PROSPECTIVE INVESTMENT IN THE NOTES, (4) HAS EXERCISED INDEPENDENT JUDGMENT IN EVALUATING WHETHER TO INVEST THE ASSETS OF SUCH PLAN IN THE NOTES, AND (5) IS EITHER A BANK, AN INSURANCE CARRIER, A REGISTERED INVESTMENT ADVISER, A REGISTERED BROKERDEALER OR AN INDEPENDENT FIDUCIARY WITH AT LEAST $50 MILLION OF ASSETS UNDER MANAGEMENT OR CONTROL; PROVIDED, HOWEVER, THAT HOLDERS WILL NOT BE DEEMED TO MAKE REPRESENTATIONS IN THIS CLAUSE 2(B) TO THE EXTENT THAT THE REGULATIONS UNDER SECTION 3(21) OF ERISA ISSUED BY THE DEPARTMENT OF LABOR ON APRIL 8, 2016 ARE RESCINDED.

Each Global Note shall bear the following legend:

THIS GLOBAL NOTE IS HELD BY THE NOTES CUSTODIAN (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THIS GLOBAL NOTE MAY BE TRANSFERRED OR EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, AND (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE.

The following legend shall also be included, if applicable:

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE ISSUERS WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE ISSUERS, C/O ALTICE USA., 1 COURT SQUARE WEST, LONG ISLAND CITY, NY, 11101, UNITED STATES OF AMERICA, ATTENTION: CHIEF FINANCIAL OFFICER.

Each Definitive Registered Note shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER

INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Regulation S Temporary Global Note will bear the following additional legend:

THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE U.S. SECURITIES ACT. NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, DELIVERED OR EXCHANGED FOR AN INTEREST IN A PERMANENT GLOBAL NOTE OR OTHER NOTE EXCEPT UPON DELIVERY OF THE CERTIFICATIONS SPECIFIED IN THE INDENTURE.

(2)                                 Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Registered Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Registered Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Transfer Agent and Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

(3)                                 Upon a sale or transfer after the expiration of the Restricted Period of any Note acquired pursuant to Regulation S, all requirements that such Note bear the Private Placement Legend shall cease to apply and the requirements requiring any such Note be issued in global form shall continue to apply.

(4)                                 Any additional Notes sold in a registered offering under the Securities Act shall not be required to bear the Private Placement Legend.

(g)                                  Cancellation and/or Adjustment of Global Notes.  At such time as all Book-Entry Interests in a particular Global Note have been exchanged for Definitive Registered Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note will be returned to or retained and cancelled by the Registrar in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any Book-Entry Interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a Book-Entry Interest in another Global Note or for Definitive Registered Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Registrar or the Notes Custodian, at the direction of the Trustee, to reflect such reduction; and if the Book-Entry Interests is being exchanged for or transferred to a Person who will take delivery thereof in the form of a Book-Entry Interests in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Registrar or by the Notes Custodian at the direction of the Trustee to reflect such increase.

(h)                                 General Provisions Relating to Transfers and Exchanges.

(1)                                 To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee or its Authenticating Agent will authenticate Global Notes and Definitive Registered Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)                                 No service charge will be made by the Issuers or the Registrar to a Holder of a Book-Entry Interest in a Global Note, a Holder of a Global Note or a Holder of a Definitive Registered Note for any registration of transfer or exchange, but the Issuers and the Trustee may require payment of a sum sufficient to cover any stamp duty, stamp duty reserve, documentary or other similar tax or governmental charge that may be imposed in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.03, 4.08 and 9.04 hereof).

(3)                                 No Transfer Agent or Registrar will be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)                                 All Global Notes and Definitive Registered Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Registered Notes will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Registered Notes surrendered upon such registration of transfer or exchange.

(5)                                 Except as may be separately agreed by the Issuers, the Issuers shall not be required to register the transfer into its register kept at its registered office of any Definitive Registered Notes:  (A) for a period of 15 calendar days prior to any date fixed for the redemption of the Notes under Section 3.03 hereof; (B) for a period of 15 calendar days immediately prior to the date fixed for selection of Notes to be redeemed in part; (C) for a period of 15 calendar days prior to the record date with respect to any interest payment date; or (D) which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Asset Disposition Offer.  Any such transfer will be made without charge to the Holder, other than any taxes, duties and governmental charges payable in connection with such transfer.

(6)                                 The Trustee, any Agent and the Issuers shall deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) or interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(7)                                 All certifications, certificates and Opinions of Counsel required to be submitted to the Issuer, the Trustee or the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted initially by facsimile with originals to be delivered promptly thereafter to the Trustee.

(i)                                     Transfer and Exchange of Regulation S Temporary Global Notes.

(1)                                 Regulation S Notes initially will be represented by one or more temporary notes in registered, global form without interest coupons (collectively, the “Regulation S Temporary Global Notes”).

(2)                                 Through and including the Restricted Period, beneficial interests in the Regulation S Temporary Global Notes may be held only through the Euroclear and Clearstream (as indirect participants in DTC), unless transferred to a person who takes delivery through a beneficial interest in a Rule 144A Global Notes or is exchanged for one or more permanent notes in registered, global form without interest coupons in compliance with the transfer restrictions applicable to the notes and in each case subject to the transfer restrictions set forth in this Section 2.06.

(3)                                 After the expiration of the Restricted Period, the Regulation S Temporary Notes will automatically be exchanged for one or more permanent Regulation S Global Notes. After the Restricted Period ends, investors may also hold their beneficial interests in the Regulation S Global Notes through organizations other than Euroclear or Clearstream that are DTC Participants.

None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner in a Global Note, a Participant or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant, with respect to any ownership interest in a Global Note or with respect to the delivery to any Participant, beneficial owner or other Person (other than the Depositary or its nominee) of any notice (including any notice of redemption) or the payment of any amount (other than the Depositary or its nominee), under or with respect to such Global Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of the Global Note). The rights of beneficial owners in the Global Note shall be exercised only through the Depositary subject to the applicable procedures. The Trustee and the Agents shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, Participants and any beneficial owners. The Trustee and the Agents shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole holder of such Global Note and shall have no obligations to the beneficial owners thereof. None of the Trustee or any Agent shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Note for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the Depositary and any Participant or between or among the Depositary, any such Participant and/or any holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.

Section 2.07                             Replacement Notes.

If a mutilated Note is surrendered to the Registrar or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee or the Authenticating Agent, upon receipt of an Authentication Order, shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) notifies the Issuers or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee.  If required by the Trustee or the Issuers, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee and the Issuers, to protect the Issuers, the Trustee, the Authenticating Agent, Paying Agent and the Registrar from any loss that any of them may suffer if a Note is replaced.  The Issuers and the Trustee may charge the Holder for their expenses in replacing a Note including, but not limited to, reasonable fees and expenses of counsel and any tax that may be imposed with respect to the replacement of such Note.  In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note is an additional obligation of the Issuers.

The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Section 2.08                             Outstanding Notes.

Notes outstanding at any time are all Notes authenticated by the Trustee or the Authenticating Agent except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding.  Subject to Section 12.04, a Note does not cease to be outstanding because the Issuers or an Affiliate of the Issuer holds the Note.  If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Note is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent receives (or if the Issuer or a Restricted Subsidiary of the Issuer is acting as Paying Agent and such Paying Agent segregates and holds in trust) in accordance with this Indenture, no later than 10:00 a.m. New York time on the Business Day that is a redemption date or maturity date, money sufficient to pay all principal and interest and premium, if any, payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such amount to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.09                             Treasury Notes.

(a)                                 The Issuers shall promptly notify the Trustee of any Notes owned by the Issuers or any Affiliate of the Issuers.  Except as otherwise provided under Article III, in determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, or any amendment, modification or other change to this Indenture, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

(b)                                 Notwithstanding any provision to the contrary in this Indenture (including Section 2.09(a) hereof), in determining whether the Holders of at least 90% of the aggregate principal amount of the then outstanding Notes have validly tendered and not withdrawn Notes in a Change of Control Offer, other tender offer or offer to purchase for all of the Notes, as applicable, Notes owned by any Affiliate of the Issuers or funds controlled or managed by any Affiliate of the Issuers, or any successor thereof, shall be deemed to be outstanding for the purposes of such Change of Control Offer, tender offer or other offer to purchase, as applicable.

Section 2.10                             Temporary Notes.

In the event that Definitive Registered Notes are to be issued under the terms of this Indenture, until such Definitive Registered Notes are ready for delivery, the Issuers may prepare and the Trustee or the Authenticating Agent, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Registered Notes but may have variations that the Issuers consider appropriate for temporary Notes.  Without unreasonable delay, the Issuers shall prepare and the Trustee or the Authenticating Agent, upon receipt of an Authentication Order, shall authenticate Definitive Registered Notes and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Issuer, without charge to the Holder.

Section 2.11                             Cancellation.

The Issuers at any time may deliver Notes to the Registrar for cancellation.  The Trustee and the Paying Agent shall forward to the Registrar any Notes surrendered to them for registration of transfer, exchange or payment.  The Registrar (or an agent authorized by the Registrar) and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures or deliver canceled Notes to the Issuers pursuant to written direction by an Officer of the Issuers.  Upon request of the Issuers, certification of the destruction of all canceled Notes shall be delivered to the Issuers.  The Issuers may not issue new Notes to replace Notes it has redeemed or delivered to the Registrar for cancellation.  If the Issuers shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes, unless and until the same are surrendered to the Registrar for cancellation pursuant to this Section 2.11.  Neither the Trustee nor the Authenticating Agent shall authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

Section 2.12                             Defaulted Interest.

If the Issuers default in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Issuers will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuers) will mail or cause to be mailed to the Holders in accordance with Section 12.01 hereof a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13                             Further Issues.

(a)                                 Subject to compliance with Section 4.04 hereof, the Issuers may from time to time issue Additional Notes ranking pari passu with the Initial Notes and with the same terms as to status, redemption and otherwise as such Notes (save for payment of interest accruing prior to the issue date of such Additional Notes or for the first payment of interest following the issue date of such Additional Notes).  Any Additional Notes, the Initial Notes and any previously issued Additional Notes will be consolidated and treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions, and offers to purchase except as otherwise specified with respect to each series of Notes.

(b)                                 Whenever it is proposed to create and issue any Additional Notes, the Issuers shall give to the Trustee not less than three Business Days’ notice in writing of its intention to do so, stating the amount of Additional Notes proposed to be created and issued.

Section 2.14                             Common Codes, ISIN and CUSIP Numbers.

The Issuers, in issuing the Notes may use Common Codes, ISIN and CUSIP numbers (if then generally in use) and, if so, the Issuers shall use Common Codes, ISIN and CUSIP numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers; provided, further, that if any Additional Notes are not fungible with the Notes, such Additional Notes shall have a different ISIN and/or Common Code number (or other applicable identifying number).  The Issuer will promptly notify the Trustee and the Paying Agent, in writing, of any change in the Common Code, ISIN or CUSIP numbers.

Section 2.15                             Currency Indemnity.

The sole currency of account and payment for all sums payable by the Issuers under or in connection with the Notes is dollars, including damages.  Any amount received or recovered in a currency other than dollars, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuers, or otherwise by any Holder or by the Trustee, in respect of any sum expressed to be due to it from the Issuers, will only constitute a discharge to the Issuers to the extent of the dollars amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

If that dollar amount is less than the dollar amount expressed to be due to the recipient or the Trustee under any Note, the Issuers will indemnify them against any loss sustained by such recipient or the Trustee as a result.  In any event, the Issuers will indemnify the recipient or the Trustee on a joint or several basis against the cost of making any such purchase.  For the purposes of this currency indemnity provision, it will be prima facie evidence of the matter stated therein for the Holder or the Trustee to certify in a manner reasonably satisfactory to the Issuers (indicating the sources of information used) the loss it Incurred in making any such purchase.  These indemnities constitute a separate and independent obligation from the Issuers’ other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any Holder or the Trustee (other than a waiver of the indemnities set out herein) and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or to the Trustee.

Section 2.16                             Deposit of Moneys

No later than 10:00 a.m. (New York time) on the Business Day that is an interest payment date, the maturity date of the Notes and each payment date relating to an Asset Disposition Offer or a Change of Control Offer, and on the Business Day immediately following any acceleration of the Notes pursuant to Section 6.02 hereof, the Issuers shall deposit with the Paying Agent, in immediately available funds, money in dollars sufficient to make cash payments, if any, due on such day or date, as the case may be.  Subject to actual receipt of such funds as provided by this Section 2.16 by the designated Paying Agent, such Paying Agent shall remit such payment in a timely manner to the Holders on such day or date, as the case may be, to the Persons and in the manner set forth in paragraph 2 of the Notes; provided, however, that no Paying Agent shall be obliged to make a payment until it has received funds sufficient to make such payment.  The Issuers shall promptly notify the Trustee and the Paying Agent of its failure to so act.

Section 2.17                             Agents

(a)                                 The rights, powers, duties and obligations and actions of each Agent under this Indenture are several and not joint or joint and several, and the Agents shall only be obliged to perform those duties expressly set out in this Indenture and shall have no implied duties.

(b)                                 The Issuers and the Agents acknowledge and agree that in the event of a Default or Event of Default, the Trustee may, by notice in writing to the Issuers and the Agents, require that the Agents act as agents of, and take instructions exclusively from, the Trustee.  Until they have received such written notice from the Trustee, the Agents shall act solely as agents of the Issuers and need have no concern for the interests of the Holders.

ARTICLE 3
REDEMPTION

Section 3.01                             Notices to Trustee.

If the Issuers elect to redeem Notes pursuant to Section 3.07 hereof, it shall notify the Trustee and the Paying Agent of the redemption date and the principal amount of Notes to be redeemed and the section of the Note pursuant to which the redemption will occur.

Unless otherwise specified, the Issuers shall give each notice in writing to the Trustee and the Paying Agent in writing provided for in this Article 3 at least 10 days, but not more than 60 days, before the redemption date unless the Trustee or the Paying Agent (as the case may be) consents to a shorter period in its sole discretion.  In the case of a redemption pursuant to Section 3.07 hereof, prior to the publication or, where relevant, mailing of any notice of redemption of the Notes pursuant to Section 3.03, the Issuers will deliver such notice along with an Officer’s Certificate from the Issuers to the effect that such redemption will comply with the conditions herein.  The Trustee will accept and shall be entitled to rely conclusively and without further inquiry on such Officer’s Certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions precedent as described in Sections 3.07 hereof, as the case may be, in which event it will be conclusive and binding on the Holders.

Section 3.02                             Selection of Notes To Be Redeemed or Repurchased.

If less than all of the Notes are to be redeemed at any time, the Notes for redemption will be selected in accordance with the procedures of DTC, or if DTC prescribes no method of selection, then the Issuers will instruct the Trustee or the Registrar to select the Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed, as certified to the Trustee or the Registrar or if the Notes are not so listed or such exchange prescribes no method of selection, then based on a method that most nearly approximates a pro rata selection or by lot; provided, however, that no Note of $200,000 in aggregate principal amount or less shall be redeemed in part and only Notes in integral multiples of $1,000 will be redeemed.  Provisions of this

Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.  The Trustee shall notify the Issuer promptly of the Notes or portions of Notes to be redeemed.  Neither the Trustee nor the Registrar will be liable for any selections made in accordance with this Section 3.02.

Section 3.03                             Notice of Redemption.

(a)                                 Other than as provided in Section 3.03(b), not less than 10 days but not more than 60 days before a date for redemption of Notes, the Issuers shall transmit a notice of redemption in accordance with Section 12.01 hereof.  If such Notes are in global form, notice of redemption will be delivered to DTC for communication to the entitled account holders.

The notice shall identify the Notes to be redeemed and shall state:

(1)                                 the redemption date and the record date;

(2)                                 the redemption price, and, if applicable, the appropriate calculation of such redemption price and the amount of accrued interest to the redemption date;

(3)                                 the name and address of the Paying Agent;

(4)                                 that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5)                                 if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed;

(6)                                 that, unless the Issuers default in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7)                                 the Common Codes, ISIN or CUSIP number, as applicable, if any, printed on the Notes being redeemed;

(8)                                 the paragraph of the Notes or section of this Indenture pursuant to which the Notes are being redeemed;

(9)                                 that no representation is made as to the correctness or accuracy of the Common Codes, ISIN or CUSIP number, as applicable, if any, listed in such notice or printed on the Notes; and

(10)                          if any Notes is to be redeemed in part only, the portion of the principal amount thereof to be redeemed.

(b)                                 At the Issuers’ request and expense, the Trustee or the Paying Agent shall give the notice of redemption in the Issuers’ name.  In such event, the Issuers shall provide the Trustee and the Paying Agent at least 2 Business Days prior to the date on which notice of redemption is to be delivered to Holders (unless a shorter period of time is acceptable to the Trustee and the Paying Agent), an Officer’s Certificate requesting the Trustee or the Paying Agent to give such notice and also containing the information required to be contained in such notice pursuant to Section 3.03 hereof.

Section 3.04                             Effect of Notice of Redemption.

Once notice of redemption is delivered, Notes called for redemption cease to accrue interest, and become due and payable, on the redemption date and at the redemption price stated in the notice, provided, however, that any redemption notice given in respect of the redemption referred to in Section 3.07 hereof may, at the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent to the extent permitted under Section 3.07.  Upon surrender to the Paying Agent, the Notes shall be paid at the redemption price stated in the notice, plus accrued interest, if any, to, but not including, the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.05                             Deposit of Redemption Price.

No later than 10:00 a.m. New York time on the Business Day that is a redemption date, the Issuers shall deposit with the Paying Agent (or, if the Issuer or a Restricted Subsidiary of the Issuer is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuers to the Registrar for cancellation.  On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuers have deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest, if any, on, the Notes to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.  For the avoidance of doubt, the Paying Agent and the Trustee shall be held harmless and have no liability or obligation with respect to payments or disbursements to be made by the Paying Agent and Trustee (i) for which payment instructions are not made or that are not otherwise deposited by the respective times set forth in this Section 3.05 and (ii) until they have confirmed receipt of funds sufficient to make the relevant payment.

Section 3.06                             Notes Redeemed in Part.

Subject to the terms hereof, upon surrender of a Note that is redeemed in part, (i) in the case of a Definitive Registered Note, a new Definitive Registered Note in principal amount equal to the unredeemed portion of any Definitive Registered Note redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original Definitive Registered Note and (ii) in the case of a Global Note, an appropriate notation will be made on such Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof.

Section 3.07                             Optional Redemption.

(a)                                 On and after April 1, 2023 the Issuers may redeem all or, from time to time, part of the Notes upon not less than 10 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest to, but not including, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

Year	Redemption Price
2023	103.750%
2024	101.875%
2025	101.250%
2026 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or the portion thereof called for redemption on the applicable redemption date.  Any such redemption and notice may, in the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent.

(b)                                 Prior to April 1, 2021, the Issuers may on any one or more occasions redeem up to 40% of the original principal amount of the Notes (including, in each case, the principal amount of any Additional Notes denominated in such currencies), upon not less than 10 nor more than 60 days’ notice, with funds in an aggregate amount (the “Redemption Amount”) not exceeding the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 107.500% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:

(1)                                 at least 60% of the original principal amount of the Notes (including the principal amount of any Additional Notes) remains outstanding after each such redemption; and

(2)                                 the redemption occurs within 180 days after the closing of such Equity Offering.

Any redemption notice given in respect of the redemption of the Notes (including upon an Equity Offering or in connection with a transaction (or series of related transactions) or an event that constitutes a Change of Control) may, at the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent, including, but not limited to, the completion or occurrence of the relevant transaction or event, as the case may be.  In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuers’ discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied or waived, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed, or such notice may be rescinded at any time in the Issuers’ discretion if in the good faith judgment of the Issuers any or all of such conditions will not be satisfied.  In addition, the Issuers may provide in such notice that payment of the redemption price and performance of the Issuers’ obligations with respect to such redemption may be performed by another Person.  In no event shall the Trustee be responsible for monitoring, or charged with knowledge of, the maximum aggregate amount of the Notes eligible under this Indenture to be redeemed.

(c)                                  Prior to April 1, 2023, the Issuers may redeem all or, from time to time, a part of the Notes upon not less than 10 nor more than 60 days’ notice at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium and accrued and unpaid interest to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).  Any such redemption and notice may, at the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent.

(d)                                 In connection with any tender offer or other offer to purchase for all of the Notes, if Holders of not less than 90% of the aggregate principal amount of the then outstanding Notes validly tender and do not validly withdraw such Notes in such tender offer and the Issuers, or any third party making such tender offer in lieu of the Issuers, purchase all of the Notes validly tendered and not validly withdrawn by such Holders, the Issuers or such third party will have the right upon not less than 10 nor more than 60 days’ notice following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price equal to the price paid to each other Holder in such tender offer (other than any incentive payment for early tenders), plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but not including, the repurchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). In determining whether the Holders of at least 90% of the aggregate principal amount of the then outstanding Notes have validly tendered and not validly withdrawn Notes in a tender offer or other offer to purchase for all of the Notes, as applicable, Notes owned by an Affiliate of the Issuers or by funds controlled or managed by any Affiliate of the Issuers, or any successor thereof, shall be deemed to be outstanding for the purposes of any such tender offer or other offer, as applicable. If a redemption date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such redemption date if it were a Business Day for the intervening period.

(e)                                  Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through Section 3.06 hereof.

(f)                                   If any Notes are listed on an exchange, and the rules of the exchange so require, the Issuers will notify the exchange of any such redemption and the principal amount of any Notes outstanding following any partial redemption of such Notes.  In no event will the Trustee be responsible for monitoring, or charged with knowledge of, the maximum aggregate amount of Notes eligible under this Indenture to be redeemed.

Section 3.08                             [Reserved].

Section 3.09                             Mandatory Redemption.

The Issuers are not required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

Section 3.10                             [Reserved].

Section 3.11                             Change of Control Redemption.

(a)                                 If Holders of not less than 90% in aggregate principal amount of the outstanding Notes of a series validly tender and do not validly withdraw such Notes in a Change of Control Offer and the Issuers, or any third party making a Change of Control Offer in lieu of the Issuers in accordance with Section 4.03 hereof, purchases all of the Notes of a series validly tendered and not validly withdrawn by such Holders, the Issuers or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes of a series that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of the delivery of the notice for such redemption.  Any redemption pursuant to this Section 3.11 shall be made in accordance with Section 3.03 hereof (other than the time periods specified therein, which shall be in accordance with this Section 3.11).

ARTICLE 4
COVENANTS

Section 4.01                             Payment of Notes.

The Issuers shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture.  Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

Section 4.02                             [Reserved].

Section 4.03                             Change of Control.

(a)                                 If a Change of Control occurs, subject to the terms of this Section 4.03, each Holder will have the right to require the Issuers to repurchase all or any part (equal to $200,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that the Issuers shall not be obliged to repurchase Notes as described under this Section 4.03 in the event and to the extent that they have unconditionally exercised their right to redeem all of the Notes pursuant to Section 3.07 hereof or all conditions to such redemption have been satisfied or waived.  No such purchase in part shall reduce the principal amount at maturity of the Notes held by any holder to below $200,000.

(b)                                 Unless the Issuers has unconditionally exercised its right to redeem all the Notes pursuant to Section 3.07 hereof or all conditions to such redemption have been satisfied or waived, no later than the date that is 60 days after any Change of Control or, at the Issuers’ option, at any time prior to a Change of Control following the public announcement thereof or if a definitive agreement is in place for the Change of Control, the Issuers will send a notice (the “Change of Control Offer”) to each Holder of any such Notes by mail or otherwise in accordance with the procedures set forth in this Indenture, with a copy to the Trustee:

(1)                                 stating that a Change of Control has occurred or may occur and that such Holder has the right to require the Issuers to purchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest to but not including, the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);

(2)                                 stating the repurchase date (which shall be no earlier than 10 days from the date such notice is mailed nor later than the later of 60 days from the date such notice is mailed and 60 days after the Change of Control) (the “Change of Control Payment Date”) and the record date;

(3)                                 stating that any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date unless the Change of Control Payment is not paid, and that any Notes or part thereof not tendered will continue to accrue interest;

(4)                                 describing the circumstances and relevant facts regarding the transaction or transactions that constitute the Change of Control;

(5)                                 describing the procedures determined by the Issuers, consistent with this Indenture, that a Holder must follow in order to have its Notes repurchased;

(6)                                 if such notice is mailed prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and

(7)                                 certain other procedures that a holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance.

(c)                                  The Issuers shall cause to be published the notice described above through the newswire service of Bloomberg (or if Bloomberg does not then operate, any similar agency).  In addition, if any Notes are listed on an exchange, and the rules of the exchange so require, the Issuers will notify the exchange of the results of any Change of Control Offer.

(d)                                 On the Change of Control Payment Date, if the Change of Control shall have occurred, the Issuers will, to the extent lawful:

(1)                                 accept for payment all Notes or portion thereof properly tendered pursuant to the Change of Control Offer;

(2)                                 deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes so tendered;

(3)                                 deliver or cause to be delivered to the Trustee an Officer’s Certificate stating the aggregate principal amount of Notes or portions of the Notes being purchased by the Issuers in the Change of Control Offer;

(4)                                 in the case of Global Notes, deliver, or cause to be delivered, to the Paying Agent the applicable Global Notes in order to reflect thereon the portion of such Notes or portions thereof that have been tendered to and purchased by the Issuers; and

(5)                                 in the case of Definitive Registered Notes, deliver, or cause to be delivered, to the Registrar for cancellation all Definitive Registered Notes accepted for purchase by the Issuers.

If any Definitive Registered Notes have been issued, the Paying Agents, at the Issuers’ expense, will promptly mail to each Holder of Definitive Registered Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly instruct its Authenticating Agent to authenticate and, at the Issuers’ expense, mail (or cause to be transferred by book-entry) to each

Holder of Definitive Registered Notes a new Definitive Registered Note equal in principal amount to the unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount that is at least $200,000 and integral multiples of $1,000 in excess thereof.

(e)                                  This Section 4.03 will be applicable whether or not any other provisions of this Indenture are applicable.

(f)                                   The Issuers will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuers and purchases all Notes validly tendered and not validly withdrawn under such Change of Control Offer.

(g)                                  Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.  The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.03.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of this Indenture by virtue of the conflict.

Section 4.04                             Limitation on Indebtedness.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Issuers, the Credit Facility Subsidiaries and any Restricted Subsidiary that Guarantees the Notes may Incur Indebtedness if on the date on which such Indebtedness is Incurred, the Consolidated Net Leverage Ratio would have been no greater than 5.5 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such Indebtedness had been incurred at the beginning of the relevant period.

(b)                                 Section 4.04(a) hereof will not prohibit the Incurrence of the following items of Indebtedness:

(1)                                 Indebtedness Incurred pursuant to any Credit Facility (including in respect of letters of credit or bankers’ acceptances issued or created thereunder), and any Refinancing Indebtedness in respect thereof, in a maximum aggregate principal amount at any time outstanding not to exceed the greater of (i) $5.0 billion and (ii) an amount equal to 4.0x L2QA Pro Forma EBITDA; provided that any Indebtedness Incurred under this Section 4.04(b)(1) may be refinanced with additional Indebtedness in an amount equal to the principal of the Indebtedness so refinanced, plus any additional amount to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith;

(2)                                 (a) Guarantees by the Company or any Restricted Subsidiary of Indebtedness of the Company or any Restricted Subsidiary to the extent such guaranteed Indebtedness was permitted to be Incurred by another provision of this covenant; provided that if such Indebtedness is subordinated in right of payment to, or pari passu in right of payment with, the Notes, then the Guarantee of such Indebtedness shall be subordinated in right of payment to, or pari passu in right of payment with, the Notes substantially to the same extent as such guaranteed Indebtedness; or (b) without limiting Section 4.06 hereof, Indebtedness arising by reason of any Lien granted by or applicable to the Company or any Restricted Subsidiary securing Indebtedness of the Company or any Restricted Subsidiary so long as the Incurrence of such Indebtedness is not prohibited by the terms of this Indenture;

(3)                                 Indebtedness of the Company owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary; provided that:

(i)                                     any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the Company or a Restricted Subsidiary; and

(ii)                                  any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary;

shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this Section 4.04(b)(3) by the Company or such Restricted Subsidiary, as the case may be;

(4)                                 (a) Indebtedness represented by the Notes (other than any Additional Notes) issued on the Issue Date and Indebtedness represented by the Existing Senior Notes, (b) any Indebtedness (other than Indebtedness described in Section 4.04(b)(1) and Section 4.04(b)(3) hereof) outstanding on the Issue Date, after giving effect to the Transactions, including the issuance of the Notes and the application of the proceeds thereof (including but not limited to, the Existing Senior Secured Notes and any guarantees thereof), (c) Refinancing Indebtedness Incurred in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any, or otherwise Incurred in respect of any, Indebtedness described in sub-clauses (a), (b) or (c) of this Section 4.04(b)(4) or Section 4.04(b)(5) or Incurred pursuant to Section 4.04(a) hereof, and (d) Management Advances;

(5)                                 Indebtedness of (i) any Person Incurred or outstanding on the date on which such Person becomes a Restricted Subsidiary or is merged, consolidated, amalgamated or otherwise combined with the Company or any Restricted Subsidiary or pursuant to any acquisition of assets and assumption of related liabilities by the Company or a Restricted Subsidiary (including in contemplation of such transaction) or (ii) the Issuers, a Credit Facility Subsidiary or a Restricted Subsidiary that Guarantees the Notes Incurred to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which a Person became a Restricted Subsidiary or was otherwise acquired by the Company or a Restricted Subsidiary or pursuant to any acquisition of assets and assumption of related liabilities by the Compnay or a Restricted Subsidiary or otherwise in connection with or contemplation of such acquisition or other transaction; provided, however, with respect to each of clause (5)(i) and (5)(ii) of this Section 4.04(b), that immediately following the consummation of such acquisition or other transaction, (x) the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.04(a) hereof after giving effect to the Incurrence of such Indebtedness pursuant to this clause (5) or (y) the Consolidated Net Leverage Ratio would not be greater than it was immediately prior to giving effect to such acquisition or other transaction;

(6)                                 [Reserved];

(7)                                 (a) Indebtedness under Currency Agreements (other than Currency Agreements described in (b) below), Interest Rate Agreements and Commodity Hedging Agreements and (b) Indebtedness under Currency Agreements entered into in order to hedge any operating expenses and capital expenditures Incurred in the ordinary course of business in each case with respect to clauses (a) and (b) hereof, entered into for bona fide hedging purposes of the Company or the Restricted Subsidiaries and not for speculative purposes (as determined in good faith by an Officer or the Board of Directors of the Company);

(8)                                 Indebtedness consisting of (A) mortgage financings, Purchase Money Obligations or other financings Incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property (real or personal), plant or equipment or other assets (including Capital Stock) used or useful in a Similar Business or (B) Indebtedness otherwise Incurred to finance the purchase, lease, rental or cost of design, construction, installation or improvement of property (real or personal), plant or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this Section 4.04(b)(8) and then outstanding, will not exceed at any time outstanding the greater of $300 million and 2.8% of Total Assets; provided that any Indebtedness incurred under this Section 4.04(b)(8) may be refinanced with additional Indebtedness in an amount equal to the principal of the Indebtedness so refinanced, plus any additional amount to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith;

(9)                                 Indebtedness in respect of (a) workers’ compensation claims, self-insurance obligations, performance, indemnity, surety, judgment, appeal, advance payment, customs, VAT or other tax or other guarantees or other similar bonds, instruments or obligations and completion guarantees and warranties provided by the Company or a Restricted Subsidiary or relating to liabilities, obligations or guarantees Incurred in the ordinary course of business or in respect of any governmental requirement, including in relation to a governmental requirement to provide a guarantee or bond, (b) letters of credit, bankers’ acceptances, guarantees or other similar instruments or obligations issued or relating to liabilities or obligations Incurred in the ordinary course of business, provided, however, that upon the drawing of such letters of credit or other instrument, such obligations are reimbursed within 30 days following such drawing; (c) the financing of insurance premiums in the ordinary course of business; and (d) any customary cash management, cash pooling or netting or setting off arrangements in the ordinary course of business;

(10)                          Indebtedness arising from agreements providing for customary guarantees, indemnification, obligations in respect of earnouts or other adjustments of purchase price or, in each case, similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets or Person or any Capital Stock of a Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring or disposing of such business or assets or such Subsidiary for the purpose of financing such acquisition or disposition);

(11)                          Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within 30 Business Days of Incurrence;

(12)                          Indebtedness under daylight borrowing facilities incurred in connection with any refinancing of Indebtedness (including by way of set-off or exchange); provided that such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced and the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses Incurred in connection with such refinancing, so long as any such Indebtedness is repaid within three days of the date on which such Indebtedness is Incurred;

(13)                          Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing;

(14)                          Indebtedness Incurred by the Issuers, a Credit Facility Subsidiary or a Restricted Subsidiary that Guarantees the Notes or Disqualified Stock of the Company in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this Section 4.04(b)(14) and then outstanding, will not exceed 100% of the Net Cash Proceeds received by the Company and the Restricted Subsidiaries from the issuance or sale (other than to the Company or a Restricted Subsidiary) of its Subordinated Shareholder Funding or Capital Stock (other than Disqualified Stock, Designated Preference Shares or an Excluded Contribution) or otherwise contributed to the equity (other than through the issuance of Disqualified Stock, Designated Preference Shares or an Excluded Contribution) of the Company, in each case, subsequent to the Completion Date; provided, however, that (i) any such Net Cash Proceeds that are so received or contributed shall be excluded for purposes of making Restricted Payments under Section 4.05(a) hereof and Section 4.05(b)(1), Section 4.05(b)(6) and Section 4.05(b)(10) hereof) to the extent the Company or a Restricted Subsidiary Incurs Indebtedness in reliance thereon and (ii) any Net Cash Proceeds that are so received or contributed shall be excluded for purposes of Incurring Indebtedness pursuant to this Section 4.04(b)(14) to the extent the Company or any Restricted Subsidiary makes a Restricted Payment under Section 4.05(a) hereof and Section 4.05(b)(1), Section 4.05(b)(6) and Section 4.05(b)(10) hereof in reliance thereon; provided that any Indebtedness incurred under this Section 4.04(b)(14) may be refinanced with additional Indebtedness in an amount equal to the principal of the Indebtedness so refinanced, plus any additional amount to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith;

(15)                          Indebtedness of the Company or any of its Restricted Subsidiaries arising pursuant to any Permitted Reorganization; provided that any Indebtedness incurred under this Section 4.04(b)(15) may be refinanced with additional Indebtedness in an amount equal to the principal of the Indebtedness so refinanced, plus any additional amount to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith; and

(16)                          Indebtedness Incurred in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this Section 4.04(b)(16) and then outstanding, will not exceed the greater of $650 million and 50% of L2QA Pro Forma EBITDA; provided that any Indebtedness incurred under this Section 4.04(b)(16) may be refinanced with additional Indebtedness in an amount equal to the principal of the Indebtedness so refinanced, plus any additional amount to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith.

(c)                                  Notwithstanding any other provision of this Section 4.04 or Section 4.06 hereof, the Company will not, and will not permit any of its Restricted Subsidiaries to incur Priority

Indebtedness, or permit any Indebtedness to become Priority Indebtedness by virtue of the granting of a Lien or by reclassifying any such Indebtedness such that it becomes Priority Indebtedness; provided, however, that the Company and its Restricted Subsidiaries may Incur Priority Indebtedness if on the date on which such Priority Indebtedness is Incurred, the Priority Indebtedness Ratio would have been no greater than 4.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), after giving pro forma effect to the incurrence and application of the proceeds from such Indebtedness; provided further, however, that the Company and its Restricted Subsidiaries may Incur Refinancing Indebtedness permitted under Section 4.04(a) and Section 4.04(b) hereof.

(d)                                 [Reserved].

(e)                                  [Reserved].

(f)                                   For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this Section 4.04:

(1)                                 in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.04(a) and Section 4.04(b) hereof, the Company, in its sole discretion, will classify, and may from time to time reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the clauses of Section 4.04(a) or Section 4.04(b) hereof;

(2)                                 all Indebtedness outstanding on the Completion Date under the Existing Credit Facility shall be deemed Incurred on the Completion Date under Section 4.04(a) or Section 4.04(b), excluding Section 4.04(b)(4) hereof;

(3)                                 Guarantees of, or obligations in respect of letters of credit, bankers’ acceptances or other similar instruments relating to, or Liens securing, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(4)                                 if obligations in respect of letters of credit, bankers’ acceptances or other similar instruments are Incurred pursuant to any Credit Facility and are being treated as Incurred pursuant to Section 4.04(b)(1), Section 4.04(b)(8), Section 4.04(b)(14) or Section 4.04(b)(16) or Section 4.04(a) hereof and the letters of credit, bankers’ acceptances or other similar instruments relate to other Indebtedness, then such other Indebtedness shall not be included;

(5)                                 the principal amount of any Disqualified Stock of the Company or a Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, will be equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(6)                                 Indebtedness permitted by this Section 4.04 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

(7)                                 the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined on the basis of GAAP.

(g)                                  Accrual of interest, accrual of dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness, the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock or the reclassification of commitments or obligations not treated as Indebtedness due to a change in GAAP will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.04.  The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof in the case of any Indebtedness issued with original issue discount and (b) the principal amount, or liquidation preference thereof, in the case of any other Indebtedness.

(h)                                 If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 4.04, the Company shall be in Default of this Section 4.04).

(i)                                     For purposes of determining compliance with any dollar-denominated restriction on the Incurrence of Indebtedness, the Dollar Equivalent of the principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, or at the option of the Company, on the date first committed; provided that (a) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a currency other than dollars, and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus any amount to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith; (b) the Dollar Equivalent of the principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date; and (c) if any such Indebtedness that is denominated in a currency other than dollars is subject to a Currency Agreement with respect to the currency in which such Indebtedness is denominated covering principal amount and interest payable on such Indebtedness, the amount of such Indebtedness, will be the Dollar Equivalent of the principal payment required to be made under such Currency Agreement plus the Dollar Equivalent of any premium which is at such time due and payable but is not covered by such Currency Agreement.

(j)                                    For purposes of determining compliance with the Consolidated Net Leverage Ratio or the Priority Indebtedness Ratio on the Incurrence of Indebtedness, the Dollar Equivalent of the principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, or at the option of the Company, the date first committed, in the case of Indebtedness Incurred under a revolving credit facility; provided that (a) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a currency other than dollars, and such refinancing would cause the applicable dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus any amount to pay premiums (including tender premiums), accrued and unpaid interest, expenses, defeasance costs and fees in connection therewith; and (b) the Dollar Equivalent of the principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date.

In addition, for purposes of calculating the Consolidated Net Leverage Ratio or the Priority Indebtedness Ratio to test compliance with any covenant in this Indenture, in determining the amount of Indebtedness outstanding in dollars on any date of determination, with respect to any Indebtedness denominated in a currency other than dollars (the “Foreign Currency”):

(1)                                 subject to a currency swap arrangement or contract, the aggregate principal amount of such Foreign Currency Indebtedness on any such date of determination shall be the dollar amount of the aggregate principal amount to be paid by the Company or a Restricted Subsidiary on the maturity date of such currency swap arrangement or contract pursuant to the terms thereof; or

(2)                                 subject to a currency forward arrangement, forward accretion curve or contract, the aggregate principal amount of such Foreign Currency Indebtedness shall be converted into dollars at the exchange rate specified under the terms of such currency forward arrangement, forward accretion curve or contract as applicable to such Foreign Currency Indebtedness on such date of determination.

For the avoidance of doubt, notwithstanding a Group member entering into any such arrangement or contract hedging foreign exchange exposure of any Foreign Currency Indebtedness, for the purposes of calculating the Consolidated Net Leverage Ratio or the Priority Indebtedness Ratio, the aggregate principal amount of Indebtedness subject to any such arrangement or contract shall be attributed to the total Indebtedness of the Person that originally Incurred such Indebtedness.

Notwithstanding any other provision of this Section 4.04, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

The Issuers will not incur any Indebtedness (including any Indebtedness permitted to be Incurred pursuant to Section 4.04(b)) that is contractually subordinated in right of payment to any other Indebtedness of the Issuers unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms (as determined in good faith by the relevant Issuer); provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuers solely by virtue of being unsecured, by virtue of being secured with different collateral, by virtue of being secured on a junior priority basis, by virtue of not being guaranteed by one or more of the Company’s Subsidiaries or by virtue of the application of waterfall or other payment-ordering provisions affecting different tranches of Indebtedness under Credit Facilities.

Section 4.05                             Limitation on Restricted Payments.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)                                 declare or pay any dividend or make any other payment or distribution on account of or in respect of the Company’s or any Restricted Subsidiary’s Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) except:

(A)                               dividends or distributions payable in Capital Stock of the Company (other than Disqualified Stock) or in options, warrants or other rights to purchase such Capital Stock of the Company (other than Disqualified Stock) or in Subordinated Shareholder Funding; and

(B)                               dividends or distributions payable to the Company or a Restricted Subsidiary (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to holders of its Capital Stock other than the Company or another Restricted Subsidiary on no more than a pro rata basis, measured by value);

(2)                                 purchase, redeem, retire or otherwise acquire for value (including, without limitation, any payment in connection with any merger or consolidation involving the Company) any (a) Capital Stock of the Company or any direct or indirect Parent of the Company held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company (other than Disqualified Stock)).

(3)                                 make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness (other than (a) any such payment, purchase, repurchase, redemption, defeasance or other acquisition or retirement or in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of payment, purchase, repurchase, redemption, defeasance or other acquisition or retirement; and (b) any Indebtedness Incurred pursuant to Section 4.04(b)(3) hereof;

(4)                                 make any cash payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Shareholder Funding (other than in exchange for Capital Stock of the Company (other than Disqualified Stock) or for options, warrants or other rights to purchase such Capital Stock of the Company (other than Disqualified Stock)); or

(5)                                 make any Restricted Investment in any Person;

(any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Restricted Investment referred to in clauses (1) through (5) of this Section 4.05(a) are referred to herein as a “Restricted Payment”), if at the time the Company or a Restricted Subsidiary makes such Restricted Payment:

(A)                               a Default or Event of Default (or in the case of a Restricted Investment, an Event of Default under clauses (1), (2) or (6) of Section 6.01) shall have occurred and be continuing (or would result immediately thereafter therefrom);

(B)                               except in the case of a Restricted Investment, if such Restricted Payment is made in reliance on clause (C)(i) below, the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.04(a) hereof, in each case, after giving effect, on a pro forma basis, to such Restricted Payment; or

(C)                               the aggregate amount of such Restricted Payment and all other Restricted Payments made by the Company and the Restricted Subsidiaries subsequent to the Original Notes Issue Date (and not returned or rescinded) (including Permitted Payments permitted by Section 4.05(b)(5) hereof (without duplication of amounts paid pursuant to any other clause of Section 4.05(b)) but excluding all other Restricted Payments permitted by Section 4.05(b) hereof) would exceed the sum of (without duplication):

(i)                                     an amount equal to 100% of the Consolidated EBITDA for the period beginning on the first day of the first full fiscal quarter commencing prior to the Original Notes Issue Date to the end of the Company’s most recently ended full fiscal quarter ending prior to the date of such Restricted Payment for which internal consolidated financial statements of the Company are available, taken as a single accounting period, less the product of 1.4 times the Consolidated Interest Expense for such period;

(ii)                                  100% of the aggregate Net Cash Proceeds, and the fair market value (as determined in accordance with Section 4.05(c)) of property or assets or marketable securities, received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock or Designated Preference Shares) or Subordinated Shareholder Funding subsequent to the Original Notes Issue Date or otherwise contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preference Shares) of the Company subsequent to the Original Notes Issue Date (other than (w) Net Cash Proceeds or property or assets or marketable securities received from an issuance or sale of such Capital Stock to the Company or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of its employees to the extent funded by the Company or any Restricted Subsidiary, (x) Net Cash Proceeds or property or assets or marketable securities to the extent that any Restricted Payment has been made from such proceeds in reliance on Section 4.05(b)(6) hereof, and (y) Excluded Contributions;

(iii)                               100% of the aggregate Net Cash Proceeds, and the fair market value (as determined in accordance with Section 4.05(c)) of property or assets or marketable securities, received by the Company or any Restricted Subsidiary from the issuance or sale (other than to the Company or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of its employees to the extent funded by the Company or any Restricted Subsidiary) by the Company or any Restricted Subsidiary subsequent to the Original Notes Issue Date of any Indebtedness that has been converted into or exchanged for Capital Stock of the Company (other than Disqualified Stock or Designated Preference Shares) or Subordinated Shareholder Funding (plus the amount of any cash, and the fair market value (as determined in accordance with Section 4.05(c)) of property or assets or marketable securities, received by the Company or any Restricted Subsidiary upon such conversion or exchange) but excluding (x) Net Cash Proceeds or property or assets or marketable securities to the extent that any Restricted Payment has been made from such proceeds in reliance on Section 4.05(b)(6) hereof and (y) Excluded Contributions;

(iv)                              the amount equal to the net reduction in Restricted Investments made by the Company or any of the Restricted Subsidiaries resulting from repurchases, redemptions or other acquisitions or retirements of any such Restricted Investment, proceeds realized upon the sale or other disposition to a Person other than the Company or a Restricted Subsidiary of any such Restricted Investment, repayments of loans or advances or other transfers of assets (including by way of dividend, distribution, interest payments or returns of capital) to the Company or any Restricted Subsidiary, which amount, in each case under this clause (iv), constituted a Restricted Payment made after the Original Notes Issue Date; provided, however, that no amount will be included in Consolidated EBITDA for purposes of Section 4.05(a)(C)(i) hereof to the extent that it is (at the Company’s option) included under this Section 4.05(a)(C)(iv);

(v)                                 the amount of the cash and the fair market value (as determined in accordance with Section 4.05(c) hereof) of property, assets or marketable securities received by the Company or any Restricted Subsidiary after the Original Notes Issue Date in connection with:

(a)                                 the sale or other disposition (other than to the Company or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any Subsidiary of the Company for the benefit of its employees to the extent funded by the Company or any Restricted Subsidiary) of Capital Stock of an Unrestricted Subsidiary of the Company; and

(b)                                 any dividend or distribution made by an Unrestricted Subsidiary to the Company or a Restricted Subsidiary;

which Unrestricted Subsidiary was designated as such after the Original Notes Issue Date; provided, however, that no amount will be included in Consolidated EBITDA for purposes of Section 4.05(a)(C)(i) hereof to the extent that it is (at the Company’s option) included under this Section 4.05(a)(C)(v); and

(vi)                              in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary or all of the assets of such Unrestricted Subsidiary are transferred to the Company or a Restricted Subsidiary, or the Unrestricted Subsidiary is merged or consolidated into the Company or a Restricted Subsidiary, in each case, after the Original Notes Issue Date, 100% of such amount received in cash and the fair market value (as determined in accordance with Section 4.05(c) hereof) of any property, assets or marketable securities received by the Company or a Restricted Subsidiary in respect of such redesignation, merger, consolidation or transfer of assets, excluding any amount of any Investment in such Unrestricted Subsidiary as provided for pursuant to clause (16) of the definition of “Permitted Investment”, in each case of this Section 4.05(a)(C)(vi), which Unrestricted Subsidiary was designated as such after the Original Notes Issue Date; provided, however, that no amount will be included in Consolidated EBITDA for purposes of Section 4.05(a)(C)(i) hereof to the extent that it is (at the Company’s option) included under this Section 4.05(a)(C)(vi); provided further, however, that such amount shall not exceed the amount included in the calculation of the amount of Restricted Payments referred to in the first sentence of this Section 4.05(a)(C).

(b)                                 The provisions of Section 4.05(a) hereof will not prohibit any of the following (collectively, “Permitted Payments”):

(1)                                 any Restricted Payment made in exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to the Company or a Subsidiary of the Company) of, Capital Stock of the Company (other than Disqualified Stock or Designated Preference Shares or through an Excluded Contribution), Subordinated Shareholder Funding or a substantially concurrent contribution to the equity (other than through the issuance of Disqualified Stock or Designated Preference Shares or through an Excluded Contribution) of the Company; provided, however, that to the extent so applied, the Net Cash Proceeds, or fair market value (as determined in accordance with Section 4.05(c)) of property, assets or marketable securities, from such sale of Capital Stock or Subordinated Shareholder Funding or such contribution will be excluded from Section 4.05(a)(c)(ii) hereof and for purposes of Section 3.07 hereof;

(2)                                 any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness of any of the Issuers made by exchange for, or out of the Net Cash Proceeds of the substantially concurrent Incurrence of, Refinancing Indebtedness permitted to be Incurred pursuant to Section 4.04 hereof;

(3)                                 (a) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Preferred Stock of the Company or a Restricted Subsidiary made by exchange for or out of the Net Cash Proceeds of the substantially concurrent sale of Preferred Stock of the Company or a Restricted Subsidiary, and (b) any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the Net Cash Proceeds of the substantially concurrent sale of Disqualified Stock of the Company or a Restricted Subsidiary, as the case may be, that, in each case under this Section 4.05(a) and (b), is permitted to be Incurred pursuant to Section 4.04 hereof, and that in each case (other than such sale of Preferred Stock of the Company that is not Disqualified Stock) constitutes Refinancing Indebtedness;

(4)                                 any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness (or any loans, advances, dividends or other distributions by the Company to any Parent to permit such Parent to purchase, repurchase, redeem, defease or otherwise acquire or retire Indebtedness of any Parent so long as the Net Cash Proceeds (or portion thereof) of such Indebtedness has been received by the Issuer from the issue or sale of its Capital Stock (other than Disqualified Stock or Designated Preference Shares) or Subordinated Shareholder Funding subsequent to the Original Notes Issue Date or otherwise contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preference Shares) of the Company subsequent to the Original Notes Issue Date):

(A)                               (i) from Net Available Cash to the extent permitted under Section 4.08 hereof, but only if the Company shall have first complied with the terms of Section 4.08 hereof, as applicable, and purchased all Notes tendered pursuant to any offer to repurchase all the Notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness or making any such loans, advances, dividends or other distributions to any Parent and (ii) at a purchase price not greater than 100% of the principal amount of such Subordinated Indebtedness or such Indebtedness of any Parent plus accrued and unpaid interest (and costs, expenses and fees incurred in connection therewith); or

(B)                               to the extent required by the agreement governing such Subordinated Indebtedness or such Indebtedness of any Parent, following the occurrence of a Change of Control (or other similar event described therein as a “change of control”), but only (i) if required, if the Company shall have first complied with Section 4.03 hereof and purchased all Notes tendered pursuant to the offer to repurchase all the Notes required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Subordinated Indebtedness or making any such loans, advances, dividends or other distributions to any Parent and (ii) at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness or such Indebtedness of any Parent plus accrued and unpaid interest (and costs, expenses and fees incurred in connection therewith); or

(C)                               consisting of Acquired Indebtedness (other than Indebtedness Incurred (A) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Company or a Restricted Subsidiary or (B) otherwise in connection with or contemplation of such acquisition) and at a purchase price not greater than 100% of the principal amount of such Acquired Indebtedness plus accrued and unpaid interest and any premium required by the terms of any Acquired Indebtedness (and costs, expenses and fees incurred in connection therewith);

(5)                                 any dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this Section 4.05;

(6)                                 the purchase, repurchase, redemption, defeasance or other acquisition, cancellation or retirement for value of Capital Stock of the Company, any Restricted Subsidiary or any Parent (including any options, warrants or other rights in respect thereof) and loans, advances, dividends or distributions by the Company to any Parent to permit any Parent to purchase, repurchase, redeem, defease or otherwise acquire, cancel or retire for value Capital Stock of the Company, any Restricted Subsidiary or any Parent (including any options, warrants or other rights in respect thereof), or payments to purchase, repurchase, redeem, defease or otherwise acquire, cancel or retire for value Capital Stock of the Company, any Restricted Subsidiary or any Parent (including any options, warrants or other rights in respect thereof), in each case from Management Investors; provided that such payments, loans, advances, dividends or distributions do not exceed an amount (net of repayments of any such loans or advances) equal to (1) $20 million in any calendar year (with unused amounts in any calendar year being carried over to the succeeding calendar years; provided that the aggregate unused amounts carried over in any calendar year shall not exceed $20 million in any calendar year), plus (2) the Net Cash Proceeds received by the Company or the Restricted Subsidiaries since the Original Notes Issue Date (including through receipt of proceeds from the issuance or sale of its Capital Stock or Subordinated Shareholder Funding to a Parent) from, or as a contribution to the equity (in each case under this Section 4.05(b)(6), other than through the issuance of Disqualified Stock or Designated Preference Shares) of the Company from, the issuance or sale to Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof), to the extent such Net Cash Proceeds are not included in any calculation under Section 4.05(a)(C)(ii) hereof;

(7)                                 the declaration and payment of dividends to holders of any class or series of Disqualified Stock, or of any Preferred Stock of a Restricted Subsidiary, Incurred in accordance with the terms of Section 4.04 hereof;

(8)                                 purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Capital Stock deemed to occur upon the exercise of stock options, warrants or other rights in respect thereof if such Capital Stock represents a portion of the exercise price thereof;

(9)                                 dividends, loans, advances or distributions to any Parent or other payments by the Company or any Restricted Subsidiary in amounts equal to (without duplication) the amounts required for any Parent to pay:

(A)                               any Parent Expenses of a CVC Parent or any Related Taxes; and

(B)                               amounts constituting or to be used for purposes of making payments to the extent specified in Sections 4.09(b)(2) (with respect to fees and expenses incurred in connection with the transactions described therein), Sections 4.09(b)(5) and 4.09(b)(11) hereof;

(10)                          the declaration and payment by the Company of, or loans, advances, dividends or distributions to any Parent to pay, dividends on the common stock or common equity interests of the Company or any Parent, in an amount not to exceed in any fiscal year the greater of (a) 6% of the Net Cash Proceeds received by the Company from a Public Offering or contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preference Shares or through an Excluded Contribution) of the Company or contributed as Subordinated Shareholder Funding to the Company and (b) an aggregate amount per annum not to exceed 5% of Market Capitalization Attributable to Cequel;

(11)                          payments by the Company, or loans, advances, dividends or distributions to any Parent to make payments, to holders of Capital Stock of the Company or any Parent in lieu of the issuance of fractional shares of such Capital Stock; provided, however, that any such payment, loan, advance, dividend or distribution shall not be for the purpose of evading any limitation of this covenant or otherwise to facilitate any dividend or other return of capital to the holders of such Capital Stock (as determined in good faith by an Officer or the Board of Directors of the Company);

(12)                          Restricted Payments in an aggregate amount outstanding at any time not to exceed the fair market value of Excluded Contributions, or Investments in exchange for or using as consideration Investments previously made under this Section 4.05(b)(12);

(13)                          payment of any Receivables Fees and purchases of Receivables Assets pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing;

(14)                          dividends or other distributions of Capital Stock, Indebtedness or other securities of Unrestricted Subsidiaries;

(15)                          so long as no Payment Block Event has occurred and is continuing, Restricted Payments in an amount required by a CVC Parent to pay interest and/or principal (including AHYDO Catch Up Payments) on Indebtedness of any CVC Parent so long as the Net Cash Proceeds (or portion thereof) of such Indebtedness has been received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock or Designated Preference Shares) or Subordinated Shareholder Funding subsequent to the Original Notes Issue Date or otherwise contributed to the equity (other than through the issuance of Disqualified Stock or Designated Preference Shares) of the Company subsequent to the Original Notes Issue Date provided that the principal amount of any Indebtedness able to be repaid pursuant to this clause (15) is limited to the amount of Net Cash Proceeds received by the Company plus fees and expenses related to the refinancing of such Indebtedness, and any Refinancing Indebtedness in respect thereof permitted to be Incurred pursuant to the covenant described under Section 4.04 hereof;

(16)                          the declaration and payment of dividends to holders of any class or series of Designated Preference Shares of the Company issued after the Original Notes Issue Date; provided, however, that the amount of all dividends declared or paid by the Company pursuant to this Section 4.05(b)(16) shall not exceed the Net Cash Proceeds received by the Company from the issuance or sale of such Designated Preference Shares;

(17)                          so long as no Event of Default has occurred and is continuing (or would result therefrom), any Restricted Payment to the extent that, after giving pro forma effect to any such Restricted Payment, the Consolidated Net Leverage Ratio would be no greater than 5.5 to 1.0;

(18)                          so long as no Event of Default has occurred and is continuing (or would result from), Restricted Payments in an aggregate amount outstanding at any time not to exceed the greater of $300 million and 21% of L2QA Pro Forma EBITDA

(19)                          Restricted Payments made in connection with the Existing Transactions or constituting any part of any Permitted Reorganization and, in each case, fees and expenses relating thereto;

(20)                          Restricted Payments to finance Investments or other acquisitions by a Parent or any Affiliate (other than the Company or a Restricted Subsidiary) which would be otherwise permitted to be made pursuant to this Section 4.05 if made by the Company or a Restricted Subsidiary; provided, that (i) such Restricted Payment shall be made within 120 days of the closing of such Investment or other acquisition, (ii) such Parent or Affiliate of the Company shall, on or prior to the date such Restricted Payment is made or if later, promptly following the closing of the Investment or the acquisition, cause (1) all property acquired (whether assets or Capital Stock) to be contributed to the Company or one of the Restricted Subsidiaries or (2) the merger, amalgamation, consolidation, or sale of the Person formed or acquired into the Company or one of the Restricted Subsidiaries (in a manner not prohibited by the covenant described Section 5.03) in order to consummate such Investment or other acquisition, (iii) such Parent or Affiliate of the Company receives no consideration or other payment in connection with such transaction except to the extent the Company or a Restricted Subsidiary could have given such consideration or made such payment in compliance with this Section 4.05 or Section 4.09 (without reference to this clause (20)) and (iv) any property received in connection with such transaction shall not constitute an Excluded Contribution up to the amount of such Restricted Payment made under this clause (20); and

(21)                          any payments in cash or in kind relating to the settlement of any future, forward or other derivative contract entered into for non-speculative purposes.

(c)                                  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.  The fair market value of any cash Restricted Payment shall be its face amount, and the fair market value of any non-cash Restricted Payment or any other property, assets or securities required to be valued by this covenant shall be determined conclusively by an Officer or the Board of Directors of the Company acting in good faith.

(d)                                 For purposes of determining compliance with this covenant and the definition of “Permitted Investments”, as applicable, in the event that a Restricted Payment or a Permitted Investment meets the criteria of more than one of the categories described in Section 4.05(b)(1) through 21 or in the definition of “Permitted Investments”, as applicable, or is permitted pursuant to Section 4.05(a) hereof, the Issuer will be entitled to classify such Restricted Payment (or portion thereof) or such Permitted Investment (or portion thereof) on the date of its payment or later reclassify such Restricted Payment (or portion thereof) or such Permitted Investment (or portion thereof) in any manner that complies with this covenant.

Section 4.06                             Limitation on Liens.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien upon any of their property or assets (including Capital Stock of a Restricted Subsidiary), whether owned on the Issue Date or acquired after that date, or any interest therein or any income or profits therefrom, which Lien is securing any Indebtedness (such Lien, the “Initial Lien”), except (i) Permitted Liens or (ii) Liens on assets that are not Permitted Liens if the Notes and this Indenture are directly secured equally and ratably with, or prior to, in the case of Liens with respect to Subordinated Indebtedness, the Indebtedness secured by such Initial Lien for so long as such Indebtedness is so secured.

(b)                                 Any such Lien created in favor of the Notes pursuant to Section 4.06(a)(ii) will be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien to which it relates.

For purposes of determining compliance with this covenant, (x) a Lien need not be Incurred solely by reference to one category of Permitted Liens, but may be Incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Company shall, in its sole discretion, divide, classify or may subsequently reclassify at any time such Lien (or any portion thereof) among one or more of the clauses contained in the definition of “Permitted Liens.”

Section 4.07                             Limitation on Restrictions on Distributions from Restricted Subsidiaries.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)                                 pay dividends or make any other distributions in cash or otherwise on its Capital Stock to the Company or any Restricted Subsidiary or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary;

(2)                                 make any loans or advances to the Company or any Restricted Subsidiary; or

(3)                                 sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary,

provided that (x) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (y) the subordination of (including the application of any standstill requirements to) loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary, or any prohibition on securing such loans or advances made to the Company or any Restricted Subsidiary, shall not be deemed to constitute such an encumbrance or restriction.

(b)                                 The provisions of Section 4.07(a) hereof will not prohibit:

(1)                                 any encumbrance or restriction pursuant to any Credit Facility or any other agreement or instrument, in each case, in effect at or entered into on the Issue Date, and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of such agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date (as determined in good faith by the Company);

(2)                                 [Reserved];

(3)                                 encumbrances or restrictions existing under or by reason of this Indenture, the Notes, the Existing Senior Notes, the Existing Senior Notes Indentures, the Existing Senior Secured Notes and the guarantees thereof, the Existing Senior Secured Notes Indentures, the Existing Credit Facility and the guarantees thereof, the Intercreditor Agreement (or any additional intercreditor agreement) and the Senior Secured Notes Security Documents;

(4)                                 any encumbrance or restriction pursuant to an agreement or instrument of a Person or relating to any Capital Stock or Indebtedness of a Person, entered into on or before the date on which (i) such Person was acquired by or merged, consolidated or otherwise combined with or into the Company or any Restricted Subsidiary, (ii) such agreement or instrument is assumed by the Company or any Restricted Subsidiary in connection with an acquisition of assets or (iii) such Person became a Restricted Subsidiary (in each case, other than Capital Stock or Indebtedness Incurred as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was acquired by the Company or was merged, consolidated or otherwise combined with or into the Company or any Restricted Subsidiary) and outstanding on such date; provided that, for the purposes of this Section 4.07(b)(4), if another Person is the Successor Company, or any Subsidiary thereof, any agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed by the Company or any Restricted Subsidiary when such Person becomes the Successor Company;

(5)                                 any encumbrance or restriction pursuant to an agreement or instrument effecting a refunding, replacement or refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces an agreement or instrument referred to in Section 4.07(b)(1), Section 4.07(b)(3) or Section 4.07(b)(4) hereof or this Section 4.07(b)(5) (an “Initial Agreement”) or contained in any amendment, supplement or other modification to an agreement referred to in Section 4.07(b)(1), Section 4.07(b)(3) or Section 4.07(b)(4) hereof or this Section 4.07(b)(5); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument are no less favorable in any material respect to the Holders taken as a whole than the encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such refinancing or amendment, supplement or other modification relates (as determined in good faith by the Company);

(6)                                 any encumbrance or restriction:

(A)                               that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract;

(B)                               contained in mortgages, pledges or other security agreements permitted under this Indenture or securing Indebtedness of the Company or a Restricted Subsidiary permitted under this Indenture to the extent such encumbrances or restrictions restrict the transfer of the property or assets subject to such mortgages, pledges or other security agreements;

(C)                               pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary; or

(D)                               pursuant to the terms of any license, authorization, concession or permit;

(7)                                 any encumbrance or restriction pursuant to Purchase Money Obligations and Capitalized Lease Obligations permitted under this Indenture, in each case, that impose encumbrances or restrictions on the property so acquired or any encumbrance or restriction pursuant to a joint venture agreement that imposes restrictions on the transfer of the assets of the joint venture;

(8)                                 any encumbrance or restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition to a Person of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

(9)                                 customary provisions in leases, licenses, joint venture agreements and other similar agreements and instruments entered into in the ordinary course of business;

(10)                          encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation, governmental license or order, or required by any regulatory authority or stock exchange;

(11)                          any encumbrance or restriction on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business;

(12)                          any encumbrance or restriction pursuant to Currency Agreements, Interest Rate Agreements or Commodity Hedging Agreements;

(13)                          any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to Section 4.04 hereof if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders of the Notes than (i) the encumbrances and restrictions contained in the Existing Credit Facility on the Issue Date, together with the security documents associated therewith, if any, and the Intercreditor Agreement, as in effect on or immediately prior to the Issue Date or (ii) is customary in comparable financings (as determined in good faith by the Company) and where, in the case of clause (ii), the Company determines at the time of issuance of such Indebtedness that such encumbrances or restrictions (x) will not adversely affect, in any material respect, the Company’s ability to make principal or interest payments on the Notes as and when they become due or (y) such encumbrances and restrictions apply only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness;

(14)                          any encumbrance or restrictions arising in connection with any Purchase Money Note, other Indebtedness or a Qualified Receivables Financing that, in the good faith determination of an Officer or the Board of Directors of the Company, are necessary or advisable to effect such Qualified Receivables Financing; or

(15)                          any encumbrance or restriction existing by reason of any Lien permitted under Section 4.06 hereof.

Section 4.08                             Limitation on Sales of Assets and Subsidiary Stock.

(a)                                 [Reserved].

(b)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Disposition unless:

(1)                                 the Company or such Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at least equal to the fair market value (such fair market value to be determined on the date of contractually agreeing to such Asset Disposition), as determined in good faith by an Officer or the Board of Directors of the Company, of the shares and assets subject to such Asset Disposition (including, for the avoidance of doubt, if such Asset Disposition is a Permitted Asset Swap); and

(2)                                 in any such Asset Disposition, or series of related Asset Dispositions (except to the extent the Asset Disposition is a Permitted Asset Swap), at least 75% of the consideration from such Asset Disposition or such series of related Asset Dispositions (excluding any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, other than Indebtedness), together with all other Asset Dispositions since the Original Notes Issue Date (except to the extent any such Asset Disposition was a Permitted Asset Swap) on a cumulative basis received by the

Company or such Restricted Subsidiary, as the case may be, is in the form of cash, Cash Equivalents or Temporary Cash Investments.

(c)                                  After the receipt of Net Available Cash from an Asset Disposition, the Company or a Restricted Subsidiary, as the case may be, may apply such Net Available Cash directly or indirectly (at the option of the Company or such Restricted Subsidiary):

(1)                                 within 365 days from the later of (A) the date of such Asset Disposition and (B) the receipt of such Net Available Cash (i) to prepay, repay, purchase or redeem any Indebtedness incurred under Section 4.04(b)(1); provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to this Section 4.08(c)(1), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (if any) (except in the case of any revolving Indebtedness) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased or redeemed; (ii) unless included in this Section 4.08(c)(1), to prepay, repay, purchase or redeem any Pari Passu Indebtedness of any of the Issuers at a price of no more than 100% of the principal amount of such Pari Passu Indebtedness plus accrued and unpaid interest to the date of such prepayment, repayment, purchase or redemption; provided that the Company or the Co-Issuer, as applicable, shall prepay, redeem, repay or repurchase Pari Passu Indebtedness that is Public Debt pursuant to this clause (ii) only if the Issuers purchase through open market purchases at a price equal to or higher than 100% of the principal amount thereof, or makes an offer to the Holders to purchase their Notes at a purchase price in cash equal to at least 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) for, in each case, for an aggregate principal amount of Notes at least equal to the proportion that (x) the total aggregate principal amount of Notes outstanding bears to (y) the sum of the total aggregate principal amount of Notes outstanding plus the total aggregate principal amount outstanding of such Pari Passu Indebtedness; (iii) to prepay, repay, purchase or redeem any Indebtedness of a Restricted Subsidiary or any Indebtedness that is secured on assets (other than Subordinated Indebtedness of any of the Issuers or Indebtedness owed to the Company or any Restricted Subsidiary); or (iv) to purchase the Notes through open market purchases at a price equal to or higher than 100% of the principal amount thereof, or make an offer to all holders of Notes at a purchase price in cash equal to at least 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), or (v) to redeem the Notes as described under Section 3.07;

(2)                                 to the extent the Company or such Restricted Subsidiary elects, to invest in or purchase or commit to invest in or purchase Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the later of (i) the date of such Asset Disposition and (ii) the receipt of such Net Available Cash; provided, however, that any such reinvestment in Additional Assets made pursuant to a definitive binding agreement or a commitment approved by the Board of Directors of the Company that is executed or approved within such time will satisfy this requirement, so long as such investment or commitment to invest is consummated within 180 days of such 365th day;

(3)                                 to make a capital expenditure within 365 days from the later of (A) the date of such Asset Disposition and (B) the receipt of such Net Available Cash; provided, however, that any such capital expenditure made pursuant to a definitive binding agreement or a commitment approved by the Board of Directors of the Company that is executed or approved within such time will satisfy this requirement, so long as such investment is consummated within 180 days of such 365th day; or

(4)                                 any combination of clauses (1) through (3),

provided, that, pending the final application of any such Net Available Cash in accordance with clauses (1), (2), (3) or (4) of Section 4.08(c), the Company and the Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Available Cash in any manner not prohibited by this Indenture.

(d)                                 Any Net Available Cash from Asset Dispositions that is not applied or invested or committed to be applied or invested as provided in Section 4.08(c) hereof will be deemed to constitute “Excess Proceeds”.  On the 366th day (or the 546th day, in the case of any Net Available Cash committed to be used pursuant to a definitive binding agreement or commitment approved by the Board of Directors of the Company pursuant to Section 4.08(c)(2) or Section 4.08(c)(3) hereof) after the later of (A) the date of such Asset Disposition and (B) the receipt of such Net Available Cash, if the aggregate amount of Excess Proceeds exceeds $50 million, the Issuers will be required within ten (10) Business Days thereof to make an offer (“Asset Disposition Offer”) to all holders of Notes and, to the extent the Company or the Co-Issuer, as applicable, elects, or the Company or the Co-Issuer, as applicable, are required by the terms of other outstanding Pari Passu Indebtedness, to all holders of such other outstanding Pari Passu Indebtedness to purchase the maximum principal amount of Notes and any such Pari Passu Indebtedness to which the Asset Disposition Offer applies that may be purchased out of the Excess Proceeds, at an offer price in respect of the Notes in an amount equal to (and, in the case of any Pari Passu Indebtedness, an offer price of no more than) 100% of the principal amount of the Notes and 100% of the principal amount of Pari Passu Indebtedness, in each case, plus accrued and unpaid interest, if any, to, but not including, the date of purchase, in accordance with the procedures set forth in this Indenture or the agreements governing the Pari Passu Indebtedness, as applicable, and in the case of the Notes, in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof. No such purchase in part shall reduce the principal amount at maturity of the Notes held by any holder to below $200,000

(e)                                  To the extent that the aggregate amount of Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company and the Restricted Subsidiaries may use any remaining Excess Proceeds for general corporate purposes, to the extent not prohibited by the other covenants contained in this Indenture.  If the aggregate principal amount of the Notes surrendered in any Asset Disposition Offer by Holders and other Pari Passu Indebtedness surrendered by holders or lenders, collectively, exceeds the amount of Excess Proceeds, the Excess Proceeds shall be allocated among the Notes and Pari Passu Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Indebtedness.  For the purposes of calculating the principal amount of any such Indebtedness not denominated in dollars, such Indebtedness shall be calculated by converting any such principal amounts into their Dollar Equivalent determined as of a date selected by the Company that is within the Asset Disposition Offer Period (as defined below).  Upon completion of any Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

(f)                                   To the extent that any portion of Net Available Cash payable in respect of the Notes is denominated in a currency other than the currency in which the relevant Notes are denominated, the amount thereof payable in respect of such Notes shall not exceed the net amount of funds in the currency in which such Notes are denominated that is actually received by the Company upon converting such portion of the Net Available Cash into such currency.

(g)                                  The Asset Disposition Offer, in so far as it relates to the Notes, will remain open for a period of not less than 20 Business Days following its commencement (or such shorter period of time required to comply with Section 14(e) of the Exchange Act and any other applicable securities laws or regulations in connection with the Asset Disposition Offer) (the “Asset Disposition Offer Period”).  No later than five (5) Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Issuers will purchase the principal amount of Notes and, to the extent they elect, Pari Passu Indebtedness required to be purchased by them pursuant to this Section 4.08 (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Notes and Pari Passu Indebtedness validly tendered in response to the Asset Disposition Offer.

(h)                                 On or before the Asset Disposition Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes and Pari Passu Indebtedness or portions of Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes and Pari Passu Indebtedness so validly tendered and not properly withdrawn and, in the case of the Notes, in minimum denominations of $200,000 and in integral multiples of $1,000 in excess thereof.

(i)                                     The Company will deliver to the Trustee an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant.  The Issuers or the Paying Agent, as the case may be, will promptly (but in any case not later than five (5) Business Days after termination of the Asset Disposition Offer Period) mail or deliver to each tendering Holder of Notes an amount equal to the purchase price of the Notes so validly tendered and not properly withdrawn by such Holder, and accepted by the Issuers for purchase, and the Issuers will promptly issue a new Note (or, in the case of Global Notes, cause the Paying Agent to reduce the aggregate principal amount and amend the applicable Global Note pursuant to Section 2.06(g) hereof and in the case of Definitive Registered Notes, deliver or cause to be delivered to the relevant Registrar for cancellation all Definitive Registered Notes accepted for purchase by the Company), and the Trustee, upon receipt of an Officer’s Certificate from the Company, will, via an authenticating agent, authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount with a minimum denomination of $200,000.  Any Note not so accepted will be promptly mailed or delivered (or transferred by book-entry) by the Company to the Holder thereof.

(j)                                    For the purposes of Section 4.08(b)(2), the following will be deemed to be cash:

(1)                                 the assumption by the transferee (or other extinguishment in connection with the transactions relating to such Asset Dispositions) of Indebtedness and any other liabilities (as recorded on the balance sheet of the Company or any Restricted Subsidiary or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Company’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereof if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Company) of the Company or any Restricted Subsidiary (other than Subordinated Indebtedness of any of the Issuers) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition;

(2)                                 securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such

Restricted Subsidiary into cash or Cash Equivalents within 180 days following the closing of such Asset Disposition;

(3)                                 Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary (as applicable) are released from any Guarantee of payment of such Indebtedness in connection with such Asset Disposition;

(4)                                 consideration consisting of Indebtedness of any of the Issuers (other than Subordinated Indebtedness) received after the Issue Date from Persons who are not the Company or any Restricted Subsidiary; and

(5)                                 any Designated Non-Cash Consideration received by the Company or any Restricted Subsidiary in such Asset Dispositions having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this covenant that is at that time outstanding, not to exceed (at the time of the receipt of such Designated Non-Cash Consideration or, at the Company’s option, at the time of contractually agreeing to such Asset Disposition) the greater of $150 million and 1.5% of Total Assets (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(k)                                 The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Indenture.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuers will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under this Indenture by virtue of any conflict.

Section 4.09                             Limitation on Affiliate Transactions.

(a)                                 The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (any such transaction or series of related transactions being “Affiliate Transactions”) involving aggregate value in excess of $50 million unless:

(1)                                 the terms of such Affiliate Transaction taken as a whole are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in arm’s-length dealings with a Person who is not such an Affiliate, or, if there are no comparable transactions involving non-Affiliates to apply for comparative purposes, the transaction is otherwise on terms that, taken as a whole, the Company has conclusively determined in good faith to be fair to the Company or such Restricted Subsidiary; and

(2)                                 in the event such Affiliate Transaction involves an aggregate value in excess of $100 million, the terms of such transaction or series of related transactions have been approved by a resolution of the majority of the members of the Board of Directors of the Company resolving that such transaction complies with Section 4.09(a)(1) hereof. An Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this Section 4.09(a)(2) if either (x) such Affiliate Transaction is approved by a majority of the

Disinterested Directors or (y) the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on arm’s length basis.

(b)                                 The provisions of Section 4.09(a) hereof will not apply to:

(1)                                 any Restricted Payment permitted to be made pursuant to Section 4.05 hereof, any Permitted Payments (other than pursuant to Section 4.05(b)(9)(B) or Section 4.05(b)(20) hereof) or any Permitted Investment (other than Permitted Investments as defined in clauses (1)(b) or (2) of the definition thereof);

(2)                                 any issuance or sale of Capital Stock, options, other equity-related interests or other securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, or entering into, or maintenance of, any employment, consulting, collective bargaining or benefit plan, program, agreement or arrangement, related trust or other similar agreement and other compensation arrangements, options, warrants or other rights to purchase Capital Stock of the Company, any Restricted Subsidiary or any Parent, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans or similar employee benefits or consultants’ plans (including valuation, health, insurance, deferred compensation, severance, retirement, savings or similar plans, programs or arrangements) or indemnities provided on behalf of officers, employees, directors or consultants approved by the Board of Directors of the Company, in each case in the ordinary course of business;

(3)                                 any Management Advances and any waiver or transaction with respect thereto;

(4)                                 any transaction between or among the Company and any Restricted Subsidiary (or entity that becomes a Restricted Subsidiary as a result of such transaction), or between or among the Company, Restricted Subsidiaries or any Receivables Subsidiary;

(5)                                 the payment of reasonable fees and reimbursement of expenses to, and customary indemnities and employee benefit and pension expenses provided on behalf of, directors, officers, consultants or employees of the Company, any Restricted Subsidiary or any Parent (whether directly or indirectly and including through any CVC Person owned or controlled by any of such directors, officers or employees);

(6)                                 the Existing Transactions, any Permitted Reorganization, and the entry into and performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any transaction arising out of, and any payments pursuant to or for purposes of funding, any agreement or instrument in effect as of or on the Issue Date or entered into after the Issue Date in connection with the Altice USA Distribution (other than, for the avoidance of doubt, any share repurchase program to take effect following the Altice USA Distribution), in each case as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time (including, without limitation, to add additional Persons in connection with any such Person becoming a Restricted Subsidiary) in accordance with the other terms of this covenant or to the extent not more disadvantageous to the Holders in any material respect and the entry into and performance of any registration rights or other listing agreement in connection with any Public Offering;

(7)                                 execution, delivery and performance of any Tax Sharing Agreement or the formation and maintenance of any consolidated group for tax, accounting or management purposes in the ordinary course of business;

(8)                                 transactions with customers, clients, suppliers or purchasers or sellers of goods or services and Associates, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture arrangements), which are fair to the Company or the relevant Restricted Subsidiary in the reasonable determination of the Board of Directors or an officer of the Company or the relevant Restricted Subsidiary, or are on terms no less favorable than those that could reasonably have been obtained at such time from an unaffiliated party;

(9)                                 any transaction in the ordinary course of business between or among the Company or any Restricted Subsidiary and any Affiliate of the Company or an Associate or similar entity (in each case, other than an Unrestricted Subsidiary) that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary or any Affiliate of the Company or a Restricted Subsidiary or any Affiliate of any Permitted Holder owns an equity interest in or otherwise controls such Affiliate, Associate or similar entity;

(10)                          (a) issuances or sales of Capital Stock (other than Disqualified Stock or Designated Preference Shares) of the Company or options, warrants or other rights to acquire such Capital Stock or Subordinated Shareholder Funding; provided that the interest rate and other financial terms of such Subordinated Shareholder Funding are approved by a majority of the members of the Board of Directors of the Company in their reasonable determination and (b) any amendment, waiver or other transaction with respect to any Subordinated Shareholder Funding in compliance with the other provisions of this Indenture;

(11)                          without duplication in respect of payments made pursuant to the definition of Parent Expenses, (a) payments by the Company or any Restricted Subsidiary to any Permitted Holder (whether directly or indirectly, including through any Parent) of annual management, consulting, monitoring or advisory fees and related expenses in an aggregate amount not to exceed an amount equal to the greater of $20 million or 1.5% of L2QA Pro Forma EBITDA per year (with unused amounts in any calendar year being carried over to the succeeding calendar year); (b) customary payments by the Company or any Restricted Subsidiary to any Permitted Holder (whether directly or indirectly, including through any Parent) for financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments in respect of this clause (b) are approved by a majority of the Board of Directors of the Company in good faith; and (c) payments of all fees and expenses related to the Existing Transactions, the Transactions, the Altice USA Distribution and any Permitted Reorganization;

(12)                          any transaction effected as part of a Qualified Receivables Financing and other Investments in Receivables Subsidiaries consisting of cash or Securitization Assets;

(13)                          any participation in a rights offer or public tender or exchange offers for securities or debt instruments issued by the Company or any of its Subsidiaries that are conducted on arm’s length terms and provide for the same price or exchange ratio, as the case may be, to all holders accepting such rights, tender or exchange offer;

(14)                          transactions between the Company or any Restricted Subsidiary and any other Person that would constitute an Affiliate Transaction solely because a director of such other Person is also a director of the Company or any Parent; provided, however, that such director abstains from voting as a director of the Company or such Parent, as the case may be, at any board meeting approving such transaction on any matter including such other Person;

(15)                          payments to and from, and transactions with, any joint ventures entered into in the ordinary course of business or consistent with past practices (including, without limitation, any cash management activities related thereto); and

(16)                          commercial contracts (including franchising agreements, business services related agreements or other similar arrangements) between an Affiliate of the Company and the Company or any Restricted Subsidiary that are on arm’s length terms or on a basis that senior management of the Company reasonably believes allocates costs fairly.

Section 4.10                             Reports.

(a)                                 For so long as any Notes are outstanding, the Company will provide to the Trustee the following reports:

(1)                                 within 120 days after the end of the Company’s (or, if the Company elects to satisfy its obligation under this Section 4.10(a)(1) by delivering the annual reports of a CVC Parent as permitted below, of such CVC Parent’s) fiscal year beginning with the fiscal year ending December 31, 2018, annual reports containing, to the extent applicable, and (subject to the next succeeding paragraph) in a level of detail that is comparable in all material respects to the annual report of the Company for the year ended December 31, 2017, the following information:  audited consolidated balance sheet of the Company as of the end of the most recent fiscal year (and comparative information as of the end of the prior fiscal year) and audited consolidated income statements and statements of cash flow of the Company for the most recent fiscal year (and comparative information as of the end of the prior fiscal year), including complete footnotes to such financial statements and the report of the independent auditors on the financial statements; unaudited pro forma income statement information and balance sheet information of the Company (which, for the avoidance of doubt, shall not include the provision of a full income statement or balance sheet to the extent not reasonably available), together with explanatory footnotes, for (i) any acquisition or disposition by the Company or a Restricted Subsidiary that, individually or in the aggregate when considered with all other acquisitions or dispositions that have occurred during the most recently completed fiscal year as to which such annual report relates, represent greater than 20% of the consolidated revenues, EBITDA, or assets of the Company on a pro forma consolidated basis or (ii) recapitalizations by the Company or a Restricted Subsidiary, in each case, that have occurred since the beginning of the most recently completed fiscal year (unless such pro forma information has been provided in a prior report pursuant to Section 4.10(a)(2) or Section 4.10(a)(3)); provided that such pro forma financial information will be provided only to the extent available without unreasonable expense and in the case pro forma financial information is not provided, the Company will provide, in the case of a material acquisition, financial statements of the acquired company for the most recent fiscal year, and in the case of a material disposition, financial statements of the business or assets comprising the disposition perimeter for the most recent fiscal year which, in each case, may be unaudited;

(c) an operating and financial review of the audited financial statements, including a discussion of the results of operations, financial condition, and liquidity and capital resources of the Company, and a discussion of material commitments and contingencies and critical accounting policies; (d) description of the business, management and shareholders of the Company, all material affiliate transactions and a description of all material contractual arrangements, including material debt instruments; and (e) a description of material risk factors and material recent developments (to the extent not previously reported pursuant to Section 4.10(a)(2) or Section 4.10(a)(3));

(2)                                 within 60 days following the end of the first three fiscal quarters in each fiscal year of the Company (or, if the Company elects to satisfy its obligation under this Section 4.10(a)(2) by delivering the quarterly reports of a CVC Parent as permitted below, of such CVC Parent) beginning with the fiscal quarter ending March 31, 2018, all quarterly reports of the Company containing the following information in a level of detail comparable in all material respects to the quarterly report of the Company for the three months ended September 30, 2017:  (a) an unaudited condensed consolidated balance sheet as of the end of such quarter and unaudited condensed consolidated statements of income and cash flow for the most recent quarter year-to-date period ending on the date of the unaudited condensed balance sheet, and the comparable prior year periods, together with condensed footnote disclosure; (b) unaudited pro forma income statement information and balance sheet information (which, for the avoidance of doubt, shall not include the provision of a full income statement or balance sheet to the extent not reasonably available), together with explanatory footnotes, for any acquisition or disposition by the Company or a Restricted Subsidiary that, individually or in the aggregate when considered with all other acquisitions or dispositions that have occurred during the relevant quarter, represent greater than 20% of the consolidated revenues, EBITDA, or assets of the Company on a pro forma consolidated basis (unless such pro forma information has been provided in a prior report pursuant to Section 4.10(a)(3)), provided that such pro forma financial information will be provided only to the extent available without unreasonable expense and in the case pro forma financial information is not provided, the Company will provide, in the case of a material acquisition, financial statements of the acquired company for the most recent fiscal year, and in the case of a material disposition, financial statements of the business or assets comprising the disposition perimeter for the most recent fiscal year which, in each case, may be unaudited; (c) a summary operating and financial review of the unaudited financial statements, including a discussion of revenues, EBITDA, capital expenditures, operating cash flow, and material changes in liquidity and capital resources, and a discussion of material changes not in the ordinary course of business in commitments and contingencies since the most recent report; and (d) material recent developments (to the extent not previously reported pursuant to Section 4.10(a)(3)); and

(3)                                 promptly after the occurrence of such event, information with respect to (a) any change in the independent public accountants of the Company, (b) any material acquisition, disposal, merger or similar transaction or (c) any development determined by an Officer of the Company to be material to the business of the Company and its Restricted Subsidiaries (taken as a whole).

Notwithstanding the foregoing, the Company may satisfy its obligations under clauses (1), (2) and (3) of this Section 4.10(a) by delivering the corresponding annual, quarterly or other reports of a CVC Parent; provided that to the extent that the Company is not the reporting entity and material differences exist between the management, business, assets, shareholding or results of operations or financial condition of the Company and such CVC Parent, as applicable, the annual and quarterly reports shall give a reasonably detailed description of such differences or shall include the consolidated balance sheet, income statements and cash flow statements of the Company and its subsidiaries. The Company will be deemed to have furnished the reports referred to in clauses (1), (2) and (3) of this Section 4.10(a) if the Company or a CVC Parent has filed reports containing such information with the SEC or posted such reports on its website. The Trustee shall have no responsibility to determine if and when any of the above reports have been filed or posted on any website. Delivery of the above reports to the Trustee is for informational purposes only and the Trustee’s receipt of such reports will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s or any other parties’ compliance with any of its covenants in the Indenture (as to which the Trustee will be entitled to rely exclusively on Officer’s Certificates that are delivered).

All financial statement information shall be prepared in accordance with GAAP as in effect on the date of such report or financial statement (or otherwise on the basis of GAAP as then in effect) and on a consistent basis for the periods presented; provided, however, that the reports set forth in clauses (1), (2) and (3) of this Section 4.10(a) may in the event of a change in GAAP, present earlier periods on a basis that applied to such periods.  Except as provided for in Section 4.10(b) below, no report need include separate financial statements for the Company or Subsidiaries of the Company or any disclosure with respect to the results of operations or any other financial or statistical disclosure not of a type included in the Offering Memorandum and subject to the Company’s election to apply IFRS, in no event shall IFRS information or reconciliation to IFRS be required.

(b)                                 At any time if any Subsidiary of the Company is an Unrestricted Subsidiary and any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, constitutes a Significant Subsidiary, then the quarterly and annual financial information required by Section 4.10(a)(1) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(c)                                  Substantially concurrently with the issuance to the Trustee of the reports specified in Section 4.10(a)(1), Section 4.10(a)(2) and Section 4.10(a)(3) hereof, the Company shall also (a) use its commercially reasonable efforts (i) to post copies of such reports on such website as may be then maintained by the Company and its Subsidiaries or any CVC Parent or (ii) otherwise to provide substantially comparable public availability of such reports (as determined by the Company in good faith) or (b) to the extent the Company determines in good faith that such reports cannot be made available in the manner described in Section 4.10(a) owing to applicable law or after the use of its commercially reasonable efforts, furnish such reports to the Holders and, upon their request, prospective purchasers of the Notes.

(d)                                 For so long as the Notes remain outstanding and during any period during which the Issuers are not subject to Section 13 or 15(d) of the Exchange Act nor exempt therefrom pursuant to Rule 12g3-2(b), the Issuers shall furnish to the Holders and holders of beneficial interests in the Notes and, upon their request, prospective purchasers of the Notes or prospective and purchasers of beneficial interests in the Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The Trustee shall have no obligation to determine if and when the Issuers’ financial statements or reports are publicity available and accessible electronically. Delivery of these reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of any of those will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(e)                                  Any Holder of the Notes or holder of a beneficial interest in the Notes, following the Issue Date, may obtain a copy of this Indenture and the form of Notes without charge by writing to the Issuers, 1 Court Square West, Long Island City, NY 11101, United States of America, Attention:  David Connolly, Executive Vice President, General Counsel and Secretary.

Section 4.11                             Suspension of Covenants on Achievement of Investment Grade Status.

If on any date following the Issue Date, the Notes have achieved Investment Grade Status and no Default or Event of Default has occurred and is continuing (a “Suspension Event”), then the Company shall notify the Trustee of these events and beginning on that day and continuing until such time, if any, at which the Notes cease to have Investment Grade Status (the “Reversion Date”), the provisions of this Indenture contained in the following sections will not apply to the Notes:  Section 4.04, Section 4.05, Section 4.07, Section 4.08, Section 4.09 and Section 5.03(a)(3) and any related default provision of this Indenture will cease to be effective and will not be applicable to the Company and the Restricted Subsidiaries.  Such Sections and any related default provisions will again apply according to their terms from the first day on which a Suspension Event ceases to be in effect.  Such Sections will not, however, be of any effect with regard to actions of the Issuers properly taken during the continuance of the Suspension Event, and Section 4.05 will be interpreted as if it has been in effect since the date of this Indenture except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while Section 4.05 was suspended.  On the Reversion Date, all Indebtedness Incurred during the continuance of the Suspension Event will be classified, at the Company’s option, as having been Incurred pursuant to Section 4.04(a) or Section 4.04(b) (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Event and outstanding on the Reversion Date).  To the extent such Indebtedness would not be so permitted to be Incurred under Section 4.04(a) or Section 4.04(b), such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.04(b)(4)(b) hereof.

On and after each Reversion Date, the Company and its Subsidiaries will be permitted to perform under, or consummate the transactions contemplated by, any contract entered into during the period of time between the Suspension Event and the Reversion Date (the “Suspension Period”), so long as such contract and such consummation would have been permitted during such Suspension Period.

The Company shall give the Trustee written notice of any Suspension Event and in any event not later than five Business Days after such Suspension Event has occurred. The Company shall give the Trustee written notice of any occurrence of a Reversion Date not later than five Business Days after such Reversion Date. Absent such written notice the Trustee shall be entitled to assume that no Suspension Event or the occurrence of any Reversion Date has occurred.

Section 4.12                             [Reserved].

Section 4.13                             [Reserved].

Section 4.14                             Compliance Certificate.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year (beginning with the fiscal year ending December 31, 2018) an Officer’s Certificate stating that a review of the activities of the Issuers during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuers have kept, observed, performed and fulfilled its respective obligations under this Indenture, and further stating, as to the Officer signing such Officer’s Certificate, that to the best of his or her knowledge, the Issuers are not in Default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or proposes to take with respect thereto).  Within 30 days after the occurrence of a Default or Event of Default, the Company shall deliver to the Trustee a written notice of any events of which it is aware would constitute certain Defaults, their status and what action the Company is taking or proposes to take with respect thereto.

The Trustee shall not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which its Responsible Officer shall have received written notification in accordance with Section 12.01 or obtained actual knowledge.

Section 4.15                             [Reserved].

Section 4.16                             [Reserved].

Section 4.17                             [Reserved].

Section 4.18                             [Reserved].

Section 4.19                             Payments for Consents.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms of the provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all holders of Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.  Notwithstanding the foregoing, the Company and the Restricted Subsidiaries shall be permitted, in any offer or payment of consideration for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of this Indenture, to exclude holders of Notes in any jurisdiction where (i) the solicitation of such consent, waiver or amendment, including in connection with an exchange offer or an offer to purchase for cash, or (ii) the payment of the consideration therefor would require the Company or any Restricted Subsidiary to file a registration statement, prospectus or similar document under any applicable securities laws (including, but not limited to, the United States federal securities laws and the laws of the European Union), which the Company in its sole discretion determines (acting in good faith) (A) would be materially burdensome (it being understood that it would not be materially burdensome to file the consent document(s) used in other jurisdictions, any substantially similar documents or any summary thereof with the securities or financial services authorities in such jurisdiction) or (B) such solicitation would otherwise not be permitted under applicable law in such jurisdiction.

Section 4.20                             Lines of Business.

The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than a Similar Business, except to such extent as would not be material to the Company and the Restricted Subsidiaries, taken as a whole.

Section 4.21                             Limited Condition Transaction.

In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of the Indenture which requires that no Default or Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Company, be deemed satisfied, so long as no Default or Event of Default, as applicable, exists on the date the definitive agreements or irrevocable notice, as applicable, for such Limited Condition Transaction are entered into or has been delivered, as applicable. For the avoidance of doubt, if the Company has exercised its option under the first sentence of this paragraph, and any Default or Event of Default occurs following the date the definitive agreements or irrevocable notice, as applicable, for the applicable Limited Condition Transaction were entered into or has been delivered, as applicable, and prior to the consummation of such Limited Condition Transaction, any such Default or Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder.

In connection with any action being taken in connection with a Limited Condition Transaction for purposes of:

(1)                                 determining compliance with any provision of the Indenture which requires the calculation of the Consolidated Net Leverage Ratio or Priority Indebtedness Ratio; or

(2)                                   testing baskets set forth in the Indenture (including baskets measured as a percentage of L2QA Pro Forma EBITDA or Total Assets, as applicable);

in each case, at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements or irrevocable notice, as applicable, for such Limited Condition Transaction are entered into or has been delivered, as applicable (the “LCT Test Date”). If, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent two consecutive fiscal quarters ending prior to the LCT Test Date for which consolidated financial statements of the Company are available, the Company could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with.

If the Company has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket, including due to fluctuations in L2QA Pro Forma EBITDA or Total Assets of the Company or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Company has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to the Incurrence of Indebtedness or Liens, or the making of Asset Dispositions, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Company, or the designation of an Unrestricted Subsidiary or the making of Investments or Restricted Payments on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement or irrevocable notice, as applicable, for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any Incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

ARTICLE 5
SUCCESSOR COMPANY

Section 5.01                             [Reserved].

Section 5.02                             [Reserved].

Section 5.03                             Merger and Consolidation.

(a)                                 The Company will not consolidate with or merge with or into, or assign, convey, transfer, lease or otherwise dispose all or substantially all its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions to, any Person, unless:

(1)                                 the resulting, surviving or transferee Person (the “Successor Company”) (if not the Company) will be a Person organized and existing under the laws of any member state of the European Union as of the Issue Date or the date on which such Person becomes the Successor Company, the United Kingdom, Switzerland, Canada or the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, (a) by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

(2)                                 immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(3)                                 immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of applicable two consecutive fiscal quarter period, either (a) the Company or the Successor Company would have been able to Incur at least $1.00 of additional Indebtedness under pursuant to Section 4.04(a) hereof; or (b) the Consolidated Net Leverage Ratio would not be greater than it was immediately prior to giving effect to such transaction; and

(4)                                 the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture and an Opinion of Counsel to the effect that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the Successor Company (in each case, in form and substance reasonably satisfactory to the Trustee); provided that in giving an Opinion of Counsel, counsel may rely on an Officer’s Certificate as to any matters of fact.

(b)                                 For purposes of this Section 5.03, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

(c)                                  The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture but in the case of a lease of all or substantially all its assets, the predecessor company will not be released from its obligations under this Indenture or the Notes.

(d)                                 Notwithstanding Section 5.03(a)(2) and Section 5.03(a)(3) (which do not apply to transactions referred to in this sentence) and Section 5.03(a)(4) (which does not apply to transactions referred to in this sentence in which the Company is the Successor Company) hereof, (a) any Restricted Subsidiary may consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to any other Restricted Subsidiary or the Company, and (b) the Company and the Restricted Subsidiaries may effect any Permitted Reorganization. Notwithstanding Section 5.03(a)(3) hereof (which does not apply to the transactions referred to in this sentence), the Company may consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Company, reincorporating the Company in another jurisdiction, or changing the legal form of the Company.

(e)                                  The foregoing provisions (other than the requirements of Section 5.03(a)(2)) shall not apply to the creation of a new Subsidiary as a Restricted Subsidiary.

Section 5.04                             [Reserved].

Section 5.05                             [Reserved].

Section 5.06                             [Reserved].

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01                             Events of Default.

(a)                                 Each of the following is an “Event of Default” under this Indenture:

(1)                                 default in any payment of interest on any Note issued under this Indenture when due and payable, continued for 30 days;

(2)                                 default in the payment of the principal amount of or premium, if any, on any Note issued under this Indenture when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)                                 failure by the Company or any Restricted Subsidiary to comply for 60 days after notice by the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes with its other agreements under this Indenture; provided that in the case of failure to comply with the provisions described under Section 4.10, such period of continuance of such default or breach shall be 90 days after notice described in this clause (3) is given;

(4)                                 [Reserved];

(5)                                 default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is Guaranteed by the Company or any Restricted Subsidiary) other than Indebtedness owed to the Company or a Restricted Subsidiary whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

(A)                               is caused by the failure to pay principal of such Indebtedness at the Stated Maturity thereof (after giving effect to any applicable grace periods provided in such Indebtedness) (“payment default”); or

(B)                               results in the acceleration of such Indebtedness prior to its maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $25 million or more;

(6)                                 the Company or a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A)                               commences proceedings to be adjudicated bankrupt or insolvent;

(B)                               consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;

(C)                               consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(D)                               makes a general assignment for the benefit of its creditors; or

(E)                                generally is not paying its debts as they become due;

(7)                                 failure by the Company or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $25 million, exclusive of any amounts that a solvent insurance company has acknowledged liability for, which judgments are not paid, discharged or stayed for a period of 60 days after the judgment becomes final;

(8)                                 [Reserved]; and

(9)                                 [Reserved].

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court of any order, rule or regulation of any administrative or governmental body.

(b)                                 A default under clauses (3), (5) or (7) of Section 6.01(a) hereof will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes under this Indenture notify the Company of the default and, with respect to clauses (3), (5) and (7) of Section 6.01(a) hereof the Company does not cure such default within the time specified in clauses (3), (5) or (7) of Section 6.01(a) hereof, as applicable, after receipt of such notice.

The Trustee shall not be deemed to have notice of any Default or Event of Default (other than a payment default) unless a written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture.

Notwithstanding anything in this Indenture (i) if a Default occurs for a failure to deliver a required certificate in connection with another default (such other default, an “Initial Default”) then at the time such Initial Default is cured, such Default for a failure to report or deliver a required certificate in connection with the Initial Default will also be cured without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.10 or otherwise to deliver any notice or certificate pursuant to any other provision of the Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in the Indenture.

Section 6.02                             Acceleration.

If an Event of Default described in Section 6.01(a)(6) hereof occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.  If any other Event of Default (other than an Event of Default described in Section 6.01(a)(6) above) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may and, if directed by Holders of at least 25% in aggregate principal amount of the then outstanding Notes, the Trustee shall, declare all the Notes to be due and payable immediately.  In the event of a declaration of acceleration of the Notes because an Event of Default under Section 6.01(a)(5) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to Section 6.01(a)(5) shall be remedied or cured, or waived by the holders of the relevant Indebtedness, or the relevant Indebtedness that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Section 6.03                             Other Remedies.

Subject to Article 12 hereof and to the duties of the Trustee as provided for in Article 7 hereof, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

Section 6.04                             Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the outstanding Notes under this Indenture by written notice to the Trustee may waive all past or existing Defaults or Events of Default (except with respect to nonpayment of principal, premium, or interest) and rescind any such acceleration with respect to such Notes and its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

Section 6.05                             Control by Majority.

The Holders of a majority in aggregate principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee on behalf of the Holders or of exercising any trust or power conferred on the Trustee on behalf of the Holders.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.  Subject to Article 7, if an Event of Default occurs and is continuing, prior to taking any action under this Indenture, the Trustee will be entitled to indemnification and/or security satisfactory to it from the Holders in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.

Section 6.06                             Limitation on Suits.

(a)                                 Except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(1)                                 such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)                                 Holders of at least 25% in aggregate principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3)                                 such Holders have offered the Trustee, and the Trustee has received, security and/or indemnity (including by way of pre-funding) reasonably satisfactory to it against any loss, liability or expense;

(4)                                 the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security and/or indemnity; and

(5)                                 the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

(b)                                 A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07                             Rights of Holders to Receive Payment.

Subject to Section 9.02, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08                             Collection Suit by Trustee.

If an Event of Default specified in Sections 6.01(a)(1) or 6.01(a)(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07 hereof.

Section 6.09                             Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents and take such actions as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the properly incurred compensation, expenses, disbursements and advances of the Trustee, its agent and counsel and any other amounts due to the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Issuer, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the properly incurred compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee and the Agents under Section 7.07 hereof.

Section 6.10                             Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST:  to the Trustee, the Agents for amounts due under Section 7.02 and Section 7.07; SECOND:  to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

THIRD:  to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.  At least 15 days before such record date, the Trustee shall mail to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.

Section 6.11                             Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as the Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including properly incurred attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee or a Paying

Agent, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

Section 6.12                             Waiver of Stay or Extension Laws.

The Issuer (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.13                             Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.14                             Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.15                             Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7
TRUSTEE

Section 7.01                             Duties of Trustee.

(a)                                 In the event an Event of Default has occurred and is continuing of which a Responsible Officer of the Trustee has been notified in accordance with the provisions of this Indenture, the Trustee will exercise such of the rights and powers vested in it under this Indenture and use the same degree of care that a prudent Person would use in the conduct of its own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                 the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein) and shall be entitled to seek advice from legal counsel in relation thereto.

(c)                                  The Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(1)                                 this Section 7.01(c) does not limit the effect of Section 7.01(a);

(2)                                 the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(3)                                 the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.02, Section 7.03 or Section 7.05;

(d)                                 The Trustee shall not be deemed to have notice or any actual knowledge of any matter (including, without limitation, Defaults or Events of Default) unless written notice thereof is received by the Trustee in accordance with this Indenture and such notice clearly references the Notes, the Issuer or this Indenture.

(e)                                  Every provision of this Indenture that in any way relates to the Trustee is subject to Section 7.01(a), Section 7.01(b), Section 7.01(c) and Section 7.01(f).

(f)                                   No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it has grounds for believing that repayment of such funds is not assured to it or it does not receive an agreement in writing from the Holders for full indemnity and/or security satisfactory to it in its discretion against any loss, liability or expense which might be incurred by it in compliance with such request or direction nor shall the Trustee be required to do anything which is illegal or contrary to applicable laws, this Indenture.  The Trustee will not be liable to the Holders if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.

(g)                                  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(h)                                 Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(i)                                     The Trustee will (save as expressly otherwise provided herein) have absolute and uncontrolled discretion as to the exercise or non-exercise of its functions and will not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from their exercise or non-exercise but, whenever the Trustee is under the provisions of this Indenture or the Notes bound to act at the request or direction of the Holders, the Trustee shall nevertheless not be so bound unless first indemnified and/or secured to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing.

Section 7.02                             Rights of Trustee.

(a)                                 The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion, based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, the State of New York.  Furthermore, the Trustee may also refrain from taking such action if such action would otherwise render it liable to any person in that jurisdiction, the State of New York or if, in its opinion based upon such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction, in the State of New York or if it is determined by any court or other competent authority in that jurisdiction, in the State of New York that it does not have such power.

(b)                                 The Trustee may conclusively rely and shall be fully protected in acting or refraining to act based upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(c)                                  Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(d)                                 The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(e)                                  The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(f)                                   The Trustee may retain professional advisers to assist it in performing its duties under this Indenture.  The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(g)                                  The Trustee shall not be bound to make any investigation into the facts or matters stated in any Officer’s Certificate, Opinion of Counsel, or any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer.

(h)                                 The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee indemnity and/or other security (including by way of pre-funding) satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

(i)                                     In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than the requisite majority in aggregate principal amount of the Notes then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, shall be taken and shall be held harmless and shall not incur any liability for its failure to act until such inconsistency or conflict is, in its opinion, resolved, and absent willful misconduct or gross negligence, the Trustee shall not be liable for acting in good faith on instructions believed by them to be genuine and from the proper party.

(j)                                    Delivery of reports, information and documents to the Trustee under Section 4.10 hereof is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(k)                                 [Reserved].

(l)                                     The Trustee shall have no duty to inquire as to the performance of the covenants of the Company and/or its Restricted Subsidiaries in this Indenture and shall be entitled to assume that the Company and any Restricted Subsidiaries are in compliance with the terms of this Indenture.

(m)                             The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes, but may at its sole discretion, choose to do so.

(n)                                 [Reserved].

(o)                                 The Trustee and each Agent shall not be liable for acting in good faith on instructions believed by it to be genuine and from the proper party.

(p)                                 The Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.

(q)                                 [Reserved].

(r)                                    The permissive rights of the Trustee to take the actions permitted by this Indenture will not be construed as an obligation or duty to do so.

(s)                                   Anything in this Indenture to the contrary notwithstanding, in no event shall the Trustee be liable for punitive, special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to loss of business, goodwill, opportunity or profits of any kind) of the Issuers, any Restricted Subsidiary or any other person, even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(t)                                    Except with respect to Section 4.01 hereof, and provided it or an affiliate of it is acting as the Paying Agent, the Trustee shall have no duty to inquire as to the performance of the Issuers with respect to the covenants contained in Article 4 hereof.  The Trustee may assume without inquiry in the absence of written notice to the contrary that the Issuers are duly complying with their obligations contained in this Indenture required to be performed and observed by it, and that no Default or Event of Default or other event which would require repayment of the Notes has occurred.

(u)                                 In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of, or caused by, directly or indirectly, forces beyond its control, including, without limitation, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(v)                                 The Trustee may request that the Issuers deliver an Officer’s Certificate setting forth the names of the individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(w)                               The Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Indenture, delegate to any person or persons all or any of the trusts, powers, authorities and discretions vested in it by this Indenture and any such delegation may be made upon such terms and conditions and subject to such regulations as the Trustee may think fit.  The Trustee shall not be under any obligation to supervise the activities of such delegates and shall not be responsible for the misconduct or negligence of such delegates, or for any costs, expenses, losses or liabilities of, or caused by, such delegates, provided that such delegation has been made with reasonable care.

(x)                                 No provision of this Indenture shall require the Trustee to do anything which, in its opinion, may be illegal or contrary to applicable law or regulation.

(y)                                 The Trustee and the Paying Agent shall be entitled to make payments net of any taxes or other sums required by any applicable law to be withheld or deducted.

Section 7.03                             Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers, their Subsidiaries or their respective Affiliates with the same rights it would have if it were not Trustee.  For the avoidance of doubt, any Paying Agent and Transfer Agent or Registrar may do the same with like rights.

Section 7.04                             Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity, effectiveness, correctness or adequacy of this Indenture, the offering materials related to this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, and it shall not be responsible for any statement of the Issuers in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.  The Trustee shall not be charged with knowledge of the identity of any Significant

Subsidiary unless either (a) a Responsible Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 12.01 hereof from the Issuer or any Holder.

Section 7.05                             Notice of Defaults.

If a Default or Event of Default occurs and is continuing and a Responsible Officer of the Trustee is informed of such occurrence by the Issuer, the Trustee must give notice of the Default to the Holders within 60 days after being notified by the Issuers.  Except in the case of a Default in the payment of principal of, or premium, if any, or interest on any Note, the Trustee may withhold notice if and so long as a Responsible Officer of the Trustee in good faith determines that withholding notice is in the interests of the Holders.

Section 7.06                             [Reserved].

Section 7.07                             Compensation and Indemnity.

The Issuers shall pay to the Trustee and the Agents from time to time such compensation as the Issuers and Trustee or the Agents, as applicable, may from time to time agree in writing for its acceptance of this Indenture and services hereunder and under the Notes.  The Trustee’s and the Agents’ compensation shall not be limited by any law on compensation of a trustee of an express trust.

In the event of the occurrence of an Event of Default or the Trustee considering it expedient or necessary or being requested by the Issuers to undertake duties which the Trustee and the Issuers agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee, the Issuers shall pay to the Trustee such additional remuneration as shall be agreed between them.

The Issuers shall reimburse the Trustee and the Agents promptly upon request for all properly incurred disbursements, advances and expenses incurred or made by it (as evidenced in an invoice from the Trustee or the Agents, as applicable), including costs of collection, in addition to the compensation for its services.  Such expenses shall include the properly incurred compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Issuers shall indemnify the Trustee, the Agents and their respective officers, directors, agents and employers against any and all loss, liability, taxes or expenses (including properly incurred attorneys’ fees) incurred by or in connection with the acceptance or administration of its duties under this Indenture and the Notes including the costs and expenses of enforcing this Indenture against the Issuers (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

The Trustee shall notify the Issuers of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure to so notify the Issuers shall not relieve the Issuers of their indemnity obligations hereunder.  Except in cases where the interests of the Issuers and the Trustee may be adverse, the Issuers shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuers’ expense in the defense.  In cases where the interests of the Issuers and the Trustee are adverse, (i) such indemnified party may, in its sole discretion, assume the defense of the claim against it and the Issuers pay the properly incurred fees and expenses of the indemnified party’s defense (as evidenced in an invoice from the Trustee) and (ii) such indemnified parties may have separate counsel of their choosing and the Issuers shall pay the properly incurred fees and expenses of such counsel (as evidenced in an invoice from the Trustee).

The Issuers need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.  The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct, gross negligence or fraud.

To secure the Issuers’ payment obligations in this Section 7.07, the Trustee and the Agents have a Lien senior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Issuers’ payment obligations pursuant to this Section 7.07 and any lien arising thereunder shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee and the Agents.  Without prejudice to any other rights available to the Trustee and the Agents under applicable law, when the Trustee and the Agents incur expenses (including the fees and expenses of counsel) after the occurrence of a Default specified in Section 6.01(a)(6) hereof with respect to the Issuers, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Trustee in this Section 7.07, including its right to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder and by each agent (including the Agents), any custodian and any other Person employed with due care to act as agent hereunder.

Section 7.08                             Replacement of Trustee.

(a)                                 The Trustee may resign at any time by so notifying the Issuers in writing.  The Holders of a majority in principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and the Issuers in writing and may appoint a successor Trustee.  The Issuers shall be entitled to remove the Trustee and any Holder who has been a bona fide Holder for not less than six months may petition any court for removal of the Trustee and appointment of a successor Trustee, if:

(1)                                 the Trustee, in its capacity as such, has or acquires a conflict of interest that is not eliminated;

(2)                                 the Trustee is adjudged bankrupt or insolvent;

(3)                                 a receiver or other public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee otherwise becomes incapable of acting as Trustee hereunder.

(b)                                 If the Trustee resigns, is removed pursuant to Section 7.08(a) hereof or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

(c)                                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in this Section 7.07 hereof.  For the avoidance of doubt, any removal or resignation of the Trustee pursuant to this Section 7.07 shall not become effective until the acceptance of the appointment by the successor Trustee.

(d)                                 If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, (i) the retiring Trustee, at the expense of the Issuers, or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor trustee, or (ii) the retiring Trustee may appoint a successor trustee at any time prior to the date on which a successor Trustee takes office; provided that such appointment is reasonably satisfactory to, and at the joint and several cost and expense of, the Issuers.

(e)                                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuers’ obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

(f)                                   For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Trustee in this Article 7, including its right to be indemnified, are extended to, and shall be enforceable by each Agent employed to act hereunder.

Section 7.09                             Successor Trustee by Merger.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or its Authenticating Agent may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10                             [Reserved].

Section 7.11                             Certain Provisions.

Each Holder by accepting a Note authorizes and directs on his or her behalf the Trustee to enter into and to take such actions and to make such acknowledgements as are set forth in this Indenture or other documents entered into in connection therewith.

Section 7.12                             Resignation of Agents.

(a)                                 Any Agent may resign its appointment hereunder at any time without the need to give any reason and without being responsible for any costs associated therewith by giving notice to the Issuer and the Trustee (and in the case of resignation of the Paying Agent the Paying Agent giving 30 days’ written notice) (waivable by the Issuers and the Trustee), provided that in the case of resignation of the Paying Agent no such resignation shall take effect until a new Paying Agent shall have been appointed by the Issuers to exercise the powers and undertake the duties hereby conferred and imposed upon the Paying Agent.  Following receipt of a notice of resignation from any Agent, the

Issuers shall promptly give notice thereof to the Holders in accordance with Section 12.01 Such notice shall expire at least 30 days before or after any due date for payment in respect of the Notes.

(b)                                 If any Agent gives notice of its resignation in accordance with this Section 7.12 and a replacement Agent is required and by the tenth day before the expiration of such notice such replacement has not been duly appointed, such Agent may itself appoint as its replacement any reputable and experienced financial institution or may petition a court of competent jurisdiction, with costs and expenses properly incurred by the Agent in relation to such petition to be paid by the Issuers.  Immediately following such appointment, the Issuers shall give notice of such appointment to the Trustee, the remaining Agents and the Holders whereupon the Issuers, the Trustee, the remaining Agents and the replacement Agent shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Indenture.

(c)                                  Upon its resignation becoming effective the Paying Agent shall forthwith transfer all moneys held by it hereunder, if any, to the successor Paying Agent or, if none, the Trustee or to the Trustee’s order, but shall have no other duties or responsibilities hereunder, and shall be entitled to the payment by the Issuers of its remuneration for the services previously rendered hereunder and to the reimbursement of all reasonable expenses (including legal fees) incurred in connection therewith.

ARTICLE 8
DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01                             Discharge of Liability on Notes; Defeasance.

(a)                                 This Indenture, and the rights of the Trustee and the Holders thereunder will be discharged and cease to be of further effect (except as to surviving rights of conversion or transfer or exchange of the Notes, as expressly provided for in this Indenture) as to all outstanding Notes when (1) either (a) all the Notes previously authenticated and delivered (other than certain lost, stolen or destroyed Notes, and certain Notes for which provision for payment was previously made and thereafter the funds have been released to the Issuers) have been delivered to the Paying Agent for cancellation; or (b) all Notes not previously delivered to the Paying Agent for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers; (2) the Issuers have irrevocably deposited or caused to be deposited with the Trustee (or an entity designated or appointed as agent by it for this purpose), cash in dollars or dollar-denominated U.S. Government Obligations or a combination thereof, in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not previously delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or redemption date, as the case may be; (3) the Issuers have paid or caused to be paid all other sums payable under this Indenture; (4) the Issuers have delivered irrevocable instructions under this Indenture to apply the deposited money toward payment of the Notes at maturity or on the redemption date, as the case may be; and (5) the Issuers have delivered to the Trustee an Officer’s Certificate to the effect that all conditions precedent under this Section 8.01 relating to the satisfaction and discharge of this Indenture have been complied with.

(b)                                 Subject to Section 8.01(c) and Section 8.02, the Issuers at any time may terminate (i) all of their obligations and this Indenture (“legal defeasance option”) and cure all then existing Defaults and Events of Default or (ii) its obligations under the covenants in Article 4 and Article 5 hereof (other than Section 4.01, Section 5.03(a)(1) and (2)) and the default provisions relating to such covenants in Section 6.01(a)(3) (other than with respect to Section 5.03(a)(1) and (2)) and 6.01(a)(4), the operation of Sections 6.01(a)(5)(A) and Section 6.01(a)(5)(B), Section 6.01(a)(6) with respect to the Issuer and Significant Subsidiaries, and Section 6.01(a)(7) (“covenant defeasance option”).  The Issuers at their option at any time may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.  In the event that the Issuers terminate all of their obligations under the Notes and this Indenture by exercising its legal defeasance option, the obligations under any Guarantees shall each be terminated simultaneously with the termination of such obligations.

Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

If the Issuers exercise their legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect to such Notes.  If the Issuers exercise their covenant defeasance option with respect to the Notes, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(a)(3) (other than with respect to Section 5.03(a)(1) and (2)), 6.01(a)(4), 6.01(a)(5), 6.01(a)(6) or 6.01(a)(7).

(c)                                  Notwithstanding Section 8.01(a) and Section 8.01(b), the Issuers’ obligations in Sections 2.03, Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 2.08, Section 2.09, Section 2.10, Section 2.11, Article 7 and this Article 8, as applicable, shall survive until the Notes have been paid in full.  Thereafter, the Issuers’ obligations in Section 7.07, Section 8.05 and Section 8.06, as applicable, shall survive.

Section 8.02                             Conditions to Defeasance.

(a)                                 The Issuers may exercise their legal defeasance option or their covenant defeasance option only if the Issuers have irrevocably deposited in trust (the “defeasance trust”) with the Trustee (or an entity designated or appointed as agent by it for this purpose) cash in dollars or dollar-denominated U.S. Government Obligations or a combination thereof for the payment of principal, premium, if any, and interest on the Notes to redemption or maturity, as the case may be, and has delivered to the Trustee:

(1)                                 an Opinion of Counsel (subject to customary exceptions and exclusions) from United States counsel to the effect that Holders or beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and in the case of legal defeasance only, such Opinion of Counsel from United States counsel must be based on a ruling of the U.S. Internal Revenue Service or other change in applicable U.S. federal income tax law);

(2)                                 an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying, defrauding or preferring any creditors of the Company;

(3)                                 an Officer’s Certificate stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with; and

(4)                                 an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the U.S. Investment Company Act of 1940, as amended.

(b)                                 Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.

Section 8.03                             Application of Trust Money.

The Trustee (or an entity appointed or designated (as agent) by it for this purpose) shall hold in trust money, U.S. Government Obligations for the payment of principal, premium, if any, and interest deposited with it pursuant to this Article 8.  It shall apply the deposited money and the money from the U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

Section 8.04                             Repayment to Issuers.

The Trustee and the Paying Agent shall promptly turn over to the Issuers upon request any money, U.S. Government Obligations held by it as provided in this Article 8 which, in the written opinion of an internationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 8.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuers for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

Section 8.05                             Indemnity for Government Obligations.

The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.06                             Reinstatement.

If the Trustee or Paying Agent is unable to apply any money, U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money, U.S. Government Obligations in accordance with this Article 8; provided, however, that if the Issuers have made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money, U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENTS AND WAIVERS

Section 9.01                             Without Consent of Holders.

(a)                                 Without the consent of any Holder, the Issuers, the Trustee and the other parties thereto, as applicable, may amend or supplement any Notes Documents to:

(1)                                 cure any ambiguity, omission, defect, error or inconsistency;

(2)                                 provide for the assumption by a successor Person of the obligations of any of the Issuers under any Notes Document;

(3)                                 add to the covenants or provide for a Guarantee for the benefit of the Holders or surrender any right or power conferred upon the Issuers or any Restricted Subsidiary;

(4)                                 make any change that would provide additional rights or benefits to the Trustee or the Holders or does not adversely affect the rights or benefits to the Trustee or any of the Holders in any material respect under the Notes Documents;

(5)                                 make such provisions as necessary (as determined in good faith by the Company) for the issuance of Additional Notes Incurred in accordance with the terms of this Indenture;

(6)                                 to add Guarantees with respect to the Notes (including any provisions relating to the release or limitations of such additional Guarantees), to add security to or for the benefit of the Notes, or to effectuate or confirm and evidence the release, termination, discharge or retaking of such Guarantee or security or any amendment in respect thereof with respect to the Notes when such release, termination, discharge or retaking or amendment is provided for under the Indenture;

(7)                                 conform the text of this Indenture, or the Notes to any provision of the section of the Offering Memorandum entitled “Description of Notes” to the extent that such provision in the section of the Offering Memorandum entitled “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture or the Notes; or

(8)                                 evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee pursuant to the requirements thereof or to provide for the accession by the Trustee to any Notes Document.

(b)                                 In formulating its decision on the matters described in Section 9.01(a) hereof, the Trustee shall be entitled to require and rely absolutely on such evidence as it deems necessary, including Officer’s Certificates and Opinions of Counsel.

Section 9.02                             With Consent of Holders.

(a)                                 The Issuer, the Trustee and the other parties thereto, as applicable, may amend, supplement or otherwise modify the Notes Documents with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and unless otherwise provided for in this Indenture, any default or compliance with any provisions thereof may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).  However, without the consent of each Holder of Notes affected (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), an amendment, supplement or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1)                                 reduce the principal amount of Notes whose Holders must consent to an amendment, waiver, supplement or modification;

(2)                                 reduce the stated rate of or extend the stated time for payment of interest on any Note (other than, for the avoidance of doubt, any payment pursuant to a Change of Control Offer or pursuant to the provisions of Section 4.08 hereof);

(3)                                 reduce the principal of, or extend the Stated Maturity of, any Note;

(4)                                 reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed, in each case under Section 3.07 hereof (other than, for the avoidance of doubt, any payment pursuant to a Change of Control Offer or pursuant to the provisions of Section 4.08 hereof);

(5)                                 make any Note payable in money other than that stated in the Note (except to the extent the currency stated in the Notes has been succeeded or replaced pursuant to applicable law);

(6)                                 impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such Holder’s Notes (it being understood that this clause (6) will not apply to a Change of Control Offer or the provisions of Section 4.08 hereof except to the extent payments thereunder are at such time due and payable);

(7)                                 waive a Default or Event of Default with respect to the nonpayment of principal, premium or interest on the Notes (except pursuant to a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment default that resulted from such acceleration); or

(8)                                 make any change in the amendment or waiver provisions which require the Holders’ consent described in this Section 9.02(a).

(b)                                 In formulating its decision on the matters described in Section 9.02(a) hereof, the Trustee shall be entitled to require and rely absolutely on such evidence as it deems necessary, including Officer’s Certificates and Opinions of Counsel.

(c)                                  [Reserved].

(d)                                 The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment.  It is sufficient if such consent approves the substance of the proposed amendment.  A consent to any amendment or waiver under this Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

(e)                                  After an amendment under this Section 9.02 becomes effective, in the case of Holders of Definitive Notes, the Issuers shall mail to the Holders a notice briefly describing such amendment.

The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

(f)                                   The Notes issued on the Issue Date, and any Additional Notes, will be treated as a single class for all purposes under this Indenture, including with respect to waivers and amendments, except as otherwise stated in this Section 9.02.

Section 9.03                             Revocation and Effect of Consents and Waivers.

(a)                                 A written consent to an amendment or a waiver by a Holder shall bind the Holder and every subsequent Holder of that Note or portion of the Notes that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note.  However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  After an amendment or waiver becomes effective, it shall bind every Holder.  An amendment or waiver becomes effective upon the (i) receipt by the Issuers or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuers and the Trustee.

(b)                                 The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their written consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding Section 9.03(a) hereof, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.04                             Notation on or Exchange of Notes.

If an amendment, modification or supplement changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder.  Alternatively, if the Issuers or the Trustee so determines, the Issuers in exchange for the Note shall issue and the Trustee or an Authenticating Agent shall authenticate a new Note that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, modification or supplement.

Section 9.05                             Trustee to Sign Amendments.

The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not impose any personal obligations on the Trustee or adversely affect the rights, duties, liabilities or immunities of the Trustee under this Indenture.  If it does, the Trustee may, but need not, sign it.  In signing such amendment the Trustee shall be entitled to receive an indemnity and/or security satisfactory to it and to receive, and (subject to Section 7.01 and Section 7.02(n) hereof) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment complies with this Indenture and that such amendment has been duly authorized, executed and delivered and is the legally valid and binding obligation of the Issuer (if any) enforceable against it in accordance with its terms, subject to customary exceptions.

Notwithstanding the foregoing and Section 12.02(b) hereof, no Opinion of Counsel will be required for the Trustee to execute any amendment or supplement adding a new Guarantee of the Notes under this Indenture; provided that the execution thereof shall be deemed a representation by such guarantor(s) that (i) all conditions precedent and covenants, if any, relating to the execution of such supplemental indenture have been satisfied, (ii) that such executed supplemental indenture is substantially in the form attached as Exhibit D hereto (subject to the inclusion of any additional limitations under applicable laws on the obligations of such guarantor under its Guarantee of the Notes) and (iii) such supplemental indenture is enforceable in accordance with its terms subject to (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws affecting the rights and remedies of creditors generally and (B) general principles of equity.

For the avoidance of doubt, an Officer’s Certificate (which the Trustee will be fully protected in relying upon and upon which the Trustee shall be entitled to rely without further enquiry or investigation) will be required for the Trustee to execute any amendment or supplement adding a new Guarantee of the Notes under this Indenture.

ARTICLE 10
[RESERVED]

ARTICLE 11
[RESERVED]

ARTICLE 12
MISCELLANEOUS

Section 12.01                      Notices.  Any notice or communication shall be in writing in English and delivered in person or mailed by first-class mail or by facsimile addressed as follows:

if to the Issuers:

Cequel Communications Holdings, LLC and Cequel Capital Corporation
1 Court Square West

Long Island City

NY 11101

United States of America

Facsimile: +1 (516) 803 2577

if to the Trustee, Paying Agent, Registrar and Transfer Agent:

Deutsche Bank Trust Company Americas
Trust & Agency Services
60 Wall Street, 16th Floor
Mail Stop:  NYC60-1630
New York, New York 10005
United States of America
Attention of:  Corporates Team Deal Manager — Cequel Communications Holdings, LLC and
Cequel Capital Corporation
Facsimile:  +1 (732) 578-4635

with a copy to:

Deutsche Bank Trust Company Americas
c/o Deutsche Bank National Trust Company
Trust & Agency Services
100 Plaza One
Mailstop:  JCY03-0801
Jersey City, New Jersey 07311
United States of America
Attention of:  Corporates Team Deal Manager — Cequel Communications Holdings, LLC and
Cequel Capital Corporation
Facsimile:  +1 (732) 578-4635

Each of the Issuers or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices to Holders of the Notes will be validly given if mailed to them at their respective addresses in the register of the Holders of such Notes, if any, maintained by the Registrar.  In addition, if any of the Notes are listed on an exchange, and the rules of the exchange so require, the Issuer will publish or post such notices in accordance with the rules of such exchange.

Each such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made; provided that, if notices are mailed, such notice shall be deemed to have been given on the later of such publication and the seventh day after being so mailed.  Any notice or communication mailed to a Holder shall be mailed to such Person by first-class mail or other equivalent means and shall be sufficiently given to such Holder if so mailed within the time prescribed.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

For Notes which are represented by global certificates held on behalf of DTC, any obligation the Issuers (or Agent on its behalf) may have to publish a notice shall have been met upon delivery of the relevant notices to DTC for communication to entitled account holders in substitution for the aforesaid mailing.

Section 12.02                      Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the Trustee:

(a)                                 an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and any other matters that the Trustee may reasonably request; and

(b)                                 if requested by the Trustee, an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with and any other matters that the Trustee may reasonably request.

Section 12.03                      Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.14 hereof) shall include:

(a)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d)                                 a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 12.04                      When Notes Disregarded.

(a)                                 Except as otherwise provided under Section 3.07 and Section 3.11, in determining whether the Holders of the required principal amount of the Notes have concurred in any direction, waiver or consent, the Notes owned by the Company or by any Person directly or indirectly controlling, or controlled by, or under direct or indirect common control with the Company will be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded.  Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

(b)                                 Notwithstanding any provision to the contrary in this Indenture (including Section 12.04(a) hereof), in determining whether the Holders of at least 90% of the aggregate principal amount of the then outstanding Notes have validly tendered and not validly withdrawn their Notes in a Change of Control Offer, other tender offer or offer to purchase for all of the Notes, as applicable, Notes owned by any Affiliate of the Issuers or funds controlled or managed by any Affiliate of the Issuers, or any successor thereof, shall be deemed to be outstanding for the purposes of such Change of Control Offer, tender offer or offer to purchase, as applicable.

Section 12.05                      Rules by Trustee, Paying Agent and Registrar.

The Trustee may make reasonable rules for action by or a meeting of Holders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

Section 12.06                      Legal Holidays.

If a payment date (including any redemption date selected by the Issuers) is not a Business Day at the place at which such payment is due to be paid, payment shall be made on the next succeeding day that is a Business Day at such place, and no interest shall accrue for the intervening period.  If a regular record date is not a Business Day, the record date shall not be affected.

Section 12.07                      Governing Law and Waiver of Trial by Jury.

This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the Issuer, the Holders and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture or the Notes.

Section 12.08                      Consent to Jurisdiction and Service.

The Issuers irrevocably (i) agree that any legal suit, action or proceeding against the Issuers arising out of or based upon this Indenture, the Notes or any Note Guarantee or the transactions contemplated hereby may be instituted in any U.S. Federal or state court in the Borough of Manhattan, The City of New York court and (ii) waive, to the fullest extent they may effectively do so, any objection which they may now or hereafter have to the laying of venue of any such proceeding.

Section 12.09                      No Recourse Against Others.

No director, officer, employee, incorporator or shareholder of the Issuers, or any of their respective Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Issuers under the Notes Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 12.10                      Successors.

All agreements of the Issuers in this Indenture and the Notes shall bind their successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.11                      Multiple Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

Section 12.12                      Table of Contents; Headings.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12.13                      Prescription.

Claims against the Issuers for the payment of principal, or premium, if any, on the Notes will be prescribed ten years after the applicable due date for payment thereof.  Claims against the Issuers for the payment of interest on the Notes will be prescribed five years after the applicable due date for payment of interest.

Section 12.14                      Patriot Act.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the

United States (“Applicable Law”), the Trustee and the Agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee and/or the Agents.  Accordingly, each of the parties agree to provide to the Trustee and the Agents upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee and the Agents to comply with Applicable Law.

Section 12.15                      Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

(Signature pages follow)

SIGNATURES

Dated as of April 5, 2018

CEQUEL COMMUNICATIONS HOLDINGS, LLC
as Issuer

By:	/s/ Charles Stewart
Name:	Charles Stewart
Title:	Co-President and Chief Financial Officer

(Signature page to the Senior Note Indenture)

CEQUEL CAPITAL CORPORATION
as Issuer

By:	/s/ Charles Stewart
Name:	Charles Stewart
Title:	Co-President and Chief Financial Officer

(Signature page to the Senior Note Indenture)

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee, Paying Agent, Transfer Agent and Registrar

By: Deutsche Bank National Trust Company

By:	/s/ Jacqueline Bartnick
Name:	Jacqueline Bartnick
Title:	Director

By:	/s/ Annie Jaghatspanyan
Name:	Annie Jaghatspanyan
Title:	Vice President

(Signature page to the Senior Note Indenture)

EXHIBIT A

[Form of Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Original Issue Discount Legend, if applicable pursuant to the provisions of the Indenture]

ISIN

CUSIP

7 1/2% Senior Notes due 2028

No.	$

[CEQUEL COMMUNICATIONS
HOLDINGS I, LLC
CEQUEL CAPITAL CORPORATION]

[Cequel Communications Holdings I, LLC, a Delaware limited liability company, and Cequel Capital Corporation, a Delaware corporation] promise to pay to CEDE & CO., or its registered assigns, the principal sum of [                   ] dollars, subject to adjustments listed on the Schedule of Increases or Decreases in Global Note attached hereto, on April 1, 2028.

Interest Payment Dates: April 1 and October 1 of each year, commencing October 1, 2018.

Record Dates: March 15 and September 15.

Additional provisions of this Note are set forth on the other side of this Note.

(Signature page to follow)

IN WITNESS WHEREOF, [Cequel Communications Holdings I, LLC and Cequel Capital Corporation] have caused this Note to be signed manually or by facsimile by their duly authorized officers.

[CEQUEL COMMUNICATIONS HOLDINGS I, LLC]

By:
Name:
Title:
Dated:

[CEQUEL CAPITAL CORPORATION](1)

By:
Name:
Title:

This is one of the Notes referred to in the Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, not in a personal capacity, but in its capacity as the Authenticating Agent

By:
(Authorized Signatory)

[Form of Back of Note]

[7 1/2% Senior Notes due 2028]

1.                                      Interest

Cequel Communications Holdings, LLC (the “Company”) and Cequel Capital Corporation (the “Co-Issuer” and, together with the Company, and in each case, each of their successors and assigns under the Indenture, the “Issuers”)] promise to pay interest on the principal amount of this Note at the rate of 7.50% per annum.  The Issuers shall pay interest semi-annually on April 1 and October 1 of each year, commencing [     ].  The Issuers will make each interest payment to Holders of record of the Notes on the immediately preceding March 15 and September 15.  Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from [      ] until the principal hereof is due.  Interest shall be computed on the basis of a 360-day year of twelve months of 30 days each.

2.                                      Method of Payment

Holders must surrender Notes to the Paying Agent to collect principal payments.  The Issuers shall pay principal, premium, if any, and interest in dollars.  Principal, interest and premium, if any, on the Global Notes will be payable at the specified office or agency of one or more Paying Agents; provided that payments on the Regulation S Global Notes and the Rule 144A Global Notes will be made to Cede & Co. as the registered holder of the Regulation S Global Notes and the Rule 144A Global Notes by wire transfer of immediately available funds to the account specified by the Holder or Holders thereof.

Principal, interest and premium, if any, on the Definitive Registered Notes will be payable at the specified office or agency of one or more Paying Agents maintained for such purposes in New York, New York.  In addition, at the option of the Issuers, interest on the Definitive Registered Notes may be paid by check mailed to the Person entitled thereto as shown on the register for the Definitive Registered Notes.

If the due date for any payment in respect of any Notes is not a Business Day at the place at which such payment is due to be paid, the Holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place, and will not be entitled to any further interest or other payment as a result of any such delay.

3.                                      Paying Agent, Transfer Agent and Registrar

Initially, Deutsche Bank Trust Company Americas will act as Paying Agent, Transfer Agent and Registrar.  The Issuers may appoint and change any Registrar, Transfer Agent and Paying Agent.  The Issuers or any of their Subsidiaries may act as Registrar, Transfer Agent and Paying Agent.

4.                                      Indenture

The Issuers issued the Notes under the Indenture dated as of April 5, 2018 (the “Indenture”), among the Issuers and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), Paying Agent, Transfer Agent, and Registrar.  The terms of the Notes include those stated in the Indenture.  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture for a statement of such terms and provisions.  In the event of a conflict between the Indenture and the terms of the Notes, the terms of the Indenture control.

The Notes are general, senior obligations of the Issuers.  This Note is one of the Notes referred to in the Indenture.  The Notes and, if issued, any Additional Notes are treated as a single class for all purposes under the Indenture, including, without limitation, with respect to waivers, amendments, redemptions and offers to purchase, except as otherwise provided for therein.

5.                                      Optional Redemption

(a)                                 On and after April 1, 2023 the Issuers may redeem all or, from time to time, part of the Notes, upon not less than 10 nor more than 60 days’ notice, at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest to, but not including, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

Year	Redemption Price

2023	103.750%
2024	101.875%
2025	101.250%
2026 and thereafter	100.000%

Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or the portion thereof called for redemption on the applicable redemption date.  Any such redemption and notice may, in the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent.

In connection with any tender offer or other offer to purchase for all of the Notes, if Holders of not less than 90% of the aggregate principal amount of the then outstanding Notes validly tender and do not validly withdraw such Notes in such tender offer and the Issuers, or any third party making such tender offer in lieu of the Issuers, purchase all of the Notes validly tendered and not validly withdrawn by such Holders, the Issuers or such third party will have the right upon not less than 10 nor more than 60 days’ notice following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price equal to the price paid to each other Holder in such tender offer (other than any incentive payment for early tenders), plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but not including, the repurchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). In determining whether the Holders of at least 90% of the aggregate principal amount of the then outstanding Notes have validly tendered and not validly withdrawn Notes in a tender offer or other offer to purchase for all of the Notes, as applicable, Notes owned by an Affiliate of the Issuers or by funds controlled or managed by any Affiliate of the Issuers, or any successor thereof, shall be deemed to be outstanding for the purposes of any such tender offer or other offer, as applicable. If a redemption date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such redemption date if it were a Business Day for the intervening period.

(b)                                 Prior to April 1, 2021, the Issuers may on any one or more occasions redeem up to 40% of the original principal amount of the Notes (including the principal amount of any Additional Notes denominated in such currency), upon not less than 10 nor more than 60 days’ notice, with funds in an aggregate amount not exceeding the Net Cash Proceeds of one or more Equity Offerings at a redemption price of 107.500% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:

(i)                                     at least 60% of the original principal amount of the Notes (including the principal amount of any Additional Notes) remains outstanding after each such redemption; and

(ii)                                  the redemption occurs within 180 days after the closing of such Equity Offering.

Any redemption notice given in respect of the redemption referred to in this paragraph 5(b) may be given prior to completion of the related Equity Offering, and any such redemption or notice may, at the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent, including the completion of the related Equity Offering.

(c)                                  Prior to April 1, 2023, the Issuers may redeem all or, from time to time, a part of the Notes upon not less than 10 nor more than 60 days’ notice at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium and accrued and unpaid interest to, but not including, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).  Any such redemption and notice may, at the Issuers’ discretion, be subject to the satisfaction of one or more conditions precedent.

(d)                                 If Holders of not less than 90% in aggregate principal amount of the outstanding Notes of a series validly tender and do not validly withdraw such Notes in a Change of Control Offer and the Issuers or any third party making a Change of Control Offer in lieu of the Issuers in accordance with Section 4.03 of the Indenture, purchase all of the Notes of a series validly tendered and not validly withdrawn by such Holders, the Issuers or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes of a series that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of the delivery of the notice for such redemption.  In determining whether the Holders of at least 90% of the aggregate principal amount of the then outstanding Notes have validly tendered and not validly withdrawn Notes in a Change of Control Offer, Notes owned by any Affiliate of the Issuers or funds controlled or managed by any Affiliate of the Issuers, or any successor thereof, shall be deemed to be outstanding for the purposes of such Change of Control Offer. Any redemption pursuant to Section 3.11 of the Indenture shall be made in accordance with Section 3.03 of the Indenture (other than the time periods specified therein, which shall be in accordance with Section 3.11 of the Indenture).

6.                                      [Reserved].

7.                                      Mandatory Redemption

The Issuers shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

8.                                      [Reserved].

9.                                      Notice of Redemption

Not less than 10 days but not more than 60 days before a date for redemption of Notes, the Issuers shall transmit a notice of redemption in accordance with Section 3.03 of the Indenture.

If less than all of the Notes are to be redeemed at any time, the Notes for redemption will be selected in accordance with the procedures of DTC, or if DTC prescribes no method of selection, then the Issuers will instruct the Trustee or the Registrar to select the Notes for redemption in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed, as certified to the Trustee or the Registrar or if the Notes are not so listed or such exchange prescribes no method of selection, then based on a method that most nearly approximates a pro rata selection or by lot; provided, however, that no Note of $200,000 in aggregate principal amount or less shall be redeemed in part and only Notes in integral multiples of $1,000 will be redeemed.  Provisions of the Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.  The Trustee shall notify the Issuers promptly of the Notes or portions of Notes to be redeemed.  Neither the Trustee nor the Registrar will be liable for any selections made in accordance with this paragraph.

If the Notes are listed on an exchange, not less than 10 nor more than 60 days prior to the redemption date, the Issuers will (if such Notes are in certificated form) mail notice of redemption to Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar.  If such Notes are in global form, notice of redemption will be delivered to DTC for communication to the entitled account holders.  Such notice of redemption may also be posted on the official website of such exchange, to the extent and in the manner permitted by the rules and regulations of such exchange.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed.  Subject to the terms hereof, upon surrender of a Note that is redeemed in part, (i) in the case of a Definitive Registered Note, a new Definitive Registered Note in principal amount equal to the unredeemed portion of any Definitive Registered Note redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original Definitive Registered Note and (ii) in the case of a Global Note, an appropriate notation will be made on such Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof.  Subject to the terms of the applicable redemption notice, Notes called for redemption become due on the date fixed for redemption.  On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

10.                               [Reserved]

11.                               Repurchase of Notes at the Option of Holders

If a Change of Control occurs, each Holder will have the right, subject to certain conditions specified in the Indenture, to require the Issuers to repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.08 of the Indenture, the Issuers will be required to, or may be permitted to, offer to purchase Notes upon the occurrence of certain events, including certain Asset Dispositions.

12.                               Denominations; Transfer; Exchange

The Notes are in registered form without interest coupons in minimum denominations of $200,000 and multiples of $1,000 in excess thereof.  A Holder may transfer or exchange Notes in accordance with the Indenture.

13.                               Persons Deemed Owners

The registered Holder of this Note will be treated as the owner of it for all purposes.

14.                               Prescription

Claims against the Issuers for the payment of principal, or premium, if any, on the Notes will be prescribed ten years after the applicable due date for payment thereof.  Claims against the Issuers for the payment of interest on the Notes will be prescribed five years after the applicable due date for payment of interest.

15.                               Discharge and Defeasance

Subject to certain conditions described in Article 8 of the Indenture, the Issuers at any time may terminate all of its obligations if the Issuers among other things, deposits or causes to be deposited with the Trustee cash in dollars or dollar-denominated U.S. Government Obligations or a combination thereof in an amount sufficient to pay and discharge the entire indebtedness on the Notes not previously delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of deposit (in the case of Notes that have become due and payable), or to the Stated Maturity or redemption date, as the case may be.

16.                               Amendment, Waiver

The Indenture and the Notes may be amended as set forth in the Indenture.

17.                               Defaults and Remedies

Each of the following is an “Event of Default” under the Indenture:

(1)                                 default in any payment of interest on any Note issued under the Indenture when due and payable, continued for 30 days;

(2)                                 default in the payment of the principal amount of or premium, if any, on any Note issued under the Indenture when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;

(3)                                 failure by the Company or any Restricted Subsidiary to comply for 60 days after notice by the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes with its other agreements under the Indenture; provided that in the case of failure to comply with Section 4.10 of the Indenture, such period of continuance of such default or breach shall be 90 days after notice described in this clause (3) is given;

(4)                                 [Reserved];

(5)                                 default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is Guaranteed by the Company or any Restricted Subsidiary) other than Indebtedness owed to the Company or a Restricted Subsidiary whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

(A)                               is caused by the failure to pay principal of such Indebtedness at the Stated Maturity thereof (after giving effect to any applicable grace periods provided in such Indebtedness) (“payment default”); or

(B)                               results in the acceleration of such Indebtedness prior to its maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $25 million or more;

(6)                                 the Company or a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A)                               commences proceedings to be adjudicated bankrupt or insolvent;

(B)                               consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy Law;

(C)                               consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(D)                               makes a general assignment for the benefit of its creditors; or

(E)                                generally is not paying its debts as they become due;

(7)                                 failure by the Company or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $25 million, exclusive of any amounts that a solvent insurance company has acknowledged liability for, which judgments are not paid, discharged or stayed for a period of 60 days after the judgment becomes final;

(8)                                 [Reserved]; and

(9)                                 [Reserved].

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court of any order, rule or regulation of any administrative or governmental body.

(b)                                 A default under clauses (3), (5) or (7) of this first paragraph of this section will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes under the Indenture notify the Issuer of the default and, with respect to clauses (3), (5) and (7) of this first paragraph of this section the Issuer does not cure such default within the time specified in clauses (3), (5) or (7) of this first paragraph of this section, as applicable, after receipt of such notice.

If an Event of Default described in Section 6.01(a)(6) of the Indenture occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.  If any other Event of Default (other than an Event of Default described in Section 6.01(a)(6)) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may and, if directed by Holders of at least 25% in aggregate principal amount of the then outstanding Notes, the Trustee shall, declare all the Notes to be due and payable immediately.  The Trustee shall not be deemed to have notice of any Default or Event of Default (other than a payment default) unless a written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture.  In the event of a declaration of acceleration of the Notes because an Event of Default under Section 6.01(a)(5) of the Indenture has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to Section 6.01(a)(5) of the Indenture shall be remedied or cured, or waived by the holders of the relevant Indebtedness, or the relevant Indebtedness that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

18.                               Trustee Dealings with the Issuers

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

19.                               No Recourse Against Others

No director, officer, employee, incorporator or shareholder of the Issuers or any of their respective Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Issuers under the Notes Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

20.                               Authentication

This Note shall not be valid until an authorized signatory of the Trustee or the Authenticating Agent manually signs the certificate of authentication on the other side of this Note.  The signature shall be conclusive evidence that the security has been authenticated under the Indenture.

21.                               Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

22.                               Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

23.                               Common Codes, ISIN and CUSIP Numbers

The Issuers in issuing the Notes may use Common Codes, ISIN and CUSIP numbers (if then generally in use) and, if so, the Issuers shall use Common Codes, ISIN and CUSIP numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

The Issuers will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*        Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED NOTES]

This certificate relates to $               principal amount of Notes held in (check applicable box) book-entry or definitive registered form by the undersigned.

The undersigned (check one box below):

☐                                    has requested the Trustee by written order to deliver, in exchange for its beneficial interest in the Global Note held by DTC, a Definitive Registered Note in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐                                    has requested the Trustee by written order to exchange or register the transfer of a Note.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(d) under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)                                 to the Issuers;

(2)                                 pursuant to a registration statement that has been declared effective under the U.S. Securities Act of 1933, as amended;

(3)                                 for so long as the Notes are eligible for resale pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended, to a person it reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the U.S. Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A;

(4)                                 pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the U.S. Securities Act of 1933, as amended; or

(5)                                 pursuant to another available exemption from the registration requirements of the U.S. Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided, however, that if box (5) is checked, the Issuers and the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information satisfactory to each of them to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act of 1933, as amended.

Date:

Your Signature:

Sign exactly as your name appears on the other side of this certificate.

Signature Guarantee*:

*                                         (Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee)

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the U.S. Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:

Signature:

(to be executed by an executive officer of purchaser)

[TO BE ATTACHED TO GLOBAL NOTES]

[FORM OF SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE]

The initial principal amount of this Global Note is $              .  The following increases or decreases in this Global Note have been made:

Date of Increase/Decrease	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Paying Agent

[FORM OF OPTION OF HOLDER TO ELECT PURCHASE]

If you want to elect to have this Note purchased by the Issuers pursuant to Section 3.11 (Offer to Purchase with Minority Shareholder Option Proceeds), Section 4.03 (Change of Control) or Section 4.08 (Limitation on Sales of Assets and Subsidiary Stock) of the Indenture, check the box:

Minority Shareholder Option Proceeds Offering

Asset Disposition	Change of Control

If you want to elect to have only part of this Note purchased by the Issuers pursuant to Section 4.03 or Section 4.08 of the Indenture, state the amount (minimum amount of $200,000):

$

Date:

Your Signature:

(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee*:

*                                         (Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee)

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

[Issuer address block]

[Trustee/Registrar address block]

Re:  [7½ % Senior Notes due 2028]of [Cequel Communications Holdings I, LLC and Cequel Capital Corporation]

Reference is hereby made to the Indenture (the “Indenture”), dated as of April 5, 2018 among Cequel Communications Holdings I, LLC, a Delaware limited liability company (the “Company”), Cequel Capital Corporation, a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”) and Deutsche Bank Trust Company Americas as trustee (the “Trustee”), and Paying Agent, Transfer Agent, and Registrar.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                                 in such Note[s] or interests (the “Transfer”), to                                                 (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.                                      Check if Transferee will take delivery of a Book-Entry Interest in the 144A Global Note or a Definitive Registered Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or the Book-Entry Interest or Definitive Registered Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or the Book-Entry Interest or Definitive Registered Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the U.S. Securities Act in a transaction meeting the requirements of Rule 144A under the U.S. Securities Act and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or the Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Registered Note and in the Indenture and the U.S. Securities Act.

2.                                      Check if Transferee will take delivery of a Book-Entry Interest in the Regulation S Global Note or a Definitive Registered Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the U.S. Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market, (ii) such Transferor does not know that the transaction was prearranged with a buyer in the United States, (iii) no directed selling efforts have been made in connection with the Transfer in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the U.S. Securities Act, (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act and (v) if the proposed transfer is being effected prior to the expiration of a Restricted Period, the transferee is not a U.S. Person, as such term is defined pursuant to Regulation S of the Securities Act, and will take delivery only as a Book-Entry Interest so transferred through DTC.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Registered Note and in the Indenture and the U.S. Securities Act.

3.                                      Check and complete if Transferee will take delivery of a Book-Entry Interest in a Global Note or a Definitive Registered Note pursuant to any provision of the U.S. Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to Book-Entry Interests in Global Notes and Definitive Registered Notes and pursuant to and in accordance with the U.S. Securities Act and any applicable blue sky securities laws of any state of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer[s].

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.                                      The Transferor owns and proposes to transfer the following:

[CHECK ONE]

(a)                                 a Book-Entry Interest in the:

(i)                                     144A Global Note ([Common Code][ISIN][CUSIP]                                  ,)

or

(ii)                                  Regulation S Global Note ([Common Code][ISIN][CUSIP]                        ).

2.                                      After the Transfer the Transferee will hold:

[CHECK ONE]

(a)                                 a Book-Entry Interest in the:

(i)                                     ¨ 144A Global Note ([Common Code][ISIN][CUSIP]                        ),

or

(ii)                                  Regulation S Global Note ([Common Code][ISIN][CUSIP]                        ).

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

[Issuer address block]

[Trustee/Registrar address block]

Re:  [7½ % Senior Notes due 2025] of [Cequel Communications Holdings I, LLC and Cequel Capital Corporation]

(ISIN                                  ; Common Code                                  ; CUSIP                            )

Reference is hereby made to the Indenture (the “Indenture”), dated as of April 5, 2018 among Cequel Communications Holdings I, LLC, a Delaware limited liability company (the “Company”), Cequel Capital Corporation, a Delaware corporation (the “Co-Issuer” and, together with the Company, the “Issuers”) and Deutsche Bank Trust Company Americas as trustee (the “Trustee”), and Paying Agent, Transfer Agent, and Registrar.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                               in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                      Check if Exchange is from Book-Entry Interest in a Global Note for Definitive Registered Notes.  In connection with the Exchange of the Owner’s Book-Entry Interest in a Global Note for Definitive Registered Notes in an equal amount, the Owner hereby certifies that such Definitive Registered Notes are being acquired for the Owner’s own account without transfer.  The Definitive Registered Notes issued pursuant to the Exchange will bear the Private Placement Legend and will be subject to restrictions on transfer enumerated in the Indenture and the U.S. Securities Act.

2.                                      Check if Exchange is from Definitive Registered Notes for Book-Entry Interest in a Global Note.  In connection with the Exchange of the Owner’s Definitive Registered Notes for Book-Entry Interest in a Global Note in an equal amount, the Owner hereby certifies that such Book-Entry Interest in a Global Note are being acquired for the Owner’s own account without transfer.  The Book-Entry Interests transferred in exchange will be subject to restrictions on transfer enumerated in the Indenture and the U.S. Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer[s].

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

C-1

ANNEX A TO CERTIFICATE OF EXCHANGE

1.                                      The Owner owns and proposes to exchange the following:

[CHECK ONE OF (a) OR (b)]

(a)                                 a Book-Entry Interest held through DTC Account No.                               in the:

(i)                                     144A Global Note ([Common Code][ISIN][CUSIP]                            ), or

(ii)                                  Regulation S Global Note ([Common Code][ISIN][CUSIP]                         ), or

(b)                                 a Definitive Registered Note.

2.                                      After the Exchange the Owner will hold:

[CHECK ONE OF (a) OR (b)]

(a)                                 a Book-Entry Interest held through DTC Account No.                              in the:

(i)                                     144A Global Note ([Common Code][ISIN][CUSIP]                            ), or

(ii)                                  Regulation S Global Note ([Common Code][ISIN][CUSIP]                         ), or

(b)                                 a Definitive Registered Note.

in accordance with the terms of the Indenture.

C-2

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE dated as of [                  ], among [NEW GUARANTOR] (the “New Guarantor”), Cequel Communications Holdings I, LLC, a Delaware limited liability company (the “Company”), Cequel Capital Corporation, a Delaware corporation (the “Co-Issuer” and, together with the Company and their successors and assigns, the “Issuers”), and Deutsche Bank Trust Company Americas, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuers, the Trustee and the other parties thereto have heretofore executed and delivered an indenture, dated as of April 5, 2018 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 7½% Senior Notes due 2028 the “Notes”);

WHEREAS, pursuant to Sections 9.01 and Section 9.05 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture;

WHEREAS, the New Guarantor is a Restricted Subsidiary of the Company;

WHEREAS, each party hereto has duly authorized the execution and delivery of this Supplemental Indenture and has done all things necessary to make this Supplemental Indenture a valid agreement in accordance with its terms;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

ARTICLE 1
Defined Terms

Section 1.01                             Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital thereto are used herein as therein defined.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2
Obligations and Agreements; Agreement to be Bound; Agreement to Guarantee; Limitations

Section 2.01                             Obligations and Agreements.  The New Guarantor hereby becomes a party to the Indenture as a guarantor.

Section 2.02                             Agreement to be Bound.  The New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a guarantor and to perform all of the obligations and agreements of a guarantor under the Indenture.

Section 2.03                             Agreement to Guarantee.  [insert as applicable](1)

Section 2.04                             Limitations on Note Guarantee.  [insert as applicable]

ARTICLE 3
Miscellaneous

Section 3.01                             Notices.  All notices and other communications to the New Guarantor shall be given as provided in the Indenture, at its address set forth below, with a copy to the Issuer as provided in the Indenture for notices to the Issuer [                 ]

Section 3.02                             Parties.  Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 3.03                             Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 3.04                             Jurisdiction.  The New Guarantor irrevocably (i) agrees that any legal suit, action or proceeding against it arising out of or based upon this Supplemental Indenture or the transactions contemplated hereby may be instituted in any U.S. Federal or state court in the Borough of Manhattan, The City of New York court and (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding.

Section 3.05                             Severability Clause.  In case any one or more of the provisions in this Supplemental Indenture shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 3.06                             Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

Section 3.07                             Counterparts.  The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

Section 3.08                             Headings.  The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 3.09                             Successors.  All covenants and agreements in this Supplemental Indenture by the parties hereto shall bind their successors and assigns, whether so expressed or not.

(1)  To be based on guarantee provisions in the senior secured notes indenture dated June 12, 2015 in connection with 5(3/8)% Senior Secured Notes due 2023 issued by Altice US Finance I Corporation.

Section 3.10                             Trustee.  The Trustee shall not be responsible for or in respect of the sufficiency of this Supplemental Indenture or for or in respect of the recitals herein, which have been made by the Issuer and the New Guarantor.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

[NEW GUARANTOR]

By:
Name:
Title:

CEQUEL COMMUNICATIONS HOLDINGS I, LLC, as Issuer

By:
Name:
Title:

CEQUEL CAPITAL CORPORATION, as Issuer

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By: Deutsche Bank National Trust Company

By:
Name:
Title:

By:
Name:
Title: